    As filed with the Securities and Exchange Commission on December 4, 1998
                                                     Registration No. 333-63527
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 3


                                       TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      ROLLING PIN KITCHEN EMPORIUM, INC.
                (Name of Small Business Issuer in Its Charter)

  Delaware                                5719                     31-1421571
(State or other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification
                                                                       No.)

                                                                              John D. Critser
                                                                   President and Chief Executive Officer
                                                                     Rolling Pin Kitchen Emporium, Inc.
4264 Winters Chapel Road, Building B                               4264 Winters Chapel Road, Building B
  Atlanta, Georgia 30360                                                   Atlanta, Georgia 30360
     (770) 457-2600                                                              (770) 457-2600
(Address and Telephone Number of Principal Executive           (Name, Address and Telephone Number of Agent for
   Offices and Principal Place of Business)                                    Service of Process)


                                   Copies To:

   William E. Sudow, Esq.                      Jay M. Kaplowitz, Esq.
   John K. Hughes, Esq.                        Arthur S. Marcus, Esq.
Brown & Wood LLP                    Gersten, Savage, Kaplowitz & Fredericks, LLP
815 Connecticut Avenue, N.W.             101 East 52nd Street, 9th Floor
    Washington, D.C. 20006                       New York, NY 10022
     (202) 973-0600                                 (212) 752-9700
     (202) 223-0485                                 (212) 980-5192

       Approximate Date of Commencement of Proposed Sale to the Public:

                  As soon as practicable after the date this
                   Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------


                                                                           Proposed            Proposed
                                                          Number of         Maximum            Maximum           Amount of
                                                        Shares to be    Offering Price        Aggregate         Registration
  Title of Each Class of Securities to be Registered     Registered        Per Share      Offering Price(1)         Fee
Class A Common Stock, $0.01 par value ...............    1,500,000     $  7.00           $ 10,500,000            $  3,098
Underwriters' Warrants(2) ...........................      150,000     $  0.01           $      1,500            $      0(3)
Class A Common Stock, $0.01 par value(4) ............      150,000     $ 11.55           $  1,732,500            $    511
Class A Common Stock, $0.01 par value(5) ............      225,000     $  7.00           $  1,575,000            $    465
Total ...............................................    2,025,000                       $ 13,809,000            $  4,074(6)
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2) Represents warrants sold to the Representative of the Underwriters.

(3) None pursuant to Rule 457(g).

(4) Represents shares issuable upon exercise of the warrants to be issued to the Representative of the Underwriters, which warrants have an exercise price of $11.55 per share. See "Description of Securities -- Warrants."

(5) Represents shares issuable upon the exercise of the Underwriters' option to cover over-allotments, if any.

(6) This amount was previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.



                  SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998


PROSPECTUS



  [GRAPHIC OMITTED]



                       1,500,000 shares of common stock
                           $6.00 to $8.00 per share





     This prospectus relates to the offering of up to 1,500,000 shares of Class A common stock, par value $.01 per share.


     Shares of the predecessor company, Gaylord Companies, Inc., were traded on the Nasdaq's SmallCap Market and OTC Bulletin Board under the symbol "GJCO." Prior to filing for bankruptcy, shares of the predecessor company ceased trading on Nasdaq's SmallCap Market. Effective August 12, 1998, the predecessor company emerged from bankruptcy and ceased trading on the OTC Bulletin Board. Application has been made to list the Class A common stock of the Company on the Nasdaq SmallCap Market under the symbol "RPKE."


                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
              PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                         Underwriting
                            Price to     Discounts and    Proceeds to
                             Public     Commissions(1)    Company(2)
Price per share .........  $           $                 $
Total(3) ................  $           $                 $

--------------------------------------------------------------------------------

(1) See "Underwriting" for information concerning indemnification of the underwriters and other matters.

(2) Before deducting expenses payable by the company, estimated at $_______.

(3) The company has granted the underwriters a 30-day option to purchase up to 225,000 additional shares of common stock solely to cover over-allotments, if any. If the underwriters exercise the option in full, the price to the public will total $____, the underwriting discount will total $____ and the proceeds to the company will total $_____. See "Underwriting."

  The shares are being offered by the underwriters when, as and if received and accepted by them, subject to prior sale, to withdrawal of the offer without notice, to the approval of counsel and to certain other conditions.



                            NUTMEG SECURITIES, LTD.


December  , 1998

                        [Map depicting store locations]






















     CERTAIN PERSONS WHO PARTICIPATE IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING PURCHASES OF SHARES TO MAINTAIN THEIR MARKET PRICE OR PURCHASES TO COVER SOME OR ALL OF THE UNDERWRITERS' SHORT POSITION IN THE SHARES.

                   [Photographs of various store locations]

                               Table of Contents


                                                                                             Page
                                                                                            -----

Summary ..................................................................................    3
 About Our Company .......................................................................    3
 Recent Bankruptcy of our Predecessor ....................................................    3
 The Offering ............................................................................    3
 Common Stock ............................................................................    3
 Warrants Held by the Underwriter ........................................................    3
 Other Warrants ..........................................................................    3
 Our Predecessor Entity Failed to Make Certain Required Securities Filings ...............    4
 Where You Can Find More Information .....................................................    4
Key Facts ................................................................................    5
Summary Financial Information ............................................................    6
RISK FACTORS .............................................................................    7
 Recent Bankruptcy of our Predecessor ....................................................    7
 Our History of Losses and Recent Operating Losses .......................................    7
 Seasonal Variations in the Quality Cookware Industry Will Affect Our Revenues ...........    7
 Risks Related to Our Acquistion Strategy; Unspecified Acquisitions ......................    7
 Need for Additional Capital for Acquisitions ............................................    8
 Difficulties Related to Integration of Acquired Companies ...............................    8
 Competition in the Quality Cookware Industry May Affect Our Revenues and Market Position     8
 Risks Associated with Our Cookware Store Franchises .....................................    8
 Lack of Written Contracts with Suppliers ................................................    8
 Dependence on Existing Leased Locations in Shopping Malls ...............................    9
 Inability to Retain and Attract Key Executives ..........................................    9
 Control by Current Officers and Directors; Relationship of Principal Stockholders .......    9
 Immediate and Substantial Dilution in the Value of Your Shares ..........................    9
 Effects on Our Business If We Fail to be Year 2000 Compliant.............................    9
 Our Broad Discretion in Application of Proceeds .........................................    9
 Certain Anti-Takeover Provisions in Our Charter and Bylaws;
  Possible Future Issuances of Preferred Stock ...........................................   10
 Our Predecessor Entity Failed to Make Certain Required Securities Filings ...............   10
 Risks Associated with the Franchise Regulation of Our Cookware Store Franchises .........   10
 Negotiated Public Offering Price of the Common Stock ....................................   10
 No Liquid Trading Market for Your Common Stock ..........................................   10
   Potential Effects of Failure to List Common Stock on The Nasdaq SmallCap Market; Risks
   of Penny Stock ........................................................................   11
 The Price of Our Stock May Fluctuate Which May Affect the Value of Your Shares ..........   11
 Lack of Independent Director Approval of Certain Related Party Transactions .............   11
 Future Sales of Our Common Stock May Affect the Value of Your Shares ....................   11
 Risks Associated with Forward-Looking Statements ........................................   12
THE COMPANY ..............................................................................   13
USE OF PROCEEDS ..........................................................................   14
DIVIDEND POLICY ..........................................................................   14
CAPITALIZATION ...........................................................................   15
DILUTION .................................................................................   16
PRICE RANGE OF COMMON STOCK ..............................................................   17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ...............................................................   18
 Historical ..............................................................................   18
 Overview ................................................................................   18
 Business and Operational Model of the Company ...........................................   18
 Expansion ...............................................................................   19
 Acquisition of Aropi ....................................................................   20

                                                                                          Page
                                                                                          -----

 Franchise Operations ....................................................................   20
  The Company ............................................................................   20
  Aropi, Inc. ............................................................................   21
  Liquidity and Capital Resources ........................................................   22
  Year 2000 Compliance ...................................................................   24
  Treatment of Cost of Goods Sold ........................................................   25
  Seasonality ............................................................................   25
BUSINESS .................................................................................   26
 The Company .............................................................................   26
 Industry Background .....................................................................   26
 Competition .............................................................................   26
 Strategy ................................................................................   27
 Reorganization of Predecessor ...........................................................   28
 Acquisition of Aropi ....................................................................   29
 Discontinued Operations .................................................................   29
 Properties ..............................................................................   30
 Franchise Regulation ....................................................................   30
 Trademarks ..............................................................................   30
 Employees ...............................................................................   30
 Legal Proceedings .......................................................................   30
MANAGEMENT ...............................................................................   31
 Executive Officers, Directors and Key Employees .........................................   31
 Board of Directors ......................................................................   32
 Executive Compensation ..................................................................   32
 Summary Compensation Table ..............................................................   32
 Stock Option Grants .....................................................................   33
 1998 Equity Incentive Plan ..............................................................   33
 Employment Agreements ...................................................................   35
 Indemnification of Officers and Directors ...............................................   35
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS .....................................   36
 The Home Retail Acquisition Corp. Junior Participation; The Merger ......................   36
 The Reorganization ......................................................................   36
 Other Transactions ......................................................................   36
 Control by Certain Directors ............................................................   37
 Advisory Agreement ......................................................................   37
PRINCIPAL STOCKHOLDERS ...................................................................   38
DESCRIPTION OF SECURITIES ................................................................   39
 Common Equity Securities ................................................................   39
 Preferred Stock .........................................................................   40
 Registration Rights .....................................................................   40
 Warrants ................................................................................   40
 Transfer Agent and Registrar ............................................................   42
SHARES ELIGIBLE FOR FUTURE SALE ..........................................................   42
UNDERWRITING .............................................................................   43
LEGAL MATTERS ............................................................................   44
EXPERTS ..................................................................................   44
ADDITIONAL INFORMATION ...................................................................   44
INDEX TO FINANCIAL STATEMENTS ............................................................  F-1

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the specific terms of the common stock we are offering, you should carefully read this document. It describes the company, its finances, and products. Federal and state securities laws require that we include in this prospectus all the important information that investors will need to make an investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.


About Our Company

       We operate a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. We operate 19 company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are located primarily throughout the Midwest and Southeast regions of the United States.

       Our business is comprised of the cookware business of (i) our predecessor entity that was organized in the State of Delaware on July 19, 1994, and operates four retail cookware stores in Ohio, and (ii) Aropi, Incorporated, which operates 15 company-owned stores in eight states and 21 franchised stores in nine states. We acquired Aropi, Incorporated on August 21, 1998. See "Business."


Recent Bankruptcy of Our Predecessor

       Our predecessor entity, Gaylord Companies, Inc., filed for a chapter 11 reorganization in bankruptcy on November 13, 1997 and emerged from bankruptcy on August 12, 1998. During the reorganization, we sold our bookstore operations, closed two of our cookware stores and brought in certain of the current management. We incurred substantial losses in 1996 and 1997 and while in bankruptcy during 1998. Since emerging from bankruptcy, we have continued to incur losses. We cannot be certain that our future operations will be profitable. We may, in fact, continue to incur losses for the foreseeable future.


The Offering

       We are selling shares of our common stock to raise capital in order to open additional cookware stores, acquire existing cookware chains and for general working capital.


Common Stock

       Holders of the company's common stock are entitled to receive dividends declared by the board of directors. Currently, we do not pay dividends and we do not expect to pay dividends in the foreseeable future. Each holder of common stock is entitled to one vote per share and has no preemptive or cumulative voting rights. Prior to the offering, we had 1,522,041 shares of common stock outstanding. After giving effect to the offering, there will be 3,022,041 shares of common stock outstanding.


Warrants Held by the Underwriter

       We have issued warrants to purchase 150,000 shares of common stock to Nutmeg Securities, Ltd., the lead underwriter of this offering. The exercise price of the warrants is equal to 165% of the public offering price. The warrants may be exercised at any time during a four year period that begins one year from the effective date of this prospectus. These warrants include demand and piggyback registration rights as well as anti-dilution provisions that provide for adjustment to the exercise price and number of shares subject to the warrants if certain events occur.


Other Warrants


       We also have issued warrants to warrant holders of our predecessor entity as required under the plan of reorganization. In addition, we have issued warrants to our creditors in order to induce them to enter into financing arrangements with us. In the aggregate, we have issued warrants to purchase up to 518,754 shares of common stock.

Our Predecessor Entity Failed to Make Certain Required Securities Filings

       Prior to filing for bankruptcy, our predecessor entity failed to make certain regular disclosure filings that such entity was required to make under the Securities Exchange Act of 1934. Although we will resume compliance with the Securities Exchange Act of 1934 once we are subject to this law, we may be subject to various sanctions, disabilities and damages as a result of our previous non-compliance.


Where You Can Find More Information

       We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public ref-erence rooms in Washington, DC, New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov.

       Our principal executive offices are located at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360, and our telephone number is (770) 457-2600.

                                   KEY FACTS


Class A Common Stock Offered
  To The Public ..............   1,500,000 shares
Total Shares Outstanding After
  Offering ...................   3,022,041(1)
Use Of Proceeds ..............   Acquisition of cookware store chains; opening new stores;
                                 capital investment; refinance debt; working capital; and
                                 general corporate purposes.
Nasdaq SmallCap Market
  Symbol .....................   RPKE

-------------
(1) Excludes options, warrants, Class B common stock and 180,000 shares of common stock reserved under the 1998 Equity Incentive Plan. See "Description of Securities."

                         SUMMARY FINANCIAL INFORMATION

     The following table depicts the summarized statement of operations and balance sheet data of the company and Aropi, Incorporated on a historical, pro forma and as adjusted basis. The information is only a summary and does not provide all of the information contained in the actual financial statements, including the related notes, beginning at page F-1 and the Management's Discussion and Analysis of Financial Condition and Results of Operations.


Statement of Operations Data:


                                                                Rolling Pin Kitchen
                                       Pro forma(2)                 Emporium, Inc.
                             --------------------------------   ---------------------
                                                                    Period From
                               Nine Months                        August 12, 1998               The Gaylord
                                                                                              Companies, Inc.
                                  ended          Year Ended           through         -------------------------------
                                                                                         Years ended December 31,
                              September 30,     December 31,       September 30,      -------------------------------
                                   1998             1997                1998                1997             1996
                             ---------------   --------------  ---------------------  ---------------   -------------
Net revenues ..............   $  5,433,345      $ 10,122,079       $    728,767        $  3,724,157      $3,497,940
Cost of goods sold ........      3,125,657         6,740,176            436,628           3,508,874       2,899,932
Gross profit (loss) .......      2,307,688         3,381,903            292,139             215,283         598,008
Operating expenses ........      3,896,609         4,718,050          1,123,642           1,414,976         458,457
Other income
  (expenses) ..............     (1,516,861)       (1,208,517)          (383,873)           (191,687)       (177,394)
Loss from continuing
  operations ..............     (3,105,782)       (2,945,313)        (1,215,376)         (1,792,029)        (37,843)
Loss per share ............          (1.85)            (1.77)              (.72)


Aropi, Incorporated

                                              Years ended June 30,
                                          -----------------------------
                                               1998            1997
                                          -------------   -------------
Net revenues ..........................    $6,310,362      $6,572,905
Cost of goods sold ....................     3,134,668       3,407,466
Gross profit (loss) ...................     3,175,694       3,165,439
Operating expenses ....................     3,100,287       3,188,113
Other income (expenses) ...............       (90,126)         65,968
Income (loss) from operations .........       (14,719)         43,294

Balance Sheet Data:


                                                      September 30, 1998
                                           ---------------------------------------
                                                Actual        As Adjusted(1)(2)(3)
                                           ----------------   --------------------
Working Capital (Deficit) ..............     $ (2,335,490)         $ 4,183,260
Total Assets ...........................        5,277,982           11,026,732
Total Liabilities ......................        6,156,588            4,669,088
Stockholders' Equity (Deficit) .........         (878,606)           6,357,644


-------------
(1) Adjusted for the sale of the 1,500,000 shares of Class A common stock offered hereby (less underwriting discount and estimated offering expenses) and the application of the net proceeds therefrom.

(2) Adjusted to reflect the acquisition of Aropi and the adoption of fresh start accounting as if both had occurred on January 1, 1997. Adjustments include amortization of the goodwill arising in the acquisition, the amortization of the reorganization value in excess of amounts allocable to identifiable assets which was recorded upon the adoption of fresh start accounting, the interest expense on the additional debt arising from the acquisition and the amortization of debt discount and financing costs.

(3) Adjusted to reflect the payment of $350,000 for removal of puts on warrants recorded at $550,000, and an associated gain of $200,000.

                                 RISK FACTORS

     The shares of common stock offered by this prospectus are speculative and involve a high degree of risk of loss. In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating an investment in the common stock offered hereby. This prospectus contains forward-looking statements that involve risks and uncertainties. The company's actual results may differ materially from the results discussed in the forward-looking statements. The factors that may cause such a difference include, but are not limited to, those discussed below in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Prior to making an investment, you should carefully read this entire prospectus and consider the following risk and speculative factors.


Recent Bankruptcy of Our Predecessor

     Our predecessor entity, The Gaylord Companies, Inc., filed for a chapter 11 reorganization in bankruptcy on November 13, 1997 and emerged from bankruptcy on August 12, 1998. During the reorganization, we sold our bookstore operations, closed two of our cookware stores and brought in certain of the current management. We incurred substantial losses in 1996 and 1997 and while in bankruptcy during 1998. Since emerging from bankruptcy, we have continued to incur losses. We cannot be certain that our future operations will be profitable. We may, in fact, continue to incur losses for the foreseeable future.

Our History of Losses and Recent Operating Losses

     The company had a net working capital deficiency of $2,335,490 and an operating loss of $1,215,376 as of September 30, 1998. The company had an accumulated deficit of $999,218 and $4,274,492 for the years ended December 31, 1996 and 1997, respectively. As of September 30, 1998, the company had a stockholders' deficit of $878,606 and a negative cash flow from operations of $332,597. For the year ended December 31, 1997, the company had negative working capital of $1,650,154 and a negative capital deficit of $1,291,704. The company has continued to generate losses since emerging from bankruptcy. The company is likely to continue to generate losses until such time as it achieves higher sales levels. There can be no assurances that we will achieve profitability in the near future or, if so, the timing or amount thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."


Seasonal Variations in the Quality Cookware Industry Will Affect Our Revenues

     Our business is subject to seasonal variations. Historically, a significant portion of our net sales and net earnings have been realized during the period from October through December, and levels of net sales and net earnings have generally been significantly lower during the period from January through September. This is the general pattern associated with similar retail industries, including those companies in our industry segment. If for any reason our sales were to be substantially below seasonal norms during the October through December period, our annual results of operations could be materially and adversely affected. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially and adversely affect our results of operations for the year. We must also make decisions regarding how much inventory to purchase well in advance of the season in which it will be sold, especially for the Christmas season. Significant deviations in actual demand from the projected demand for products can have an adverse affect on our sales and profitability.



Risks Related to Our Acquisition Strategy; Unspecified Acquisitions


     We plan to acquire retail cookware businesses, such as the recent acquisition of Aropi, Incorporated, and other companies complementary to our core business. The success of any such acquisitions will depend on many factors, including our ability to identify suitable acquisition candidates and investigate their business prospects; negotiate the appropriate price to be paid for acquired companies; the ability to obtain financing on acceptable terms; and our ability to effectively integrate the acquired businesses into our operations. Although we plan to make acquisitions, we may not complete any future acquisitions. Presently, we do not have any agreements with any acquisition candidates although we have had preliminary discussions with representatives of various potential acquisition candidates. Our stockholders do not have the right to approve future acquisitions and will not have the opportunity to review the financial statements of potential acquisition candidates prior to the consummation of any acquisition. No assurances can be given that we will be able to operate acquired businesses profitably or otherwise successfully implement our expansion strategy. No assurance can be made that the profits expected from any of the companies acquired in the future will justify our investment in them.


Need for Additional Capital for Acquisitions

     We expect to finance future acquisitions and planned internal growth through financing arrangements or the issuance of equity securities. We have no commitment for any debt or equity financing, and we may not be able to obtain sufficient credit on favorable terms. If we do not obtain additional financing when required, we may be required to modify, delay, or abandon some or all of our development and expansion plans, which may have a material adverse effect on our business and negatively impact the value of our outstanding securities. We plan to use $1,000,000, or 13.55%, of the proceeds from the offering for the acquisition of existing retail cookware businesses. See "Use of Proceeds."

     Further, the issuance of additional equity securities could have a significant dilutive effect on the value of the shares held by the Company's stockholders, including stockholders that acquired their shares in the offering. Such acquisitions may result in increased costs, significant goodwill, increases in depreciation and amortization expenses, and could also result in write downs of purchased assets. All of these factors could adversely affect our operating results in future periods. In the event that our plans for expansion are not successful, our business will be materially adversely affected.


Difficulties Related to Integration of Acquired Companies

     We will attempt to (i) hire, train, and integrate qualified employees, and
(ii) adapt our management information and other operational systems to the extent necessary to grow in a profitable manner. Integrating diverse operations of different companies may result in delays and complications and may be costly. Although we believe our systems to be adequate for our current purposes, the acquisition of new companies will require modification, improvement or replacement of our current computer networks, accounting and other operational systems. No assurance can be made that we will be able to successfully integrate new companies into our company.


Competition in the Quality Cookware Industry May Affect Our Revenues and Market Position

     We face significant competition from companies that are similarly specialized and also from companies that are involved in more generalized retailing. We also face competition from other companies, such as catalogue companies, which have added or may add cookware to existing or future product lines. Many of our existing and potential competitors are larger and have significantly greater financial, marketing, technological, and other resources than we possess. We may not be able to compete effectively. See "Business--Competition."


Risks Associated with Our Cookware Store Franchises

     Our ability to operate our existing stores on a profitable basis is dependent to some degree on the continued success of our franchised cookware stores. If the franchisees do not provide the service required pursuant to their franchise agreements with the company or experience an unfavorable change in public perception, we may be materially adversely effected. Further, a decline in the operations or profitability of the franchise cookware stores could adversely affect our revenues since we derive a portion of our revenues from certain minimum franchise fees and fees based upon a percentage of the revenues of franchise cookware stores. See "Business--Strategy;" "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Franchise Operations."


Lack of Written Contracts with Suppliers

     We currently purchase products from over 300 suppliers. We do not have any written contracts with our suppliers. If we cannot maintain our existing relationships with these suppliers on terms similar to those currently available, or if we experience any delay or difficulty in obtaining alternative suppliers on comparable terms, then there could be an adverse affect on our business.

Dependence on Existing Leased Locations in Shopping Malls

     We currently lease all of our properties. We may not be able to comply with the provisions of the current leases or renegotiate favorable lease terms as they expire. Once the current leases expire, if we cannot renew the existing leases, we may not be able to find favorable store sites for expansion or negotiate leases on satisfactory terms and conditions for new sites. See "Business--Properties."

Inability to Retain and Attract Key Executives

     Our success depends upon the contributions of our senior management. We believe that our future success will depend upon our ability to attract, motivate, and retain highly skilled managerial, and marketing personnel. The loss of our key executives or the inability to hire and retain qualified personnel could have an adverse effect upon the company's business. The company intends to carry key man life insurance on its chief executive officer, but no other executive officers or technical personnel will be covered under such a policy. See "Management--Executive Officers, Directors and Key Employees."

Control by Current Officers and Directors; Relationship of Principal
Stockholders

     Certain related persons currently own an aggregate of approximately 40% of our common stock, 20% after this offering, and all but two of our directors are or have been affiliated. As a result, Messrs. Danovitch, Lucaci, Dukoff and Czarnecki will be in a position to exercise significant influence over the company and the election of our directors and otherwise essentially control the outcome of all matters requiring stockholder approval. Global Strategic Holdings, Inc. also owns an aggregate of approximately 40% of our common stock prior to this offering and 20% after this offering. Thomas Tuttle, a director of the company, is the investment advisor to Global Strategic Holdings, Ltd. Additionally, we have entered into an advisory agreement with DDG Management Services Corp., that will give it a significant advisory role with respect to certain aspects of our business. David Danovitch and George Lucaci, directors of the company, are also directors of DDG Management Services Corp. In 1998, Mr. Lucaci and Donald Jackson, one of the founders of the company, entered into a consent agreement with NASD Regulation, Inc. in which they consented to a finding that they violated certain regulatory guidelines and rules in connection with a transaction unrelated to the company or this offering. See "Management -- Executive Officers, Directors and Key Employees" and "Certain Relationships and Related Party Transactions."

Immediate and Substantial Dilution in the Value of Your Shares

     After giving effect to the sale of the 1,500,000 shares of common stock under this offering at a price of $6.00 per share and the application of the net proceeds therefrom, there will be a total of 3,022,041 shares of common stock outstanding with a net tangible book value of $1.73 per share. This would represent an immediate increase in net tangible book value of $3.05 to existing shareholders and an immediate dilution of $4.27, or 71.2%, per share to new investors. In addition, the price paid by existing shareholders was $1.11 per share compared to the price paid by the new investors of $6.00 per share. See "Dilution."

Effects on Our Business If We Fail to be Year 2000 Compliant

     While we believe that our core operating and computer systems are fully year 2000 compliant, there can be no assurance until such time that all systems will then function adequately. Additionally, we believe that if certain other non-computer systems (such as time clocks, alarm systems and facsimile machines) are not year 2000 compliant by the end of 1999, that it will not have a material adverse effect on our operations. There can be no assurance until such time, however, that any such noncompliance will not have a material adverse effect on such operations. We believe that if some of our systems fail because of year 2000 problems, we may experience significant delays in our ability to perform certain functions that may have a material adverse effect on our operations. We will continue to review and assess these risks and develop appropriate contingency plans and procedures to minimize the effects of such scenarios. See "Year 2000 Compliance -- Management's Discussion and Analysis of Results of Operations."

Our Broad Discretion in Application of Proceeds

     Approximately 19% of the net proceeds of the offering will be applied to working capital and general corporate purposes. Accordingly, we will have broad discretion over the use of the proceeds. Although we may utilize a portion of the net proceeds for potential acquisitions of complementary businesses, as of the date hereof, the company has not identified any particular acquisition targets. See "Use of Proceeds."

Certain Anti-Takeover Provisions in Our Charter and Bylaws; Possible Future Issuances of Preferred Stock

     Our amended and restated certificate of incorporation and bylaws and Delaware General Corporation Law contain certain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination involving the company. Such provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of the board of directors in connection with any such transaction. These provisions include a staggered board of directors, undesignated preferred stock, super-majority voting provisions and the application of the Delaware General

Corporation Law. Certain of these provisions may discourage a future acquisition of our company that is not approved by the board of directors in which stockholders might receive a premium over the market value for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

     The board of directors has the power to designate the issuance of up to 1,000,000 shares of undesignated preferred stock. The rights and preferences for any series or class may be set by the board of directors at its sole discretion and without the approval of the holders of common stock. The rights and preferences of any such preferred stock may be superior to those of the common stock, thus adversely affecting the rights of the holders of common stock. The company currently has 320 shares of preferred stock outstanding which resulted from the conversion of debt instruments that were privately placed while we were in bankruptcy. While we have no present intention to issue any additional shares of preferred stock, any such issuance could be used to discourage, delay, or make more difficult a change in control of the company. In addition, such preferred stock may have other rights, including economic rights, senior to the common stock. As a result, the issuance of additional shares of preferred stock could decrease the market value of the common stock. See "Description of Securities--Preferred Stock."


Our Predecessor Entity Failed to Make Certain Required Securities Filings


     Prior to filing for bankruptcy, our predecessor entity failed to make certain regular disclosure filings that such entity was required to make under the Securities Exchange Act of 1934. Although we will resume compliance with the Securities Exchange Act of 1934 once we are subject to this law, we may be subject to various sanctions, disabilities and damages as a result of our previous non-compliance.


Risks Associated with the Franchise Regulation of Our Cookware Store Franchises


     As a franchisor, we are subject to federal and state regulation in the states in which we offer franchises or where franchised stores are currently operating. Federal regulations require that we provide each prospective franchisee with a disclosure document that provides information regarding the company and the relevant provisions of the franchise agreement and other ancillary contracts. In addition, certain state regulations require that we be registered or be exempt from the applicable registration requirements. Federal and state franchising laws prohibit certain deceptive trade practices and, in some cases, impose fairness and anti-discrimination standards on the company. We believe that the company is currently in compliance with all such federal and state franchise regulations. If at any time we are found not to be in compliance with such regulations, we may be subject to sanctions, disabilities and damages that may have a material adverse effect on our business. See "Business--Franchise Regulation."




Arbitrary Detemination of Public Offering Price of the Common Stock



     The public offering price of the common stock has been arbitrarily determined through negotiations between the company and the underwriter. The public offering price bears no relationship to earnings, asset values, book value or any other recognized criteria of value. See "Underwriting."



No Liquid Trading Market for Your Common Stock

     Our common stock currently has no liquid public trading market and we cannot be certain that a regular public trading market for our common stock will develop or, if developed, be sustained. As a result, you may not be able to resell any shares of our common stock that you purchase in the offering.



Potential Effects of Failure to List Common Stock on The Nasdaq SmallCap Market; Risks of Penny Stock


     In the event that we are unable in the future to satisfy the Nasdaq SmallCap Market listing requirements, trading would be conducted in the pink sheets or on the OTC Bulletin Board. In the absence of the common stock being quoted on the Nasdaq SmallCap Market, trading of the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers that recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. If the common stock were subject to the regulations applicable to penny stocks, the market liquidity for the securities would likely be reduced by limiting the ability of broker-dealers to sell the securities and the ability of stockholders to sell their securities in the secondary market. There is no assurance that trading in our common stock will not be subject to these or other regulations that would adversely affect the market for such securities.


The Price of Our Common Stock May Fluctuate Which May Affect the Value of Your Shares

     From time to time, there may be significant volatility in the market price of our common stock. Our quarterly operating results, changes in earnings estimated by analysts, if any, changes in the general conditions of the quality cookware industry, the economy or financial markets, or other developments affecting our business could cause the market price of our common stock to fluctuate substantially. In addition, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.



Lack of Independent Director Approval of Certain Related Party Transactions

     Upon emerging from bankruptcy, there were no independent directors represented on our board of directors when the company entered into an advisory agreement with DDG Management Services Corp. or a management agreement with Deltennium Consulting, Inc. Messrs. Danovitch and Lucaci, directors of the company, are also directors of DDG Management Services Corp. and Mr. Czarnecki, the chairman of our board of directors, is also the chairman of the board of directors of Deltennium Consulting, Inc. See "Certain Relationships and Related Party Transactions."


Future Sales of Our Common Stock May Affect the Value of Your Shares

     Our sale of substantial amounts of common stock in the public market following this offering could lower the market price of our common stock. Of the 3,022,041 shares of common stock to be outstanding after this offering (assuming no exercise of outstanding options, warrants, conversion of the Class B common stock or the over-allotment option), 1,500,000 shares will be freely tradeable without restriction. Upon expiration of lock-up agreements entered into by our officers, directors, and stockholders prior to the offering, an additional 1,383,691 shares will become eligible for sale 13 months after the closing of this offering, subject to the provisions of Rule 144. In addition, the 138,350 shares of common stock held by certain stockholders that acquired their shares as creditors of our predecessor entity pursuant to the plan of reorganization are subject to certain registration rights as provided by the plan of reorganization. See "Shares Eligible for Future Sale."

     In addition, we intend to file a registration statement on Form S-8 with respect to our common stock issuable upon exercise of options under the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan authorizes the issuance of options for up to 180,000 shares of common stock. Currently, no options have been issued under the 1998 Equity Incentive Plan. See "Management--1998 Equity Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements including certain performance targets, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. See "Shares Eligible for Future Sale." Holders of warrants to purchase 466,181 shares of our common stock are entitled to registration rights with respect to such shares. Upon registration, such shares may be sold in the market without limitation. In addition, pursuant to the plan of reorganization the Company's predecessor has granted warrants to purchase 52,573 shares of common stock, exercisable at a price of $11.57 per share, to the holders of all of the then outstanding warrants of such predecessor entity. These warrants do not contain registration rights. See "Description of Securities--Registration Rights." Sales of such shares of our common stock may decrease the market price for the common stock. See "Underwriting."



Risks Associated with Forward-Looking Statements

     This prospectus contains certain statements that are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange

Act of 1934. Those statements include, among other things, the discussions of our business strategy and expectations concerning developments in the quality cookware industry, our market position, future operations, ability to grow through making acquisitions, margins and profitability, and liquidity and capital resources. Investors are cautioned that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which the forward-looking statements contained herein are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed herein. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved.

                                  THE COMPANY

     Rolling Pin Kitchen Emporium, Inc. (together with its wholly owned subsidiaries, the "Company") operates a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. The Company operates 19 Company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are located primarily throughout the Midwest and Southeast regions of the United States.

     The Company's business is comprised of the cookware business of (i) its predecessor entity, which was organized under the name The Gaylord Companies, Inc. in Delaware on July 19, 1994 (the "Predecessor Entity"), and was reorganized and renamed Home Retail Holdings, Inc. during the bankruptcy reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") that was completed on August 12, 1998 (the "Reorganization") and which operates four retail cookware stores in Ohio, and (ii) Aropi, Incorporated, an Iowa corporation ("Aropi"), which operates 15 Company-owned stores in eight states and 21 franchised stores in nine states. The Company acquired Aropi on August 21, 1998. On September 15, 1998, the Company changed its name from Home Retail Holdings, Inc. to Rolling Pin Kitchen Emporium, Inc. See "Business."

     The Company's goal is to build a consolidated enterprise with national market reach through the acquisition and integration of independent quality cookware businesses, the opening of new cookware stores in large markets, and developing franchised cookware stores in targeted markets throughout the United States. Although the Company has had preliminary discussions with representatives of certain potential acquisition candidates, it currently does not have any agreement with any other company with regard to any acquisitions.

     The Company's stores range in size from approximately 1,600 square feet to 3,300 square feet and operate in regional retail malls. Each store offers a wide range of products, from over 300 vendors in 12 distinct categories including accessories, bakeware, books, cookware, cutlery, electronics, food, furniture, gadgets, gifts, tableware and textiles. The Company intends to use its existing stores as the basic store design prototype for most of its anticipated expansion through Company-owned and franchised locations. The Company has four stores currently operating under The Cookstore trademark in Ohio and recently acquired Aropi which has 15 Company-owned stores operating under the Rolling Pin Kitchen Emporium trademark in Alabama, Florida, Georgia, Kentucky, Louisiana, South Carolina, Tennessee, and Virginia and 21 franchised stores operating under the Rolling Pin Kitchen Emporium trademark in Arkansas, Florida, Georgia, Illinois, Iowa, Kentucky, North Carolina, South Carolina, and Tennessee. The Company expects to convert the four Company-owned stores in Ohio currently operating under The Cookstore trademark to the Rolling Pin Kitchen Emporium trademark in the near future.

     The Company's principal executive offices are located at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360.

                                USE OF PROCEEDS

     If all 1,500,000 shares (the "Shares") of the Company's Class A Common Stock (the "Common Stock") offered pursuant to this prospectus (the "Prospectus") are sold (the "Offering"), the Company will receive gross proceeds of approximately $9,000,000 (assuming the public offering price is $6.00, and assuming the over-allotment option is not exercised). If the underwriters ("Underwriters") exercise the over-allotment option, the Company will receive an additional $1,575,000. The estimated net proceeds of $7,380,000 were determined after deduction of all commissions, discounts and expenses paid to the Underwriters (estimated to be $1,170,000) and after all expenses of the Offering (estimated to be $450,000). Pending the uses listed below, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

     The Company intends, in the following order of priority, to use the net proceeds from this Offering approximately as follows:


                                                                      Amount       Percentage
                                                                  -------------   -----------
Expansion of Business Operations
 Opening of New Stores(1) .....................................    $2,250,000      30.49%
 Acquisition of Existing Chains ...............................     1,000,000      13.55%
 Expenses Associated with Selling New Franchises ..............       250,000       3.39%
 Expand Alternative Distribution Channels .....................       600,000       8.13%
                                                                   ----------     ------
Total -- Expansion of Business Operations .....................    $4,100,000      55.56%
Repayment of a portion of Existing Indebtedness(2)
 Repayment of Interim Financing ...............................    $  562,500       7.62%
 Paydown of Amounts Owed to Greenfield ........................       593,750       8.05%
                                                                   ----------     ------
Total -- Repayment of Existing Indebtedness ...................    $1,156,250      15.67%
                                                                   ----------     ------
Working capital and general corporate purposes ................     1,430,000      19.38%
                                                                   ----------     ------
Redemption of Convertible Series A Preferred Stock(3) .........    $  343,750       4.65%

Termination of Redemption Provisions of Certain
 Warrants(4)...................................................    $  350,000       4.74%

TOTAL .........................................................    $7,380,000     100.00%
                                                                   ==========     ======

------------
(1) Assumes that 9 stores are opened over the next 18 months at an average cost of $250,000 per store (including costs to stock inventory).
(2) The proceeds will be used to repay a portion of existing indebtedness with Greenfield Commercial Credit, L.L.C. ("Greenfield") which bears interest at three percentage points over the Prime Rate as published in the Wall Street Journal and the aggregate amounts of $562,500 due to Gabledon, Ltd. and Barajay, Inc., which includes principal of $500,000 plus accrued interest of $62,500 during the term of the note. The $562,500 represents the entire balance due to Gabledon, Ltd. and Baraja, Inc. Amounts due to Liberty Bidco Investment Corporation ("Bidco") under that certain Business Loan Agreement With Covenants, dated as of August 12, 1998, by and between the Company and Bidco, as such agreement has been amended by that certain First Amendment, dated August 20, 1998, by and between such parties (the "First Amendment"), and as further amended by the Second Amendment, dated November 1, 1998, by and between such parties (as so amended the "Loan Agreement") are expected to be refinanced subsequent to the completion of this Offering. The outstanding balance due Greenfield after the application of the $593,750 is expected to be refinanced. The existing indebtedness with Greenfield and Bidco was obtained to finance the acquisition of Aropi in August 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(3) The Company will redeem 275 shares of Convertible Series A Preferred Stock held by the Delacroix Foundation, Ltd. at the time of the Offering for a redemption premium of 25% over the $1,000 par value of such shares.

(4) Upon the consummation of the Offering, Bidco will receive $250,000 and Greenfield will receive $100,000 as consideration for the termination of redemption provisions in their warrants.

                                DIVIDEND POLICY

     Holders of the Common Stock are entitled to dividends only, as and if, declared by the Company's Board of Directors, out of funds legally available therefor. The Company has not yet paid any dividends and does not expect to do so in the foreseeable future. The Company intends to use all retained earnings for working capital and to finance the anticipated growth and expansion of its business.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1998: (i) on an actual basis; and (ii) on an adjusted basis, giving effect to the proceeds and use of proceeds from the sale of the Common Stock the Company offered pursuant to this Prospectus after deducting underwriting discounts and commissions and estimated offering expenses:



                                                                 September 30, 1998
                                                          ---------------------------------
                                                               Actual         As Adjusted
                                                          ---------------   ---------------
Long term debt less current portion(1) ................    $          0      $          0
Put option on Warrants ................................         550,000                 0
                                                           ------------      ------------
Stockholders' equity:
Cumulative Preferred Stock, 1,000,000 shares authorized
 320 issued and outstanding (actual) and 45,000 shares
 (as adjusted); redeemable, convertible and bearing a
 liquidation preference of $1,000 per share(2).........         240,000            45,000
Class A Common Stock, par value $.01 per share,
 20,000,000 shares authorized; 1,522,041 shares issued
 and outstanding actual; 3,022,041 shares issued and
 outstanding as adjusted(3)(4) ........................          15,220            30,220
Class B Common Stock, par value $.01 per share,
 154,951 shares issued and outstanding actual pro forma
 and pro forma as adjusted(4) .........................           1,550             1,550
Additional Paid-in Capital ............................          80,000         7,445,000
Accumulated deficit (5) ...............................      (1,215,376)       (1,164,126)
                                                           ------------      ------------
Total stockholders equity (deficit) ...................        (878,606)        6,357,644
                                                           ------------      ------------
Total capitalization ..................................    $    (38,606)     $  6,357,644
                                                           ============      ============

------------
(1) As of September 30, 1998, the current portion of obligations under long term debt was approximately $4,020,000 (net of discount of $550,000).

(2) Includes a discount of $80,000 (Actual), which is written off as a preferred stock dividend (As Adjusted) with the preferred stock's initial convertibility due to the Offering and reflects the redemption of 275 shares of Convertible Series A Preferred Stock for $343,750 with proceeds from the Offering with the $68,750 excess of consideration paid over the face amount redeemed charged as a preferred stock dividend.

(3) Excludes (i) 92,595 shares of the Common Stock subject to warrants granted to Bidco, exercisable at $0.01 per share (the "Bidco Warrants"), 40,602 shares of Common Stock subject to warrants granted to Bidco, exercisable at 165% of the public offering price (the "New Bidco Warrants"), 40,602 shares of Common Stock subject to warrants granted to Greenfield, exercisable at 165% of the public offering price (the "Greenfield Warrants"), 52,573 shares of the Common Stock subject to warrants granted to all of the holders of the outstanding warrants of the Predecessor Entity pursuant to the Plan of Reorganization, exercisable at $11.57 per share (the "New Warrants"), 29,261 shares of the Common Stock subject to warrants granted to the holders of all of a certain class of securities of the Predecessor Entity, exercisable at 80% of the public offering price (the "Individual Warrants"), 8,875 shares of the Common Stock subject to warrants granted to DLM Asset Management, Inc. and Spinnernet Financial Systems, Ltd. exercisable at 165% of the public offering price (the "Financing Warrants"), and 104,246 shares of the Common Stock subject to warrants granted to JRP Consulting Corp. and Laux, Holmes & Company exercisable at 165% of the public offering price (the "Other Financing Warrants"); (ii) 180,000 shares of the Common Stock reserved for issuance pursuant to the 1998 Equity Incentive Plan; (iii) the exercise of the Underwriters' over-allotment option; (iv) 154,551 shares of the Common Stock issuable upon contingent conversion of the outstanding Class B Common Stock; and (v) 150,000 shares of the Common Stock subject to warrants granted to the Underwriters, exercisable at 165% of the public offering price (the "Underwriters' Warrants"). See "Description of Securities."

(4) The Class B Common Stock automatically converts into shares of Common Stock upon the occurrence of certain events. See "Description of Securities."

(5) Adjusted to reflect the payment of $350,000 for removal of puts on warrants recorded at $550,000, and an associated gain of $200,000.

                                   DILUTION



     As of September 30, 1998, there were 1,522,041 shares of Common Stock outstanding, having a negative net tangible book value per share of approximately $(1.32). Net tangible book value per share represents the amount of the Company's total tangible assets less its total liabilities, divided by the number of shares of the Company's Common Stock outstanding.


     After giving effect to the sale of the 1,500,000 shares of Common Stock under this Offering at a price of $6.00 per share and the application of the net proceeds therefrom (but assuming none of the options, warrants or shares of Class B Common Stock are exercised), there would be a total of 3,022,041 shares of Common Stock outstanding with a net tangible book value of approximately $1.73 per share. This would represent an immediate increase in net tangible book value of $3.05 per share to existing stockholders and an immediate dilution of $4.27 per share to new investors. Dilution is determined by subtracting net tangible book value per share after the Offering from the amount paid by new investors per share of Common Stock. The following table illustrates the per share dilution:




Public offering price per share ...............................                $ 6.00
 Net tangible book value per share -- 09/30/98 actual .........    (1.32)
 Increase attributable to new investors .......................     3.05
                                                                  ------
Net tangible book value per share after Offering ..............                  1.73
                                                                               ------
Dilution to new investors .....................................                $ 4.27
                                                                               ======


     The following table summarizes, on a pro forma basis, as of September 30, 1998, the difference between the existing stockholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share:


                               Shares Purchased



                                                                   Total         Average Price
                                     Number       Percent      Consideration       Per Share
                                  -----------   -----------   ---------------   --------------
Existing stockholders .........   1,522,041       50.4%         $ 1,695,500     $ 1.11
New investors .................   1,500,000       49.6%           9,000,000       6.00
                                  ---------      -----          -----------     ------
Total .........................   3,022,041     100.00%         $10,695,500
                                  =========     ======          ===========


     The foregoing table assumes: (i) no exercise of the Underwriters' over-allotment option; (ii) no exercise of the Underwriters' Warrants to purchase 150,000 shares of Common Stock, exercisable at 165% of the public offering price; (iii) no exercise of the Bidco Warrants to purchase 92,595 shares of Common Stock, exercisable at $0.01 per share, (a) New Bidco Warrants to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, (b) Greenfield Warrants to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, (c) New Warrants to purchase 52,573 shares of Common Stock, exercisable at $11.57 per share, (d) Individual Warrants to purchase 29,261 shares of Common Stock, exercisable at 80% of the public offering price, (e) Financing Warrants to purchase 8,875 shares of Common Stock, exercisable at 165% of the public offering price, or
(f) Other Financing Warrants to purchase 104,246 shares of Common Stock, exercisable at 165% of the public offering price; (iv) no conversion of the Class B Common Stock; and (v) no exercise of stock options outstanding after September 30, 1998. As of September 30, 1998, there were 180,000 shares of Common Stock reserved for issuance under the Incentive Plan. To the extent that any shares of Common Stock are issued on exercise of any of these warrants or conversion of the Class B Common Stock, or, possibly, options granted after September 30, 1998, there will be further dilution to new investors. See "Description of Securities."

                          PRICE RANGE OF COMMON STOCK

     Shares of the Predecessor Entity's common stock and redeemable warrants were traded on the Nasdaq's SmallCap Market and OTC Bulletin Board under the trading symbols "GJCO" and "GJCOW," respectively, and on the Boston Stock Exchange under the symbols "GJC" and "GJCW," respectively. No other class of the Predecessor Entity's common stock was publicly traded.

     The following table sets forth the high and low sales prices for shares of the Predecessor Entity's common stock on the Nasdaq's SmallCap Market and OTC Bulletin Board for the periods indicated:



                                                       High         Low
                                                       Sale         Sale
                                                    ----------   ----------
Fiscal year ended December 31, 1996
First quarter ...................................  $ 5.00       $ 1.50
Second quarter ..................................    3.31         0.87
Third quarter ...................................    2.00         0.87
Fourth quarter ..................................    1.53         0.84
Fiscal year ended December 31, 1997
First quarter ...................................  $ 1.44       $ 1.00
Second quarter ..................................    1.31         0.75
Third quarter ...................................    1.22         0.38
Fourth quarter ..................................    0.69         0.02
Fiscal year ended December 31, 1998
First quarter ...................................  $ 0.28       $ 0.09
Second quarter ..................................    0.32         0.14
Third quarter (through August 12, 1998) .........    0.23         0.13


     On August 7, 1998, the last sale price for shares of the Predecessor Entity's common stock as reported by the Nasdaq's OTC Bulletin Board was $0.17 per share. Since August 12, 1998, there has been no established public trading market for the Predecessor Entity's common stock because the common stock was exchanged for the Company's Common Stock. There is currently no trading market for the Company's Common Stock. At November 25, 1998, there were approximately 343 holders of record of shares of Common Stock. See "Shares Eligible for Future Sale."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with the Financial Statements and related Notes contained elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."


Historical

     The Company is the successor entity to the Predecessor Entity, which filed for bankruptcy on November 13, 1997 and operated under bankruptcy protection during the first half of 1998. The Predecessor Entity began as a family business operating a chain of bookstores and eventually expanded the franchise to include cookware stores as well. The various operations were consolidated in a corporate entity under the name Gaylord Companies, Inc. in July 1994. In October 1995, the Predecessor Entity effected a public offering of its common stock. Although the Predecessor Entity had expected to raise approximately $4 million to $5 million in that offering to finance the expansion of its operations, net proceeds to the Predecessor Entity totaled approximately $2 million. Management believes that the failure to secure an appropriate level of capital, along with competitive pressures from larger bookstore competitors and increased operating expenses as a result of the additional expenses of operating as a public company, resulted in the bankruptcy.

     In July 1998, the chain of bookstores previously operated by the Company was sold in connection with a separate plan of reorganization. As a result, the Company did not recognize a gain on the transfer of the bookstores in the bankruptcy. Additionally, while the Predecessor Entity was in bankruptcy it closed two stores with minimal costs since it occurred as part of the reorganization process. In the future the Company expects that it will incur significantly greater costs if it decides to close stores or discontinue operations out of bankruptcy.


Overview

     Notwithstanding the difficulties encountered by the Predecessor Entity, management believes that the quality cookware industry has substantial growth potential and that the cookware store business is an attractive business model that is capable of generating consistent levels of sales and profitability.

     Management believes that the potential market for the type of products found in the Company's stores consists of nearly every home in the country. According to estimates by the National Housewares Manufacturers Association, annual retail sales of housewares are approximately $54 billion annually. The higher-end segment (which the Company defines as its primary target market and which includes such items as kitchen gadgets, tools, and accessories) captures in excess of $1.8 billion in annual sales.

     Management believes that this industry niche is an attractive opportunity for several reasons:

       o Historically this market provides for higher gross profit margins and higher average ticket sales than the broader-based housewares market, which includes many more highly competitive, lower-end products.

       o There are presently a limited number of companies of significant size that appear to have targeted this market in a similar manner and approach to the market as the Company anticipates doing.

       o There appears to be a growing segment of the general population that has a keen interest in cooking. The Company's stores intend to cater to the high-end niche of the industry.


Business and Operational Model of the Company


     The Company's business plan is based on the premise that retail success today is a function of the traditional tenants of location, price, and promotion combined with a disciplined operational and logistical infrastructure. The Company recognizes that same-store sales growth is essential to the success of any retail enterprise and the Company will continue to build a marketing organization that is responsive to retail trends in general, and to local retail demand in particular. The Company's ability to tailor each stores offerings to meet the demands of a local market is essential to the continued success of the stores. Traditional merchandising techniques are complemented by a constant use of creative marketing efforts that focus on making the consumer's visit to the store as much an entertainment experience as a shopping task.

     The Company's commitment to operational focus means that its success is dependent in large part on its ability to manage information systems, inventory levels, distribution logistics, controlling shrinkage of inventory, purchasing efficiencies and effective customer service at the store level. In order to achieve its goal, the Company expects to focus on operating efficiencies and synergies by combining administrative functions. The Company plans to manage costs through an expense control system that will require an analysis of the cost benefits of each expenditure and thorough analysis of the decision process for selecting new sites.

     The Company is in the early stages of enhancing its operational and control systems. The Company has recently begun implementing certain augmented reporting and internal audit procedures necessary to assure the adequate flow of information throughout the current organization and which will be capable of serving the Company's needs as it grows. The Company plans to use a portion of the proceeds of this Offering to improve its computer and point-of-sale systems in order to more effectively implement these enhanced systems. The Company believes that it will take approximately six months and cost approximately $250,000 to fully establish and implement the planned operational and informational systems. The Company believes that once implemented, the new computer and reporting systems should serve its needs through its anticipated growth during the next 12-18 months.

     The Company believes its operating strategy will enable it to service its anticipated debt levels after the Offering as well as enable the Company to generate consistent levels of earnings in the future. In particular, the Company intends to maintain tight expense controls, particularly at the corporate level. Moreover, to improve operating margins, the Company plans to rely on sources of revenue from franchise fees, revenues derived from Internet sales, and revenues derived from enhanced catalogue operations. The Company currently believes that the maintenance of a ratio of franchised stores to Company-owned stores of 2:1 is an optimal ratio to cover corporate overhead while expanding Company locations. Additionally, the Company intends to optimize the number of product offerings or SKUs per store. The Company believes that by reducing the number of SKUs per store, it will reduce the level of capital necessary to maintain inventory, thereby increasing cash and ultimately profitability. Management believes that as the Company's profitability improves, the increased internally generated funds will enable it to pay down a portion of existing debt to a level that will ultimately be refinanced or paid off with the proceeds of an additional equity offering in the future. No assurances can be given that the Company will be able to successfully implement its operating strategy.


Expansion

     The Company plans to engage in an expansion program involving the opening of new stores in both existing and new markets and the expansion or replacement of existing stores with larger stores in certain locations. The Company anticipates that as a result of this program, the total number of Company-owned stores will increase from 19 stores at current, to approximately 28 stores by November 1999, with total square footage of store space increasing from approximately 42,000 square feet at present, to approximately 72,000 square feet by November 1999. No assurance can be made that the Company will be able to successfully implement its expansion plans. The average cost to open a new store is approximately $250,000 (including costs to stock inventory).

     The Company believes that the anticipated growth of the Company is dependent, in large part, on the success of its store expansion program. As part of its expansion program, the Company expects to open new stores which will be patterned after the larger "Cookstore" format. It also intends to experiment with a larger format store in certain markets, which would, if implemented, be approximately 5,000 square feet in size. In determining whether to open new stores (including larger format stores) in a particular market, the Company expects to evaluate a number of factors, including the availability of prime real estate and demographic information (such as data relating to income and education levels, age and occupation).

     The Company believes that because it does not rely heavily on a central distribution center and since it does not rely on paid advertising to any significant extent, it has the flexibility to enter a new market with only a single store. The Company will consider opening additional stores in that market, once the initial store has proven successful. The Company has already begun to evaluate sites for additional stores in markets proximate to existing locations.

Acquisition of Aropi



     On August 21, 1998, the Company acquired Aropi for approximately $2.6 million, consisting of approximately $2.1 million in cash, two convertible promissory notes for $250,000 each. The convertible promissory notes bear interest at the rate of 8% and are mandatorily convertible into Common Stock having a fair market value of $500,000 as of the conversion date. Such shares shall not represent less than 2% of all of the issued and outstanding Common Stock on a fully diluted basis. The convertible promissory notes are mandatorily convertible if the Company completes an offering of its Common Stock prior to August 20, 1999 in which it receives proceeds of at least $5,000,000 and the Company has a specified capital structure as of the conversion date. The Company financed the acquisition of Aropi by entering into the First Amendment with Bidco and the Loan and Security Agreement with Greenfield. The estimated goodwill calculated on the Aropi acquisition was approximately $1,004,877.



Franchise Operations


     The Company operates 21 franchised stores under the Rolling Pin Kitchen Emporium trademark in nine states including Arkansas, Florida, Georgia, Illinois, Iowa, Kentucky, North Carolina, South Carolina and Tennessee. The franchise agreements have an initial term of five to ten years and will be automatically renewed for a five-year term with an additional option to renew for two five-year terms upon certain conditions and terms. A few of the franchise agreements are in the first renewal period, but most are in their initial terms.


     Each existing franchise agreement grants to the franchisee the right and license to operate a franchised store in a specified territory. The franchise agreements require that the franchisee construct or remodel, at its own expense, and operate the franchised store in accordance with certain requirements, standards and specifications prescribed by the Company, including that the franchisee purchase certain initial equipment, fixtures and supplies designated by the Company and promote and sell only products specified by the Company. The Company, in turn, is obligated to provide the franchisee with, among other things, advisory assistance in the operation of the franchised store and assistance in connection with advertising and promotional programs.


     In addition, in the event any franchisee wishes to accept an offer from a third party to purchase an interest in the franchise that would have the effect of transferring a controlling interest in the franchise, each franchise agreement grants the Company a right of first refusal to purchase the interest in such franchise.



     For the year ended June 30, 1998, Aropi's revenues from its franchisees totaled $466,519. Aropi historically attributed a significant portion of its corporate overhead as being attributable to franchise-related expenses, which resulted in the income from franchise operations being less than the expense from such operations. The Company plans to re-evaluate this practice and anticipates an allocation that tracks actual expenditures with respect to franchise development and maintenance. The reallocation of such expenses will result in an increase in the Company's operating expenses related to Company-owned stores and a decrease in franchise-related expenses. This change in accounting procedures does not result in increased expenses and does not affect the gross margin.

The Company


     Results of Operations -- The Company


     The Company operates a chain of specialty retail stores for quality cookware and serving equipment. The Company's revenue is derived primarily from the sale of cookware and serving equipment.


     Fresh Start Reporting From August 12, 1998 To September 30, 1998 -- The Company


     The information presented below is presented on a fresh-start basis as of August 12, 1998.


     Net Revenues. From August 12 to September 30, net revenues were $728,767.



     Cost of Goods Sold. For the period from August 12 to September 30, cost of goods sold were $436,628, representing approximately 60% of sales.

     Selling, General and Administrative Expenses. For the period from August 12 to September 30, selling, general and administrative expenses were $1,076,415, which includes approximately $271,000 of professional fees.

     Period Ended August 12, 1988 Compared To the Period Ended September 30, 1997 -- The Company

     Net Revenues. For the period ended August 12, 1998, net revenues decreased $1,021,618, or 41.3%, from $2,475,892 for the period ended September 30, 1997 to $1,454,274 for the period ended August 12, 1998, of which $445,661, or 18%, was attributable to the difference in the length of the periods and $575,957, or 23.3%, was due to decreases in comparable store volumes caused by lower than normal store inventory levels. Lower inventory levels were the result of "cash in advance" policies for the Company and the limited cash resources of the Company during this period.

     Selling, General and Administrative Expenses. For the period ended August 12, 1998, selling, general and administrative expenses decreased $296,663, or 28.8%, from $1,029,935 for the period ended September 30, 1997 to $733,272 for the period ended August 12, 1998, of which $185,388, or 18%, was attributable to the difference in the length of the periods and $111,275, or 10.8%, was due to decreases in general corporate overhead.

     Results For 1997 Compared To 1996 -- The Company

     Net Revenues. Net revenues increased $200,000, or 6%, from $3.5 million in 1996 to $3.7 million in 1997, primarily due to the opening of two new Cookstores on December 1, 1996.

     Operating Expenses. Operating expenses increased approximately $957,000, or 209%, from $458,000 in 1996 to $1.42 million in 1997. As a percentage of net revenues, operating expenses increased from 13.1% in 1996 to 38% in 1997, primarily due to increased costs associated with the newest Cookstores (which were opened on December 1, 1996) and the increased costs of borrowing associated with a refinancing of its debt.

     General and Administrative Expenses. General and administrative expenses increased $448,000, or 115%, from $390,000 in 1996 to $838,000 in 1997. As a percentage of net revenues, general and administrative expenses increased from 11.1% in 1996 to 22.5% in 1997. This increase as a percentage of net revenues was primarily due to an increase in professional, consulting and financing fees.

     Liquidity and Capital Resources -- The Company


     The Company used $332,597 in net cash from operating activities from August 12 to September 30. Net cash used in investing activities was approximately $2,125,000 during such period for the acquisition of Aropi. Net cash provided by financing activities was $2,460,000 representing financing for the Aropi acquisition. At September 30, 1998, the Company had a working capital deficit of $2,335,490, with all debt being classified as current. See "Description of Securities."


Aropi, Incorporated



     Results Of Operations -- Aropi


     Aropi operates a chain of specialty retail stores for quality cookware and serving equipment. Aropi's revenue is derived primarily from the sale of cookware and serving equipment. Aropi's fiscal year ended on June 30.


     Results For Fiscal Year ended June 30, 1998 Compared To Fiscal Year ended June 30, 1997 -- Aropi



     Net Revenues. Net revenues decreased $262,543, or 4%, from $6.57 million in 1997 to $6.31 million in 1998. Of this decrease $228,142, or 3.4% was due to the closing of one store in February 1997, the balance of $34,401, or .5%, was due to changes in comparable store volumes.


     Cost of Sales. Cost of sales decreased approximately $272,798, or 8.0%, from $3.41 million in 1997 to $3.14 million in 1998. Approximately $115,000 of the decrease is attributable to decreased sales. The balance of the decrease resulted from greater discounts from vendors and a one-time accounting change that resulted in a $69,000 decrease to freight-in charges, a component of cost of goods sold. As a percentage of net revenues the cost of sales decreased from 51.84% in 1997 to 49.68% in 1998 primarily due to a change in accounting procedure which required capitalization of inventory freight charges as an asset which will be amortized with the fluctuation of inventory and resulted in a one time decrease in Aropi's cost of sales.



     Operating Expenses. Operating expenses decreased approximately $87,826, or 2.75%, from $3.19 million in 1997 to $3.10 million in 1998. As a percentage of net revenues, operating expenses increased from 48.50% to 49.13%, primarily due to increases occuring in the ordinary course of business.


     General and Administrative Expenses. General and administrative expenses decreased $85,445, or 5.31%, from $1.61 million in 1997 to $1.52 million in 1998. As a percentage of net revenues, general and administrative expenses decreased from 24.46% in 1997 to 24.13% in 1998. This decrease as a percentage of net revenues was due to a decrease in overall rent expense.


     Results For Fiscal Year ended June 30, 1997 Compared To Fiscal Year ended June 30, 1996 -- Aropi



     Net Revenues. Net revenues decreased $260,019, or 3.81%, from $6.83 million in 1996 to $6.57 million in 1997, primarily resulting from changes in comparable store sales volumes resulting from increased competition in certain markets.



     Operating Expenses. Operating expenses decreased approximately $44,081, or 1.36%, from $3.23 million in 1996 to $3.19 million in 1997. As a percentage of net revenues, operating expenses increased from 47.30% in 1996 to 48.50% in 1997, primarily due to lower sales and the fact that overhead in the store which had closed decreased at a slower rate than sales.



     General and Administrative Expenses. General and administrative expenses decreased $74,224, or 4.41%, from $1.68 million in 1996 to $1.61 million in 1997. As a percentage of net revenues, general and administrative expenses decreased from 24.62% in 1996 to 24.46% in 1997. This decrease as a percentage of net revenues was due to changes in the normal course of business.

     Liquidity and Capital Resources -- Aropi


     Aropi provided $438,499 in net cash from operating activities in 1997. For the year ended June 30, 1998, $186,218 of cash was provided by operating activities. Net cash used in investing activities was approximately $14,417 in 1997 and $16,659 in 1998, principally for the purchase of fixed assets. Net cash used by financing activities was $434,976 in 1997, primarily to repay debt. For the year June 30, 1998, net cash used in financing activities was $176,703. At June 30, 1998, Aropi had a working capital surplus of $958,754, and had $670,502 of long-term debt outstanding net of current maturities of $176,313.


Liquidity and Capital Resources



     When the Company emerged from Bankruptcy on August 12, 1998, it had a working capital deficit of $(55,044). At September 30, 1998, the Company had a working capital deficit of $(2,335,490). The decrease in working capital of $2,280,446 is primarily attributable to cash used by operations of $332,597, and the addition of long-term assets in the Aropi acquisition (fixed assets -- $352,891; goodwill -- $1,004,877) which was financed by short-term debt.



     Since emerging from bankruptcy, the Company has utilized $332,597 in operations, which was funded primarily by debt borrowing in excess of what was needed to fund the Aropi acquisition. For the foreseeable future, the Company intends to retain all earnings for use in the operation and expansion of its business.


     The Company has not entered into any material commitments for capital expenditures at this time. The Company's expansion program is likely to require the Company to make capital expenditures for furniture and fixtures and leasehold improvements on an ongoing basis of approximately $250,000 per new store (including the costs of inventory).



     The Company had deferred tax assets totaling $1,735,000, with $1,635,000 representing the tax effects of net operating loss carryforwards, and the effect of book depreciation in excess of tax depreciation of approximately $100,000 as of August 12, 1998 upon its emergence from bankruptcy. The Company has a full valuation allowance as a reserve against such deferred tax assets. The net operating loss carryforwards totaling approximately $4,087,000, expire in the years 2009 through 2013. Annual utilization of the net operating loss carryforwards will be restricted due to the ownership change in the plan of reorganization. The Company would need to average annual taxable income of at least $272,000 over the carryover period to fully utilize such deferred tax assets.


     Bidco Loan Agreement

     In August 1998, the Company entered into the Loan Agreement with Bidco. The Loan Agreement provided financing in the amount of $1,300,000 as contemplated by the terms of the Plan of Reorganization. The First Amendment provided for an additional $700,000 in financing that was used to fund the Aropi acquisition and that is available for working capital purposes.

     Borrowings under the Loan Agreement were used to repay the outstanding balance owed by the Company under the Loan and Security Agreement, dated April 23, 1998, between the Company and Fremont Financial Corporation, a California corporation ("Fremont"), as well as for working capital needs and general corporate purposes. The Loan Agreement and First Amendment include restrictions on, among other things, additional debt, capital expenditures, investments, dividends and other distributions, mergers and acquisitions, and contains covenants requiring the Company to meet a specified minimum current assets to current liabilities ratio, and a minimum net worth test. As of the date hereof, the Company is in compliance with all such financial covenants.

     The Loan Agreement and First Amendment established a first security interest in the current assets of the Company and a second security interest in the current assets of Aropi, including, among other items, instruments, furniture, accounts receivable and inventory. In addition, the First Amendment provided Bidco with a second security interest in the stock of Aropi.


     Pursuant to the Loan Agreement, the Company executed a Promissory Note that bears interest, which is payable monthly, at the rate of three percentage points over the Prime Rate as published in the Wall Street Journal on the first of every month. The Promissory Note was amended pursuant to the First Amendment to reflect the current amount of the loan which was $2,000,000. Pursuant to the Loan Agreement, the Company issued the Bidco Warrants to purchase 92,595 shares of Common Stock, exercisable at a price of $0.01 per share. Pursuant to the First Amendment, the Company executed the New Bidco Warrants for the right to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price. Each of the Bidco Warrants and the New Bidco Warrants contain registration rights for the shares received by the Bidco pursuant to such warrants. The Bidco Warrants and the New Bidco Warrants have been amended to terminate redemption provisions in those warrants. Upon the consummation of the Offering, Bidco will receive $250,000 as consideration for such termination. Under the terms of the Loan Agreement, Bidco has a right of first refusal on any mezzanine financing for a three-year period and the Company is required to pay a prepayment penalty of 20% on any amount prepaid unless the entire balance is prepaid from the proceeds of the Offering or a private placement by the Company. The Loan Agreement and the First Amendment expire on January 31, 1999 and are required to be paid in full by that time. Although no assurances can be given, the Company currently anticipates that upon completion of the Offering, Bidco will refinance the existing indebtedness for a term of three to five years and on terms and conditions substantially similar to the current agreement. See "Description of Securities -- Warrants."


     As of December 1, 1998, there was an outstanding balance of $2,000,000 on the Bidco loan.


     Greenfield Loan Agreement

     In August 1998, the Company entered into a Loan and Security Agreement (the "Loan and Security Agreement") with Greenfield, that provided acquisition financing in the amount of $2 million, of which $500,000 is pursuant to a non-revolving bulge loan facility ("Bulge Loan") and $1.5 million is pursuant to a revolving credit loan facility ("Term Facility").

     Borrowings under the Loan and Security Agreement were used to finance the acquisition of Aropi, to repay certain outstanding indebtedness and for working capital purposes. The Loan and Security Agreement includes restrictions on, among other things, additional debt, dividends and other distributions, and mergers and acquisitions. As of the date hereof, the Company is in compliance with all such financial covenants.

     The Loan and Security Agreement granted Greenfield a continuing priority after Bidco's subordinated security interest in the current assets of the Company and its subsidiaries, including, among other items, accounts receivable, general intangibles, inventory, instruments, furniture, and other property. In addition, Greenfield has a first security interest in the assets and stock of Aropi.


     Pursuant to the Loan and Security Agreement, the Company executed a Revolving Credit Note that bears interest at the rate of interest which is three percentage points above the Prime Rate as published in the Wall Street Journal and a Bulge Loan Note that bears interest at a fixed 15% per annum rate. The interest on each note is computed upon the basis of a 360 day year for the actual number of days elapsed in a month. Pursuant to the Loan and Security Agreement, the Company also executed the Greenfield Warrants granting Greenfield the right to purchase 40,602 shares of Common Stock, exercisable at a price per share equal to 165% of the public offering price. The Greenfield Warrants contain registration rights for the shares received by the Greenfield pursuant to such warrants. The Greenfield Warrants have been amended to terminate the redemption provision. Upon the consummation of the Offering, Greenfield will receive $100,000 as consideration for such termination. See "Description of Securities -- Warrants."


     As of December 1, 1998, there was an outstanding balance of $500,000 under the Bulge Loan and a balance of approximately $1.5 million under the Term Facility. The outstanding balance on the Term Facility is to be repaid in full no later than January 29, 1999. The outstanding balance on the Bulge Loan is due December 31, 1998. The Company currently anticipates replacing the Term Facility with a new secured facility proximate to or shortly after completion of the Offering. The Bulge Loan as well as a portion of the Term Facility will be repaid with a portion of the proceeds from the Offering. See "Use of Proceeds."




Year 2000 Compliance


     The Year 2000 ("Y2K") issue is the result of computer programs using two numbers to define the year, with the assumption that the first two numbers of the year are "19." Therefore, any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Left uncorrected, this could result in both information technology ("IT") and non-IT system failures or miscalculations causing disruptions of operations, including among other things, a temporary inability to process sales transactions, update databases, produce management reports or engage in normal business activities.


     The Company operates certain accounting software at the corporate level as well as inventory control and point-of-sale systems at the store and corporate levels. See "Business and Operational Model of the Company." In the normal course of operations, the Company has recently upgraded its computer hardware and software systems with systems that are certified as Y2K compliant. Therefore, the Company believes that its internal IT systems are fully Y2K compliant. The Company will begin to individually test its non-IT systems for Y2K compliance in early 1999 and intends to complete the testing by the end of the third quarter of the fiscal year 1999. Given the type of non-IT systems used by the Company such as time clocks, alarm systems and facsimile machines, it believes that even if its non-IT systems are not Y2K compliant, such noncompliance will not materially effect its operations. The Company will continue to review and evaluate its IT and non-IT systems for potential Y2K issues. Additionally, the Company expects to upgrade its existing accounting software during 1999 and will only effect such an upgrade with a system that has been rated Y2K compliant.


     Management does not currently expect that the costs related to Y2K remediation or compliance to be material to the Company's financial condition or results of operations. To date, the Company has not expended any funds for Y2K remediation or compliance. In total, the Company estimates it will spend less than $20,000 on Y2K remediation or compliance. Funds for Y2K remediation and compliance will be drawn from normal operating capital.


     The Company will be dependent on its vendors and suppliers to ensure that they are Y2K compliant. The Company believes the Y2K risk with its suppliers is low because no supplier accounts for a significant percentage of the Company's purchases. The Company, however, is developing contingency plans to identify alternative suppliers. Also, for suppliers that the Company subsequently determines are materially significant, the Company intends to require such suppliers to confirm Y2K compliance in any agreements with the Company. No assurance, however, can be made that such suppliers will agree to that requirement.

     While the Company can not accurately predict a "reasonable worst case scenario" with regard to its Y2K issues, the Company believes that if some of its systems fail because of Y2K problems, the Company may experience significant delays in its ability to perform certain functions which may have a materially adverse effect on the Company's operations. The Company will continue to review and assess these risks and develop appropriate contingency plans and procedures to minimize the effects of such scenarios.



Treatment of Cost of Goods Sold


     The financial statements for the Company include store occupancy and delivery expenses in the cost of goods sold. Aropi's financial statements do not include these items in the cost of goods sold. Following the Offering the Company's financial statements will include store occupancy and delivery expenses.



Seasonality

     Historically, a significant portion of our net sales and net earnings have been realized during the period from October through December, and levels of net sales and net earnings have generally been significantly lower during the period from January through September. This is the general pattern associated with similar retail industries. If for any reason our sales were to be substantially below seasonal norms during the October through December period, our annual results could be materially and adversely affected.

     The Company expects to use a portion of the net proceeds of this Offering for its acquisition and expansion program, and for working capital and general corporate purposes. A portion of the proceeds may also be used for acquisitions of complementary businesses; however, at this time the Company has no definitive acquisition targets. The Company expects the proceeds from this Offering will satisfy its operational and acquisition needs for the next 18-24 months. See "Use of Proceeds."

                                   BUSINESS


The Company

     The Company operates a chain of specialty retail stores for quality cookware and serving equipment, cooking accessories and certain select food products as well as cookbooks and food-related publications. It operates 19 Company-owned stores and 21 franchised locations under the trademarks The Cookstore and Rolling Pin Kitchen Emporium, which are situated primarily throughout the Midwest and Southeast regions of the United States.

     The Company's goal is to build a consolidated enterprise with national market reach through the acquisition and integration of independent quality cookware businesses, the opening of new cookware stores in large markets, and developing franchised cookware stores in targeted markets throughout the United States. Although the Company has had preliminary discussions with representatives of various potential acquisition candidates, the Company currently has no agreement with any company with regard to any acquisitions.

     The Company's cookware stores range in size from approximately 1,600 square feet to 3,300 square feet and operate in regional retail malls. Each store offers a wide range of products, purchased from over 300 vendors in 12 distinct categories including accessories, bakeware, books, cookware, cutlery, electronics, food, furniture, gadgets, gifts, tableware and textiles. The Company intends to use its existing stores as the basic store design prototype for most of its anticipated expansion through Company-owned and franchised locations. The Company has four stores currently operating under The Cookstore trademark in Ohio and recently acquired Aropi that has 15 Company-owned stores operating under the Rolling Pin Kitchen Emporium trademark in Alabama, Florida, Georgia, Kentucky, Louisiana, South Carolina, Tennessee, and Virginia and 21 franchised stores operating under the Rolling Pin Kitchen Emporium trademark in Arkansas, Florida, Georgia, Illinois, Iowa, Kentucky, North Carolina, South Carolina, and Tennessee. The Company expects to convert the four Company-owned stores in Ohio currently operating under The Cookstore trademark to the Rolling Pin Kitchen Emporium trademark in the near future.


Industry Background

     The Company believes numerous factors exist which create a favorable environment for a consolidation within the quality cookware industry. As businesses have become nationwide in scope, the need and demand for a nationwide vendor supplying uniformly high-quality products and services has increased.

     Similarly, as brand consciousness among end users has increased in certain industries, national brands have realized significant advantages in the marketplace, such as the ability to differentiate their products and services, allowing premium pricing and enhanced customer loyalty. Larger businesses formed through mergers or acquisitions continue to achieve competitive advantages by creating operating synergies through, among other things, the elimination of redundant corporate functions and the use of information technology to decrease cost and increase revenue. Furthermore, manufacturers have developed an increased interest in dealing with large distributors, which has enabled manufacturers to generate efficiency gains due to streamlined production, distribution, and marketing operations.

     The Company believes that its standard store format (between 1,600 - 3,300 square feet) works especially well in regional malls and strip shopping centers and other select sites that can be classified as middle to upper income shopping destinations because upper income consumers tend to have more disposable income, which can be used to purchase more expensive cookware. The Company's target areas for acquisition and expansion include regional shopping malls located in suburban and urban core revitalization areas, smaller specialty malls, and select, upper end in-line shopping centers. The Company believes that due to the industry's highly fragmented nature, and the relatively small number of companies, such as Williams-Sonoma, Inc., Bed Bath & Beyond Inc. and Linens 'N Things, Inc., there are hundreds of prime locations available for future store openings or acquisitions.


Competition

     The specialty retail business is fragmented and highly competitive. The Company's specialty retail stores compete with other retail stores, including other specialty stores, so-called super stores, department stores, and mail order catalogs. Such competitors include: (i) upscale department stores, which often carry many of the same product lines as the Company but do not typically have the same depth or breadth of product selection or service; (ii) specialty stores (such as specialty linens or housewares retailers), which often have a depth of product selection but typically carry only a limited portion of the product lines carried by the Company; and (iii) discount and mass merchandise stores. In addition, the Company competes with many different types of retail stores that sell many of the products sold by the Company. The Company competes to a more limited extent with factory outlet stores that typically offer limited quantities or limited lines of high quality merchandise at discount prices. Certain of the Company's competitors have greater financial, distribution and marketing resources than the Company. The recent substantial sales growth in the mail order catalog industry has encouraged the entry of many new competitors and an increase in competition from established companies. The Company competes on the basis of merchandise quality and customer service.


Strategy


     The Company's goal is to become a leading national retailer of quality cooking and serving equipment. In addition to opening new locations and sales of franchises, the Company intends to acquire established local or regional cookware operations and combine and integrate them into the existing organization. In order to achieve its goal, the Company will focus on: (i) identifying acquisition candidates that meet the Company's consolidation criteria; (ii) opening new locations; (iii) selling new franchises to augment the store brand in smaller markets; and (iv) achieving operating efficiencies and synergies by combining administrative functions, eliminating redundant facilities, implementing system and technology improvements in acquired entities, and purchasing products in large volumes for both Company-owned and franchise stores.


     Identify and Pursue Strategic Consolidation Opportunities. The Company plans to acquire companies with established sales presences in certain markets and/or local brand names. The Company believes that the smaller-store, high-end quality cookware industry is highly fragmented and often characterized by family-owned smaller-store owner/operators who desire liquidity and may be unable to gain the scale necessary to access the capital markets effectively or to expand beyond a local or regional base. The Company plans to acquire such operations with a combination of cash from the proceeds of this Offering and Common Stock. Currently, the Company has no specific acquisition targets identified. See "Use of Proceeds."


     The Company plans to pursue acquisition opportunities in markets of at least 250,000 population with fragmented competition that will benefit from economies of scale. Within such markets, the Company intends to focus on the acquisition of stores or chains having some or all of the following characteristics: (i) stable cash flows and recurring revenue streams from long-term operations or market presence; (ii) the ability to improve sales, operations, and profitability through superior management techniques, access to larger financial resources, and improved purchasing terms; (iii) long-term growth prospects for products offered given the market demographics; (iv) a strong "franchise" or presence in the communities served by the acquisition candidate; (v) an ability to retain, promote, and motivate management teams;
(vi) favorable demographic trends within the local regions serviced; and (vii) an under-penetrated market for products provided by the acquisition candidate.


     Open new locations. The Company plans to open new stores in its current Midwest and Southeast market areas. The Company will select locations for new stores based on market and site demographics, the nature of local competition, and the logistics of shipping and store operations. The approximate cost to open a new store (including the costs of inventory) is $250,000.


     The Company's strategy is to present the merchandise in an upscale and fashionable setting. The full range of the stores' products are displayed and stocked on the retail floor. The merchandise is arranged by category for shopping convenience. Feature displays are arranged throughout the store emphasizing seasonal products or particular themes.


     Selling new franchises. The Company believes that franchising offers the opportunity to deploy the cookware store model, and hence the Company's "brand," with no significant capital requirements. This franchise expansion will allow brand expansion into markets that the Company determines would not support a larger Company-owned store. The Company believes that in smaller markets, the local franchisee is better positioned to commit the effort it takes to make a smaller store successful. The Company will continue to use business brokers as a primary vehicle for franchise development, but the Company will also augment its in-house commitment to finding new markets and prospects. The Company expects franchise locations to grow at about double the pace as the internally developed stores. Rolling Pin Kitchen Emporium franchises are available in all states, except for California, Hawaii, Indiana, Maryland, Minnesota, North Dakota, Rhode Island, South Dakota, Washington, New York, Texas, and Wisconsin. The Company does not know when or if it will ever make available franchises in these states.


     Alternative Channels -- The Internet and Catalogs. The Company plans to expand its existing catalog operation. The expanded catalog will be used in selected direct mailing campaigns so as to develop a customer base that complements the Company's existing market locations and develops brand recognition in markets the Company does not currently have retail cookware stores. The Company has an existing web site which generates a modest volume of transactions. The Company expects that this electronic commerce vehicle will be significantly expanded to capture that segment of the growing market that is comfortable with, or prefers, purchasing products on the internet. The Company will use a variety of marketing strategies designed to increase brand recognition and awareness of the web site. This effort is an important component of the brand identity strategy.

     Operating efficiencies. The Company believes that it can achieve greater operating efficiencies as it expands and acquires cookware chains, new stores, and franchised locations. Such operating efficiencies include:

        o Combining Administrative Functions. The Company plans to institute a Company-wide management information system and to combine administrative functions, such as financial reporting and finance, insurance, employee benefits, and legal support, at the corporate level.

        o Implementing System and Technology Improvements. The Company believes it will be able to increase the operating margin of existing stores and acquired companies by using computerized inventory management and order processing systems, computerized quotation and job costing systems and computerized logistics and distribution systems. The Company believes the implementation of such systems may significantly increase the speed and accuracy of order processing at acquired companies, while increasing inventory turns and providing measurement and analysis tools that facilitate efficient operation.

        o Using Volume Purchasing. The Company believes that if it is successful in expanding its operations and acquiring more stores, then the Company can achieve operating efficiencies through volume purchasing and should benefit from favorable prices and rebates accruing as the result of higher volume purchases. The Company plans to negotiate improved arrangements with wholesalers and manufacturers to reduce inventory levels of certain acquired companies, thereby allowing more efficient operations by decreasing inventory holding costs and increasing operating margins.


Reorganization of Predecessor

     The Company is the successor entity to the Predecessor Entity, which filed for bankruptcy on November 13, 1997 and operated under bankruptcy protection during the first half of 1998. The Predecessor Entity began as a family business operating a chain of bookstores and eventually cookware stores as well. The various operations were consolidated in a corporate entity under the name Gaylord Companies, Inc. in July 1994. In October 1995, the Predecessor Entity effected a public offering of its common stock. Although the Predecessor Entity had expected to raise approximately $4 million to $5 million in that offering to finance the expansion of its operations, net proceeds to the Predecessor Entity totaled approximately $2 million. Management believes that the failure to secure an appropriate level of capital, along with competitive pressures from larger bookstore competitors and increased operating expenses, resulted in the bankruptcy.

     The Company formerly operated under the name The Gaylord Companies, Inc., which was reorganized in a Chapter 11 bankruptcy which was completed on August 12, 1998 (the "Effective Date"). In the Reorganization, the Company sold its bookstore operations, closed two cookware stores, and brought in its current management and was renamed Home Retail Holdings, Inc. On September 15, 1998, the Company changed its name from Home Retail Holdings, Inc. to Rolling Pin Kitchen Emporium, Inc.

Acquisition of Aropi


     In August 1998, the Company acquired Aropi from Mr. Glenn Kaas for approximately $2.6 million, consisting of approximately $2.1 million in cash and two notes each for $250,000 that are convertible into Common Stock. Under the purchase agreement, the Company agreed to secure one of the $250,000 convertible promissory notes pursuant to a letter of credit in the amount of $250,000. The letter of credit was not delivered. Pursuant to a letter agreement between the Company and Mr. Kaas, the Company agreed that instead of providing the letter of credit, Mr. Kaas will receive an aggregate of $100,000 payable over a 12-month period (the "Letter Agreement"). The entire amount remaining under the Letter Agreement will be accelerated and become due and payable upon the consummation of the Offering. The Company has also agreed to make a good faith effort to deliver to Mr. Kaas a letter of credit in the amount of $150,000 to secure a convertible promissory note in the amount of $250,000. See "Certain Relationships and Related Party Transactions."


     Aropi was founded in 1978 as Rolling Pin Kitchen Emporium, a sole proprietorship, by members of Mr. Kaas' family. In 1981, Rolling Pin Kitchen Emporium incorporated in the State of Iowa under the name "Aropi, Incorporated." Aropi owned and operated 15 cookware stores in eight states and 21 franchised stores in nine states. Aropi's stores offer on average 4,000 stock-keeping-units ("SKUs"), which are marketed to consumers with a keen interest in cooking and feature categories that include cookware, cutlery, bakeware, books, food, and associated accessories and gadgets. Aropi distinguishes itself from competition by broader and deeper product offerings and a product mix that it believes is continuously revised and revitalized. Aropi's stores, doing business under the trademark Rolling Pin Kitchen Emporium, occupy primary locations in mid- and upper-scale malls enjoying the status as a destination center as well as sales to convenience and impulse buyers throughout the year, particularly during the fourth quarter in correlation with the holiday season.

     At the time Aropi was acquired, the Company appointed Mr. Kaas as President, Chief Executive Officer and a director of the Company. On August 20, 1998, Mr. Kaas entered into an employment agreement (the "Employment Agreement") with the Company which provided for an annual base salary of $105,000 for the first 12 month period and a signing bonus of $125,000 payable in twelve equal monthly installments. On November 4, 1998, the Company's stockholders removed Mr. Kaas from the Board of Directors of the Company, and the Board of Directors terminated his employment as President and Chief Executive Officer of the Company. Mr. Kaas was terminated without Cause (as defined in the Employment Agreement), and under the terms of Employment Agreement, he was entitled to receive within 30 days of such termination, a lump sum equal to his base salary for 12 months plus all amounts owed to him by the Company with respect to his signing bonus. The Company has has paid Mr. Kaas amounts specified under the Employment Agreement. Following the Offering, Mr. Kaas, assuming conversion of the two promissory notes, will own approximately 2% of the Common Stock and will have an option to acquire an additional 5,000 shares of Common Stock received in connection with the acquisition of Aropi.



Discontinued Operations

     In the Reorganization, the Company sold six bookstores and closed two cookware stores which were unprofitable and could not be restructured through the reorganization process to become cost effective.

Properties

     The Company-owned stores are all in leased facilities. The Company does not currently own any of the facilities where its stores are located. The Company-owned stores (which do not include any franchise stores) are located in the following markets:

    Riverchase Galleria, Birmingham, Alabama
    Aventura Mall, Aventura, Florida
    Gulf View Square, Port Richey, Florida
    Cumberland Mall, Atlanta, Georgia
    Northlake Mall, Atlanta, Georgia
    Phipps Plaza, Atlanta, Georgia
    Gwinnett Place Mall, Duluth, Georgia
    Town Center at Cobb, Kennesaw, Georgia
    Fayette Mall, Lexington, Kentucky
    The Mall at Cortana, Baton Rouge, Louisiana
    Lakeside Shopping Center, Metairie, Louisiana
    Lane Avenue Shopping Center, Columbus, Ohio
    Summit Mall Shopping Center, Akron, Ohio
    Worthington Mall, Worthington, Ohio
    The Mall at Fairfield Commons, Beavercreek, Ohio
    Haywood Mall, Greenville, South Carolina
    2100 Hamilton Place Blvd., Chattanooga, Tennessee
    Cool Springs Galleria, Franklin, Tennessee
    Regency Square Mall, Richmond, Virginia

     The Company's corporate headquarters is located at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360.

     The Company's leases tend to be in locations that are considered mid- to upper-end shopping malls and would also be characterized as both destination and convenience driven. A majority of the Company's leases have a term of 10 years. The Company believes that its current corporate facilities are adequate for the foreseeable future and that alternate facilities are readily available.


Franchise Regulation

     The Company as a franchisor is also subject to federal and state regulation in the states in which it offers franchises or where franchised stores are currently operating. Federal regulations require that the Company provide each prospective franchisee with a disclosure document that provides information regarding the Company and the relevant provisions of the franchise agreement and other ancillary contracts. In addition, certain state regulations require that the franchisor be registered or be exempt from the applicable registration requirements. Federal and state franchising laws prohibit certain deceptive trade practices and, in some cases, impose fairness and anti-discrimination standards on the Company.

Trademarks

     The Company has been granted registered trademarks for each of "The Cookstore" and "Rolling Pin Kitchen Emporium" with the United States Patent and Trademark Office.

Employees


     As of November 25, 1998, the Company had approximately 188 part-time employees and approximately 34 full-time employees, of whom 34 were in managerial positions and 188 were in sales positions. The Company believes that the success of its business will depend, in part, on its ability to attract and retain qualified personnel. The Company's employees are not covered by a collective bargaining agreement, and the Company considers its relations with its employees to be good.


Legal Proceedings

     The Company is involved in various legal actions arising in the ordinary course of business. The Company believes that none of these actions will have a material adverse effect on its business, financial condition or results of operations. The Predecessor Entity emerged from bankruptcy on August 12, 1998.

                                  MANAGEMENT


Executive Officers, Directors and Key Employees

     The following table sets forth information concerning the executive officers and directors of the Company:





Name                                  Age    Position                                        Since
----------------------------------   -----   --------------------------------------------   ------
John D. Critser ..................    43     President, Chief Executive Officer              1998
                                              and Director
Gerald M. Czarnecki(1) ...........    58     Chairman of the Board of Directors              1998
Greg E. Dukoff ...................    34     Secretary, Interim Chief Financial Officer      1998
                                              and Director
David E. Danovitch(2) ............    36     Director                                        1998
George P. Lucaci .................    47     Director                                        1998
Thomas L. Tuttle (2) .............    31     Director                                        1998
Daniel T. Guilfoile (2) ..........    39     Director                                        1998


------------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.


     John D. Critser was appointed President, Chief Executive Officer and director of the Company on November 4, 1998. Prior to that he had been the Vice President of Operations of the Company since September 1998. Between July 1994 and August 1998, Mr. Critser was a director, President and Chief Operating Officer of the Gaylord Companies, Inc. and was President and Chief Operating Officer of each of the Gaylord subsidiaries since November 1993. Prior to joining Gaylord in July 1993, Mr. Critser held various positions including Vice President of Store Operations with Eckerd Vision Group, a division of the Eckerd Corporation.

     Gerald M. Czarnecki has been Chairman of the Board of Directors of the Company since August 1998. Since December 1995, Mr. Czarnecki has been the Chairman and Chief Executive Officer of the Deltennium Group, Inc., a private investment and management company. From September 1994 to November 1995, Mr. Czarnecki was President and Chief Operating Officer of UNC Incorporated, an aviation manufacturing and services company. From April 1993 to May 1994, he was Senior Vice President of International Business Machines Corporation. From 1988 to April 1993, Mr. Czarnecki was part of an investor group headed by former Treasury Secretary William E. Simon, with specific responsibility for overseeing the affairs of HonFed Savings Bank, a bank located in Hawaii.

     Greg E. Dukoff has been the Secretary and interim Chief Financial Officer of the Company since May 1998. Since May 1998, he has also been the Administrator of the Predecessor Entity, The Cookstore, Inc., and The Cookstore Worthington, Inc. From 1996 to 1997, Mr. Dukoff was Vice President and Head of Managed Funds with ABN AMRO Bank N.V., an investment bank. From 1994 to 1996, Mr. Dukoff was a First Vice President and Director of Managed Funds with Prudential Securities Incorporated, an investment bank. Mr. Dukoff was an officer of Home Retail Acquisition Corp. from its inception until it was merged into the Predecessor Entity.

     David E. Danovitch has been a director of the Company since May 1998. Since June 1998, Mr. Danovitch has been a Managing Director of DDG Management Services Corp. an investment firm. From October 1997 to October 1998, Mr. Danovitch was a Managing Director of Cambridge Holdings, L.L.C. From 1994 to 1997, he was a principal of Snowden Capital, Inc., a New York City-based investment banking and direct investment firm. From 1993 to 1994, he served as the chief of staff to the Senior Vice President at International Business Machines Corporation. Between 1990 and 1993, Mr. Danovitch was an attorney with the law firm of Jones, Day, Reavis & Pogue.

     George P. Lucaci has been a director of the Company since August 1998. Mr. Lucaci has been a Managing Director of DDG Management Services Corp. since June 1998. From June 1997 to October 1998, Mr. Lucaci was the Vice Chairman of Cambridge Holdings, L.L.C. responsible for all capital market transactions. From June 1995 to June 1997, he was the Chief Executive Officer of RiverBank Securities, a small broker-dealer firm. From October 1992 to June 1995, he was the Managing Director of Normandy Asset Management, a private international investor group. Mr. Lucaci spent most of his career in domestic and international capital markets.

     Thomas L. Tuttle has been a director of the Company since August 1998. Since 1995, he has been the President of GEM Investment Advisors, Inc., an investment advisory firm. Prior to 1995, Mr. Tuttle held various positions with Morgan Stanley & Co., an investment banking firm, and McKinsey & Co., a management consulting firm.

     Daniel T. Guilfoile has been a director nominee and the director designee of Nutmeg Securities, Ltd. since November 1998. Since January 1997, Mr. Guilfoile has been the Director of Investment Banking, in the Capital Markets Group of Nutmeg Securities, Ltd. From 1992 to December 1996, Mr. Guilfoile served as Vice President of Syndicate and Corporate Finance. Mr. Guilfoile has been employed with Nutmeg Securities, Ltd. since 1990. From 1988 to 1990 Mr. Guilfoile was President of Access Systems, Inc., a communication company. From August of 1982 to September of 1987 Mr. Guilfoile was trader and floor supervisor on the floor of the New York Futures Exchange for Walter N. Frank & Co., a New York Stock Exchange specialist firm.


     Following the Offering, the Company intends to retain a Chief Financial Officer with public company experience. The Company is actively seeking to fill the position.


     On August 4, 1998, NASD Regulation, Inc. ("NASD") accepted a Letter of Acceptance, Waiver and Consent submitted by Donald Jackson and George Lucaci, in which Messrs. Jackson and Lucaci consented to a finding by NASD that they had solicited and sold securities prior to the time that a company that they controlled (which company ultimately became a NASD member), and which was involved in the sale of the securities involved in that transaction, was approved for NASD membership, and received investor checks for delivery to the issuer of the securities in a manner that did not comply with regulatory guidelines. Messrs. Jackson and Lucaci agreed to pay a fine of $101,775 in the aggregate to NASD in connection with this matter. The violations were identified during a routine audit subsequent to the company's admission to membership by NASD.


Board of Directors


     Upon consummation of the Offering, directors who are not employees of the Company will receive $1,000 per year for services rendered as a director and $500 for attending each meeting of the Board of Directors or one of its Committees. Directors who provide active, continuous support for the Company's goals and objectives in addition to serving as directors will also be compensated with stock options. In addition, directors may be reimbursed for certain expenses incurred in connection with attendance at any meeting of the Board of Directors or Committees. Other than reimbursement of expenses, directors who are employees of the Company receive no additional compensation for service as a director.


     The Company's Board of Directors is staggered so that following the consummation of the Offering Messrs. Critser and Guilfoile serve until the first annual meeting, Messrs. Dukoff and Lucaci serve until the second annual meeting and Messrs. Danovitch, Czarnecki and Tuttle serve until the third annual meeting. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Executive Compensation

     The following table sets forth total compensation for the Chief Executive Officer of the Company for each of the last three fiscal years. John D. Critser was appointed Chief Executive Officer on November 4, 1998, and will receive a salary of $105,000.



                          SUMMARY COMPENSATION TABLE





                                            Annual Compensation                 Long-Term Compensation
                                 -----------------------------------------   -----------------------------
                                                                                 Awards
Name and                                                         Other         Securities      All Other
Principal                                                       Annual         Underlying     Compensation
Position                 Year     Salary($)     Bonus($)     Compensation     Options (#)         ($)
---------------------   ------   -----------   ----------   --------------   -------------   -------------
John D. Critser,        1997     134,623       --           --               --              --
President and Chief     1996     125,000       --           --               --              --
 Executive Officer      1995     102,885       --           --               --              --

------------

(1) Reflects compensation paid by the Predecessor Entity.

Stock Option Grants


     The following table sets forth information concerning the grant of stock options made during 1998 to the former Chief Executive Officer:



                                Number of          Percent of Total
                               Securities         Options Granted to
                           Underlying Options        Employees in
Name                             Granted             Fiscal Year        Price Per Share     Expiration Date
-----------------------   --------------------   -------------------   -----------------   ----------------
Glenn Kaas(1) .........          5,000                  100%           $ 6.00              August 20, 2000

------------
(1) The options were granted as part of the purchase price for the acquisition of Aropi. The options are exercisable immediately.


1998 Equity Incentive Plan


     The Company adopted the Incentive Plan on July 10, 1998, in connection with the Reorganization.


     The Incentive Plan is designed to advance the interests of the Company by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of Common Stock. The Incentive Plan provides for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, unrestricted stock, deferred stock grants, and performance awards, loans to participants in connection with awards, supplemental grants and combinations of the above. A total of 180,000 shares of Common Stock are reserved for issuance under the Incentive Plan. The maximum number of shares as to which options or SARs may be granted to any participant in any one calendar year is 80,000. The shares of Common Stock issuable under the Incentive Plan are subject to adjustment for stock dividends and similar events. Awards under the Incentive Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award.


     The Incentive Plan is administered by the Option Committee of the Board of Directors (the "Option Committee"). The Option Committee shall consist of at least two directors. If the Common Stock is registered under the Exchange Act, all members of the Option Committee shall be "outside directors" as defined. Each employee of the Company or any of its subsidiaries and other persons or entities (including non-employee directors of the Company or any of its subsidiaries) who, in the opinion of the Option Committee, are in a position to make a significant contribution to the success of the Company or any of its subsidiaries are eligible to participate in the Incentive Plan.


     No determination has been made (i) as to which individuals may in the future receive options or rights under the Incentive Plan, (ii) as to the number of shares to be covered by any such options or rights granted to any single individual, or (iii) as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the Incentive Plan will be used for its general purposes, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.


     Stock Options. The exercise price of an ISO granted under the Incentive Plan may not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock at the time of grant. The term of each option may be set by the Option Committee but cannot exceed ten years from the date of grant (five years from the date of grant in the case of an ISO granted to a 10% shareholder), and each option will be exercisable at such time or times as the Option Committee specifies.


     Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, stock options. Each SAR entitles the participant, in general, to receive upon exercise the excess of the fair market value of the shares in cash or Common Stock at the date of exercise over the fair market value of the shares on the date the SAR was granted. The Option Committee may grant SARs which provide that following a change in control of the Company, as determined by the Option Committee, the holder of such right will be entitled to receive an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option or the SAR is exercised, the accompanying option or SAR, as the case may be, will cease to be exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of Common Stock subject to the option exceeds the exercise price of such option. SARs not granted in tandem shall be exercisable at such time, and on such conditions, as the Option Committee may specify.


     Restricted Stock. The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture. Awards may provide for acquisition of restricted and unrestricted Common Stock for a purchase price specified by the Option Committee, but in no event less than par value. Restricted Common Stock is subject to repurchase at the original purchase price, or to forfeiture if no cash was paid by the participant, if the participant ceases to be an employee of the Company before the restrictions lapse. Restricted securities shall become freely transferable upon the passage of any applicable period of time and satisfaction of any conditions to vesting. The Option Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.


     The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times, and on such conditions, as the Option Committee may specify. Performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Option Committee may also be granted. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.


     A loan may be made under the Incentive Plan either in connection with the purchase of Common Stock under an award or with the payment of any federal, state and local tax with respect to income recognized as a result of an award. The Option Committee will determine the terms of any loan, including the interest rate (which may be zero). No loan may have a term exceeding ten years in duration. In connection with any award, the Option Committee may also provide for and grant a cash award to offset federal, state and local income taxes or to make a participant whole for certain taxes.


     Except as otherwise provided by the Option Committee, if a participant dies, options and SARs held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant's executor, administrator or transferee for a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Option Committee, options and SARs not exercisable at a participant's death terminate at death. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant's death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant was not irrevocably entitled prior to death will be forfeited, except as otherwise determined by the Option Committee.


     In the case of termination of a participant's association with the Company for reasons other than death, the following will apply: (i) options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); (ii) shares of restricted Common Stock must be resold to the Company; and (iii) other awards to which the participant was not irrevocably entitled prior to termination will be forfeited, unless otherwise determined by the Option Committee. If any such association is terminated due to the participant's discharge for cause which, in the opinion of the Option Committee, casts such discredit on the participant as to justify immediate termination of any award under the Incentive Plan, such participant's options and SARs may be terminated immediately.


     In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, the Option Committee may determine that (i) each outstanding option and SAR will become immediately exercisable unless otherwise provided at the time of grant, (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions, (iii) all conditions on deferred grants, performance awards and supplemental grants which relate only to the passage of time and continued employment will be removed, and (iv) all loans under the Incentive Plan will be forgiven. The Option Committee may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control without cause, or in the case of certain officers designated from time to time by the Option Committee resigns under certain circumstances, within two years following the change in control, all unvested options will immediately become fully vested, all options will be exercisable for the shorter of four years or their original duration, and all other awards will immediately become fully vested. If the Option Committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.


Employment Agreements

     Mr. Critser, the President and Chief Executive Officer of the Company, has entered into a one year employment agreement with the Company. Mr. Critser receives an annual salary of $105,000 a year and a $700 monthly car allowance.

     Mr. Kaas, the former Chief Executive Officer of the Company, had entered into the Employment Agreement. The Board of Directors terminated Mr. Kaas' position with the Company effective November 4, 1998. Mr. Kaas was terminated without Cause (as defined in the Employment Agreement), and under the terms of the Employment Agreement, he is entitled to receive within 30 days of such termination, a lump sum equal to his base salary for 12 months plus all amounts owed to him by the Company with respect to a $125,000 signing bonus which was part of the Employment Agreement. The Company has paid Mr. Kaas the amounts specified under the Employment Agreement.

Indemnification of Officers and Directors

     The Company, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, indemnifies, and advances expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses). The indemnification provided by the Company is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any person seeking indemnification by the Company is deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

     If the Delaware General Corporation Law is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any amendment, repeal or modification of such provision shall be prospective only and shall not adversely affect any right or protection of any of our directors existing at the time of such amendment, repeal or modification.

     Additionally, it is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     The Company believes that the transactions set forth below were made on terms no less favorable to it than could have been obtained from unaffiliated third parties. All future transactions, including any loans between the Company and any of its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


The Home Retail Acquisition Corp. Junior Participation; The Merger


     In March 1998, the Company and Cambridge Holdings, L.L.C. ("Cambridge") entered into a Term Sheet that provided for the sale of the Company and its subsidiaries as going concerns to Cambridge or its designee. Greenfield had provided financing to the Company during the reorganization and the Term Sheet originally envisioned that Greenfield would remain a lender to the Company through the Effective Date and that Cambridge or its designee would provide advisory services to the Company pursuant to an Advisory Agreement. However, it became apparent to the Company and to Cambridge that it was in the best interests of the Company for Greenfield to be paid out of its loan facility with respect to the Company prior to the Effective Date and for Home Retail Acquisition Corp. ("HRAC"), the designee of Cambridge, to assume a more active advisory role in the business and perform in place of Cambridge under the advisory agreement. As a result, HRAC arranged for Fremont to provide a loan facility, the proceeds of which were used to repay Greenfield. The Advisory Agreement was amended pursuant to a Stipulation and Order entered by the Court on April 27, 1998. In order to ensure that the Fremont financing was sufficient in amount to (i) repay Greenfield in full, and (ii) provide the Company with sufficient working capital, the Court authorized HRAC to purchase participation interests in the Fremont financing. As a result, HRAC purchased the HRAC Junior Tranche, in the amount of $310,000.


     Pursuant to the Plan of Reorganization, on the Effective Date, HRAC merged with and into the Predecessor Entity with the Predecessor Entity being the surviving corporation and simultaneously changing its name to Home Retail Holdings, Inc. In consideration for the contribution of HRAC and the merger of HRAC with the Company, and in complete satisfaction of the HRAC Junior Tranche, and any amounts owed to HRAC prior to the confirmation date under the HRAC Advisory Agreement, on the Effective Date the stockholders of HRAC received 1,383,691 shares of Common Stock. In addition, the Company assumed all of the liabilities of HRAC.


The Reorganization


     Pursuant to the Plan of Reorganization, the Company issued: (i) 1,522,041 shares of Common Stock, of which 1,383,691 shares were issued to the shareholders of HRAC and 138,350 were issued to creditors with unsecured claims against the Predecessor Entity; (ii) 85,777 shares of Class B Common Stock to the holders of the Predecessor Entity's common stock; (iii) 69,174 shares of Class B Common Stock to the holders of the Predecessor Entity's preferred stock; (iv) 52,573 New Warrants; (v) 92,595 Bidco Warrants; and (vi) 29,261 Individual Warrants. These shares and warrants were issued pursuant to Section 1145(a) of the Bankruptcy Code which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if: (i) the securities are offered and sold under a plan of reorganization; (ii) the securities offered are these of the debtor or an affiliate of the debtor participating in a joint plan or of a successor to the debtor under the plan; and (iii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor, or principally in such exchange and partly for cash or property. The Company believes that it satisfied all of the requirements of Section 1145(a) and as a result the securities and warrants issued pursuant to the Plan of Reorganization were exempt from registration under the Securities Act and state securities laws.


Other Transactions


     Greg E. Dukoff is currently the Secretary, interim Chief Financial Officer and a director of the Company. Mr. Dukoff is being compensated at a rate of $8,333 per month for financial and administrative services rendered as an independent consultant. Mr. Dukoff was President and a director of HRAC.

     In connection with the acquisition of Aropi, the Company granted Mr. Kaas an option to purchase 5,000 shares of Common Stock at the price per share equal to the public offering price. This option vested immediately. As a signing bonus, Mr. Kaas was entitled to receive $125,000 paid in equal monthly payments of approximately $10,417 per month for a period of 12 months commencing 60 days after the closing of the acquisition. In addition, pursuant to a letter agreement between the Company and Mr. Kaas, the Company agreed to pay Mr. Kaas the aggregate amount of $100,000 on a monthly basis over a period of 12 months commencing 60 days after the closing of the acquisition. The entire amount remaining under the letter agreement will be accelerated and become due and payable upon the consummation of the Offering. The Company also agreed to make a good faith effort to deliver to Mr. Kaas a letter of credit in the amount of $150,000 to secure a convertible promissory note in the amount of $250,000.

     In August 1998, the Company entered into an agreement to lease its executive offices from Glenn Kaas, formerly the President, Chief Executive Officer and director of the Company. The annual rental to be paid by the Company will equal $65,000 per year for the first 18 months of the lease, at which time the base rent will be adjusted by calculating the change in the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for the United States City Average, All Items ("CPI"), from the commencement date of the lease and as of the twelfth month of the lease and adding that percentage to the percentage arrived at by calculating the change in the CPI from the thirteenth month and as of the eighteenth month of the lease. The base rent for the remaining term of the lease will be adjusted by the sum of these two percentages. The lease commences on September 1, 1998 and terminates two and one half years from the commencement date.

     Pursuant to a demand note, Amelar Investments, L.L.C., TJQL Investments, LLC, Deltennium Group, Inc., and Sina Kinay, collectively, loaned $30,000 to the HRAC on June 12, 1998 with an annual interest rate of 10.5%. This demand note was later amended to be held by Tri-Family Investment Co., LLC. on behalf of the aforementioned parties.


Control by Certain Directors


     Certain related persons currently own an aggregate of approximately 40% of the Common Stock, 20% after this Offering, and all but two of the Company's directors are affiliated. As a result, Messrs. Danovitch, Lucaci, Dukoff and Czarnecki will be in a position to exercise significant influence over the Company and the election of its directors and otherwise essentially control the outcome of all matters requiring stockholder approval.

     In August 1998, the Company entered into a management agreement with Deltennium Consulting, Inc., a Delaware corporation ("Deltennium Consulting"), to provide services in connection with the operations of the Company for the lesser of three years from the Effective Date or until the Company has sustained a market capitalization of at least $150 million for at least three months. Under the management agreement Deltennium Consulting receives $60,000 per year for such services. Gerald Czarnecki, the Chairman of the Board of Directors of the Company, is also the Chairman and Chief Executive Officer of Deltennium Consulting.


     Global Strategic Holdings, Ltd. currently owns an aggregate of approximately 40% of the Common Stock, 20% after this Offering. Thomas Tuttle, a director of the Company, is the investment advisor to Global Strategic Holdings, Ltd. and as such will be in a position to exercise significant influence over the Company and the election of its directors and otherwise essentially control the outcome of all matters requiring stockholder approval.


Advisory Agreement

     Pursuant to the Plan of Reorganization, HRAC entered into an advisory agreement with the Company which terminated on the Effective Date of the Reorganization. DDG Management Services Corp. currently has an advisory agreement with the Company to provide advisory and related services for the lesser of three years from the Effective Date or until the Company has sustained a market capitalization of at least $150 million for at least three months. Under the advisory agreement, DDG Management Services Corp. receives $20,000 per month, with payments to accrue until such time as the Company raises $4 million in a public or private equity offering, after which all amounts that have accrued including any interest thereon shall be paid and future payments shall be made monthly. See "The Reorganization."

                            PRINCIPAL STOCKHOLDERS


     As of November 25, 1998, the Company has outstanding 1,522,041 shares of Common Stock held by 343 holders of record. The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of November 25, 1998, by (i) each of the Company's directors and executive officers, (ii) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's directors and executive officers as a group.






                                                                    Percentage Owned
                                                                 ----------------------
                Name and Address                                   Before       After
             of Beneficial Owner(1)                  Shares       Offering     Offering
-----------------------------------------------   ------------   ----------   ---------

Gerald M. Czarnecki(2) ........................      124,679      8.2%         4.1%
Greg E. Dukoff(3) .............................       73,813      4.8%         2.4%
John D. Critser ...............................        8,937        *            *
David E. Danovitch(4) .........................      124,679      8.2%         4.1%
George P. Lucaci(5) ...........................      211,159     13.8%         7.0%
Thomas L. Tuttle(6) ...........................      605,362     39.7%        20.0%
Daniel T. Guilfoile ...........................            0        *            *
Global Strategic Holdings, Ltd.(6).............      605,362     39.7%        20.0%
Amelar Investments, LLC (4)....................      124,679      8.2%         4.1%
Alemer Productions, LLC (5)....................      211,159     13.8%         7.0%
TJQL Investments, LLC(7) ......................      211,159     13.8%         7.0%
Deltennium Group, Inc.(2)......................      124,679      8.2%         4.1%
Jamberry Lake Partners (3).....................       73,813      4.8%         2.4%
All Directors and Executive Officers as a Group
 (7 Persons) ..................................    1,148,629     74.7%        37.6%



------------
* Less than one percent.

(1) Unless indicated otherwise, the address of the beneficial owners is, Rolling Pin Kitchen Emporium, Inc., 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360.


(2) Includes 124,679 shares held by Deltennium Group, Inc. Mr. Czarnecki is the Chairman and Chief Executive Officer of Deltennium Group, Inc.


(3) Includes 72,063 shares held by Jamberry Lake Partners and 1,750 shares which may be acquired upon the exercise of warrants. Mr. Dukoff is a managing partner of Jamberry Lake Partners.


(4) Includes 124,679 shares held by Amelar Investments, LLC. Mr. Danovitch is a manager of Amelar Investments, LLC.

(5) Includes 211,159 shares held by Alemer Productions, LLC. Mr. Lucaci is a member of Alemer Productions, LLC.

(6) Includes 605,362 shares held by Global Strategic Holdings, Ltd. Thomas Tuttle is the investment advisor to Global Strategic Holdings, Ltd. Mr. Tuttle's address is 712 5th Avenue, 7th Floor, New York, New York 10019.

(7) Mr. Donald Jackson is a manager of TJQL Investments, LLC. Mr. Jackson was a director of the Company until he resigned in November 1998.

                           DESCRIPTION OF SECURITIES


     The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, par value $0.01 per share (referred to as "Common Stock"), 154,951 shares of Class B Restricted Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").


     The following summary of certain terms of Company's capital stock describes material provisions of, but does not purport to be complete and is subject to and qualified in its entirety by, our Restated and Amended Certificate of Incorporation, Bylaws and the Delaware General Corporation Law.


Common Equity Securities


     The Common Stock and Class B Common Stock have the same rights, privileges and preferences except that the Class B Common Stock (i) has no dividend or liquidation rights except as required under the Delaware General Corporation Law, and (ii) may not be transferable except by operation of law in the event of the death, bankruptcy, or liquidation of the holder thereof. Subject to prior dividend rights and sinking fund or redemption or purchase rights which may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of Company, including prior claims of any outstanding preferred stock.


     Each share of Class B Common Stock shall be automatically converted into one share of Common Stock (the "Conversion Rate") if any one of the following events occurs (each, a "Trigger Event"): (i) the closing sale price of the Common Stock for twenty (20) consecutive trading days as quoted on the Nasdaq SmallCap Market or, if such shares are not trading on the Nasdaq SmallCap Market, then on the principal market on which such shares shall then be trading for twenty (20) consecutive trading days exceeds $11.57 per share of Common Stock (the "Trigger Price"); or (ii) of a sale of all or substantially all the assets of Company, a sale of all the equity interests of Company or a merger or consolidation of Company with or into another entity in which Company is not the surviving entity pursuant to which the holders of Common Stock would receive, on a fully diluted basis after giving effect to the conversion of the Class B Common Stock and any other convertible securities, consideration which exceeds the Trigger Price, in each case subject to adjustment in the event of any stock splits or other similar events. As soon as practicable after a Trigger Event, Company shall give or cause notice to be given to each holder of Class B Common Stock that the Class B Common Stock has been converted into Common Stock, and such conversion shall be deemed to have occurred on the sooner of the date of such notice and the date of such a merger or consolidation, if any, constituting a Trigger Event. Each holder of shares of Class B Common Stock outstanding immediately prior to the date of the Trigger Event, upon surrender of the certificate or certificates representing such shares to Company, shall receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock which such holder shall be entitled to receive as provided herein. After the Trigger Event, each certificate which represented outstanding shares of Class B Common Stock, prior to such date, shall be deemed for all corporate purposes to evidence the ownership of the shares of Common Stock as provided herein. No dividend or other distribution payable with respect to the Common Stock shall be paid to any holder of any certificate representing shares of Class B Common Stock issued and outstanding immediately prior to such date until such holder surrenders such certificate for exchange. All shares of Common Stock for and into which shares of Class B Common Stock shall have been exchanged and converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged and converted shares. Except for such rights, the holder of certificate(s) representing shares of Class B Common Stock issued and outstanding immediately prior to such date shall have no rights with respect to such shares after such date other than to surrender such certificate for conversion. The Company shall at all times reserve a sufficient number of shares of authorized but unissued Common Stock for issuance upon conversion of the Class B Common Stock. No share of Class B Common Stock may be issued after a Trigger Event.


     There are 1,522,041 shares of Common Stock and 154,951 shares of Class B Common Stock issued and outstanding.

     The holders of Common Stock and Class B Common Stock are entitled to one vote per share on all matters to be submitted to a vote of the stock and are not entitled to cumulative voting in the election of directors, which means that the holders of the majority of the shares voting for the election of directors can elect all of the directors then standing for election by the holders of Common Stock. The holders of Common Stock and Class B Common Stock have no preemptive or other subscription rights, and shares of Common Stock and Class B Common Stock are not redeemable at the option of the holders, do not have any conversion rights, and are not subject to call. The rights, preferences and privileges of holders of Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate and issue in the future or which is currently outstanding.


Preferred Stock

     The authorized but undesignated Preferred Stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the stockholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relevant provisions that may be provided with respect to a particular series or class. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and Class B Common Stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

     There are 320 shares of Convertible Series A Preferred Stock issued and outstanding.


     The holders of the Convertible Series A Preferred Stock have the right to receive dividends of 6% per annum, payable in stock or cash at the Company's discretion at the time of conversion. The holders have the right to convert each share of Preferred Stock into Shares of Common Stock (based on $1,000 per share of Preferred Stock) equal to the lesser of (a) 80% of the five day average closing bid price for the Common Stock for the five trading days immediately preceding the shares are converted, or (b) 150% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading day period following the Company's completion of a secondary offering. The holders of the Convertible Series A Preferred Stock have demand registration rights. As a result, the Company will exercise its redemption rights and redeem 275 shares of Convertible Series A Preferred Stock held by the Delacroix Foundation, Ltd. at the time of the Offering for a redemption premium of 25% over the $1,000 par value of such shares.



Registration Rights

     Registration rights were granted in connection with the issuance of the Preferred Stock, Individual Warrants, Other Financing Warrants, Greenfield Warrants, New Bidco Warrants and Bidco Warrants. The holders of the Individual Warrants, Other Financing Warrants, Greenfield Warrants, New Bidco Warrants and Bidco Warrants, or the shares of Common Stock issued on conversion of the such warrants, have the right to unlimited incidental registrations for a period of three years from the commencement of this Offering.


Warrants


     New Warrants. Pursuant to the Plan of Reorganization, the Company granted the New Warrants for the purchase of 52,573 shares of Common Stock, exercisable at a price of $11.57 per share, to the holders of all of the outstanding warrants of the Predecessor Entity. The New Warrants are exercisable for a period of 14 months, commencing August 12, 1998 and terminating on October 30, 1999. The New Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the New Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. Commencing on February 1999, the Company may redeem all of the New Warrants at $0.05 per warrant, provided, that before the Company can call for redemption of the New Warrants the closing sale price of the Common Stock as quoted on the Nasdaq SmallCap Market, or if such shares are not quoted on the Nasdaq SmallCap Market, on the principal market on which such shares shall then be trading, shall have, for each of the twenty (20) consecutive trading days ending on the tenth (10th) day prior to the date on which the notice is given, equaled or exceeded $12.00 per share.

     Individual Warrants. Pursuant to the Plan of Reorganization, the Company granted the Individual Warrants for the purchase of 29,261 shares of Common Stock, exercisable at a price of 80% of the public offering price, to the holders of all of the individual junior tranche of the Predecessor Entity. The Individual Warrants are exercisable for a period of five-years, commencing on August 20, 1998 and terminating on June 30, 2003. The Individual Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Individual Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Individual Warrants grant to the holder thereof certain registration rights with respect to the Common Stock issuable upon the exercise of the Individual Warrants.


     Bidco Warrants. The Company has granted warrants to Bidco for the purchase 92,595 shares of Common Stock. The Bidco Warrants are exercisable at a price of $0.01 per share for a five-year period, commencing on August 12, 1998 and terminating on August 12, 2003.

     New Bidco Warrants. The Company has granted warrants to Bidco for the purchase 40,602 shares of Common Stock. The New Bidco Warrants are exercisable at a price per share equal to 165% of the public offering price for a five-year period, commencing on the effective date of this Offering and terminating on June 30, 2003. The New Bidco Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the New Bidco Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the New Bidco Warrants grant to the holder thereof certain registration rights with respect to the Common Stock issuable upon the exercise of the New Bidco Warrants.

     Greenfield Warrants. The Company has granted warrants to Greenfield for the purchase 40,602 shares of Common Stock. The Greenfield Warrants are exercisable at a price per share equal to 165% of the public offering price for a five-year period, commencing on the effective date of this Offering and terminating on June 30, 2003. The Greenfield Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Greenfield Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Greenfield Warrants grant to the holder thereof certain incidental registration rights with respect to the Common Stock issuable upon the exercise of the Greenfield Warrants.


     Underwriters' Warrants. The Company granted warrants to the Underwriters to purchase 150,000 shares of Common Stock. The Underwriters' Warrants are exercisable at a price per share equal to 165% of the public offering price for a four-year period, commencing one year from the effective date of this Offering. The Underwriters' Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Underwriters' Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Underwriters' Warrants grant to the holders thereof certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Underwriters' Warrants. See "Underwriting."


     Other Financing Warrants. The Company has granted two warrants to JRP Consulting Corp. and two warrants to Laux, Holmes & Company for the purchase of 104,246 shares of Common Stock in the aggregate. The Other Financing Warrants are exercisable at a price per share of 165% of the public offering price. Certain of the Other Financing Warrants representing warrants to purchase 98,246 shares of Common Stock are exercisable for a period of five years, commencing on August 20, 1998 and the remaining Other Financing Warrants to purchase 6,000 shares of Common Stock become exercisable on November 25, 1999 and the aggregate of such warrants terminate on August 31, 2003. The Other Financing Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Other Financing Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Other Financing Warrants grant to the holder thereof certain registration rights with respect to the Common Stock issuable upon the exercise of the Other Financing Warrants.


     Financing Warrants. The Company has granted warrants to DLM Asset Management and Spinnernet Financial Services, Ltd. for the purchase of 8,875 shares of Common Stock in the aggregate. The Financing

Warrants are exercisable at a price per share of 165% of the public offering price. The Financing Warrants are exercisable for a period of three years, commencing on the effective date of the Offering and terminating on August 31, 2003. The Financing Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Financing Warrants upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transactions. For a period of three years from the commencement of this Offering, the Financing Warrants grant to the holder thereof certain registration rights with respect to the Common Stock issuable upon the exercise of the Financing Warrants.


Transfer Agent and Registrar


     Continental Stock Transfer and Trust Company is acting as transfer agent and registrar for the Company's Common Stock.


                        SHARES ELIGIBLE FOR FUTURE SALE



     Upon completion of this Offering, the Company will have 3,022,041 outstanding shares of Common Stock (assuming no exercise of outstanding options, warrants or Underwriters' over-allotment option). Of these shares, the 1,500,000 shares sold to the public in this Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by "affiliates" within the meaning of the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 1,394,378 shares held by certain existing stockholders were issued by the Company in private transactions in reliance upon one or more exemptions under the Securities Act, are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. Such restricted securities may be sold in compliance with such Rule, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months after such one year holding period, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four weeks prior to the proposed sale. In addition, sales under Rule 144 may be made only through unsolicited "broker's transactions" or to a "market maker" and are subject to various other conditions. The limitation on the number of shares which may be sold under Rule 144 and the "broker's transaction" requirement do not apply to restricted securities sold for the account of a person who is not and has not been an "affiliate" (as that term is defined in the Securities Act) of the Company during the three months prior to the proposed sale and who has beneficially owned the securities for at least two years.

     Prior to the Offering, there has been no market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market prices prevailing from time to time. Sales of substantial amounts of Common Stock in the public market following this Offering could lower the market price of the Common Stock. Of the 3,022,041 shares of Common Stock to be outstanding after this Offering (assuming no exercise of outstanding options, warrants or the over-allotment option), 1,500,000 shares will be freely tradable without restriction. Upon expiration of the lock-up agreements entered into by the officers, directors and certain existing stockholders of the Company, an additional 1,394,378 shares will become eligible for sale 13 months from the close of this Offering, subject to the provisions of Rule 144. In addition, 138,350 shares of Common Stock are held by stockholders that acquired the shares as creditors pursuant to the Plan of Reorganization. These stockholders have certain registration rights as provided by the Plan of Reorganization.


     In addition, the Company intends to file a registration statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of options under the Incentive Plan. The Incentive Plan authorizes the issuance of options relating to up to 180,000 shares of Common Stock. Currently, no options have been issued under the Incentive Plan. See "Management--1998 Equity Incentive Plan." Upon filing of such registration statement, the holders of such options may, subject to vesting requirements, exercise and sell their shares immediately without restriction, except affiliates who are subject to certain volume limitations and manner of sale requirements of Rule 144. Holders of warrants to purchase 466,181 shares of Common Stock are entitled to certain registration rights with respect to such shares. Upon registration, such shares may be sold in the market without limitation. See "Description of Securities--Registration Rights." Sales of such shares may decrease the recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Underwriters' Warrants grant to the holders thereof certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Underwriters' Warrants. See "Underwriting."


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Nutmeg Securities, Ltd. is acting as representative (the "Representative"), has agreed to purchase, the number of shares of Common Stock set forth opposite its name below. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Agreement Among Underwriters.




Underwriter                  Number of Shares
-------------------------   -----------------
Nutmeg Securities, Ltd.
                                   ----------
   TOTAL
                                   ==========

     The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase and pay for all of the above shares of Common Stock if any are purchased. The Underwriters propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus.

     The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 225,000 additional shares of Common Stock at the public offering price less the underwriting discount. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby.

     The Company has also agreed to sell to the Underwriters, for nominal consideration, warrants to purchase the number of shares of Common Stock equal to 10% of the total number of shares of Common Stock sold in this Offering at a price per share equal to 165% of the public offering price. The Underwriters' Warrants will be exercisable for a period of four years commencing one year from the effective date of this Offering and will contain certain demand and "piggyback" registration rights with respect to the Common Stock issuable upon the exercise of the Underwriters' Warrants. The Underwriters' Warrants are not transferable (except to members of the syndicate and their affiliates). The exercise price and the number of shares issuable upon exercise may, under certain circumstances, be subject to adjustment pursuant to antidilution provisions.

     The Company has agreed to allow the Underwriters a commission of ten percent (10%) of the public offering price of the shares of Common Stock. Additionally, the Company will be paying the Underwriters, following the closing of this Offering, a nonaccountable expense allowance equal to three percent (3%) of the aggregate public offering price of the shares of Common Stock, less any applicable deposits.

     The Company has further agreed to indemnify the Underwriters against certain liabilities, losses and expenses, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof. The Company also has agreed to reimburse the Underwriters for certain out-of-pocket expenses incurred in connection with the Offering.

     The Underwriters have advised the Company that they do not intend to make sales to discretionary accounts.


     The Company's officers, directors and certain existing stockholders have agreed not to, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any of the Company's equity securities for a period of 13 months after the date of the closing of this Offering.


     In connection with this Offering certain underwriters may engage in passive market making transactions in the shares in accordance with Rule 103 of Regulation M. Further, the Underwriters' selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Shares. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. The Underwriters may also create a "short position" for their own account by selling more shares in the Offering than they are committed to purchase, and in that case they may purchase shares in the open market after this Offering is completed to cover all or a part of their short position. The Representative may also cover all or a portion of their short position, up to 225,000 shares, by exercising their over-allotment option described above and on the cover of this Prospectus.

     Prior to the Offering, there has not been an active trading market for the Common Stock. Consequently, the public offering price of the Common Stock and the terms of the Underwriters' Warrants (including the exercise price) have been determined by negotiation between the Company and the Representative. Among the factors considered in such negotiations were the history of, and the prospect for, the Company's business, and assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the Offering. The public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Common Stock will develop after the close of the Offering, or if a public market in fact develops, that such public market will be sustained, or that the Common Stock can be resold at any time at the offering or any other price.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon by Brown & Wood LLP, Washington, D.C. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York.


                                    EXPERTS

     The audited consolidated financial statements included elsewhere in this Prospectus and in the Registration Statement have been audited by Feldman Sherb Ehrlich & Co., P.C., certified public accountants, and Smith & Radigan, certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports.


                            ADDITIONAL INFORMATION

     The Company will be subject to the information requirements of the Exchange Act, and, in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

                         INDEX TO FINANCIAL STATEMENTS




                                                                                              Page
Rolling Pin Kitchen Emporium, Inc.:                                                          -----
Independent Auditors' Report .............................................................    F-2
Consolidated Balance Sheet at August 12, 1998 ............................................    F-3
Notes to Consolidated Financial Statements ...............................................    F-4
Gaylord Companies, Inc.:
Independent Auditors' Report .............................................................    F-9
Consolidated Balance Sheet at December 31, 1997 ..........................................   F-10
Consolidated Statement of Operations for the years ended December 31, 1997 and 1996 ......   F-11
Consolidated Statement of Stockholders' Equity for the years ended December 31, 1997 and
  1996 ...................................................................................   F-12
Consolidated Statement of Cash Flows for the years ended December 31, 1997 and 1996 ......   F-13
Notes to Consolidated Financial Statements ...............................................   F-14
(Unaudited) Interim Financial Statements:
Consolidated Balance Sheet at September 30, 1998 (Unaudited) .............................   F-19
Consolidated Statements of Operations (Unaudited) of Rolling Pin Kitchen Emporium, Inc.
   for the period August 12, 1998 to September 30, 1998 and of Gaylord Companies, Inc.
   for the period January 1, 1998 to August 12, 1998 and the nine months ended
   September 30, 1997 ....................................................................   F-20
Consolidated Statements of Cash Flows (Unaudited) of Rolling Pin Kitchen Emporium, Inc.
   for the period August 12, 1998 to September 30, 1998 and of Gaylord Companies, Inc.
   for the period January 1, 1998 to August 12, 1998 and the nine months ended
   September 30, 1997 ....................................................................   F-21
Notes to Unaudited Financial Statements ..................................................   F-22
Aropi Incorporated:
Independent Auditors' Report .............................................................   F-23
Balance Sheet at June 30, 1998 and 1997 ..................................................   F-24
Statement of Income for the years ended June 30, 1998 and 1997 ...........................   F-26
Statement of Stockholders' Equity for the years ended June 30, 1998 and 1997 .............   F-27
Statement of Cash Flows for the years ended June 30, 1998 and 1997 .......................   F-28
Notes to Financial Statements ............................................................   F-29
(Unaudited) Pro-forma Financial Statements:
Description of (Unaudited) Pro-forma Financial Statements ................................   F-33
(Unaudited) Pro-forma Condensed Consolidated Statement of Operations for the nine months
   ended September 30, 1998 ..............................................................   F-34
(Unaudited) Pro-forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1997 .....................................................................   F-35
Notes to (Unaudited) Pro-forma Financial Statements ......................................   F-36

                         INDEPENDENT AUDITORS' REPORT




To the Shareholders and Board of Directors
Rolling Pin Kitchen Emporium, Inc.
Atlanta, Georgia


     We have audited the accompanying consolidated balance sheet of Rolling Pin Kitchen Emporium, Inc. and subsidiaries as of August 12, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Rolling Pin Kitchen Emporium, Inc. as of August 12, 1998 in conformity with generally accepted accounting principles.




                                            Feldman Sherb Ehrlich & Co., P.C.
                                            Certified Public Accountants
New York, New York
October 30, 1998

                      ROLLING PIN KITCHEN EMPORIUM, INC.

                           CONSOLIDATED BALANCE SHEET

                                AUGUST 12, 1998

                                    ASSETS




CURRENT ASSETS:
 Cash ................................................    $   144,006
 Accounts receivable - trade .........................          5,183
 Inventories .........................................        777,991
 Prepaid expenses and other current assets ...........         15,427
                                                          -----------
    TOTAL CURRENT ASSETS .............................        942,607
PROPERTY AND EQUIPMENT ...............................        299,323
REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO
 IDENTIFIABLE ASSETS .................................        148,388
OTHER ASSETS .........................................        174,103
                                                          -----------
                                                          $ 1,564,421
                                                          ===========


                     LIABILITIES AND STOCKHOLDERS' EQUITY




CURRENT LIABILITIES:
 Accounts payable and accrued expenses ...................................    $   247,651
 Note payable ............................................................        750,000
                                                                              -----------
    TOTAL CURRENT LIABILITIES ............................................        997,651
PUT OPTION ON WARRANTS ...................................................        550,000
STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par, 1,000,000 shares authorized, none issued......             --
 Common stock, $.01 par, authorized: Class A-20,000,000,
   Class B-155,000; issued and outstanding :
   Class A-1,522,041, Class B-154,951 ....................................         16,770
                                                                              -----------
   TOTAL STOCKHOLDERS' EQUITY ............................................         16,770
                                                                              -----------
                                                                              $ 1,564,421
                                                                              ===========



                See notes to consolidated financial statements.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                                AUGUST 12, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

     The financial statements of Rolling Pin Kitchen Emporium, Inc. (the "Company") include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. The Company is a specialty retailer of quality cookware and serving equipment, with operations in Ohio, Indiana and Kentucky.

     (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the retail method and the FIFO method.

     (d) Property and Equipment

     Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

     Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     (e) Net Earnings (Loss) Per Share

     The Company follows the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which became effective for financial statements with fiscal years ending after December 15, 1997. Basic earnings
(loss) per share is computed based on the weighted average number of common shares outstanding after giving effect to preferred stock dividends.

     (f) Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

     (g) Stock Based Compensation

     The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," the Company has adopted the pro forma disclosure requirements of Statement No. 123 in fiscal 1996.'

     (h) Revenue Recognition

     Revenue is recorded at the point of sale. Returns are estimated and accrued.

     (i) Cash Equivalents

     The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

     (j) Recently Issued Accounting Pronouncements



     Upon its emergence from bankruptcy, the Company has or will adopt the provisions of recently issued accounting pronouncements, which consist of the following:


     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which requires separate reporting for items of other comprehensive income, which are not normally reported in the statement of operations, but rather as a direct adjustment to equity. This statement is effective for fiscal years beginning after December 15, 1997. The Company does presently have any which are characterized as other comprehensive income and it is not presently expected that adoption of this standard will have a material impact on the Company's financial statements.


     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires disclosure about reportable operating segments. This statement is effective for fiscal years beginning after December 15, 1997. The Company does not presently have any reportable operating segments, as defined under this standard, and it is not expected that adoption of this standard will have a material impact on the Company's financial statements.


     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. This statement is effective for fiscal years beginning after June 15, 1999. The Company expect that adoption of this standard will have a material impact on the Company's financial statements.



2. REORGANIZATION


     On November 14, 1997, the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy code.


     At the outset, the bankruptcy petition was organized to consolidate the cases of the entities that comprised the bookstore operations in distinction from those that comprised the cookstore operations.


     The bookstore operations were disposed of under their own separate plan of reorganization on July 1, 1998 and were accounted for as discontinued operations.


     On June 24, 1998, the entities comprising the cookstores filed a plan of reorganization, which was confirmed by the Bankruptcy Court on July 10, 1998 and declared effective on August 12, 1998.


     Under the plan, Home Retail Acquisition Corp. ("HRAC") (which is a secured creditor of the cookstores by virtue of the its purchase of a junior participation in the Company's debt from Fremont Financial), was merged into the Company. On the effective date, all previous equity interests were extinguished and the reorganized company issued a total of 1,522,041 shares of Class A common stock, 154,951 shares of Class B common stock and a total of 174,429 warrants. HRAC received a total of 1,383,691 of the newly issued Class A shares, thereby controlling the reorganized entity. Unsecured creditors of the predecessor entity were issued 138,350 Class A common shares. Holders of the predecessor's common stock were issued 85,777 shares of Class B common stock and holders of the predecessor entity's preferred stock were issued 69,174 shares of Class B common stock.


     In accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, the Company was required to adopt fresh-start accounting as of August 12, 1998, after all material conditions required by the Plan were satisfied. The Company was required to adopt fresh-start reporting because the holders of the existing voting shares immediately prior to filing and confirmation of the Plan received less than 50% of the voting shares of the emerging entity, and its reorganization value was less than the total of its post-petition liabilities and allowed claims. Under fresh-start accounting, all assets and liabilities are restated to reflect their reorganization value, which approximates fair value at the date of reorganization. The liabilities of the reorganized Company consist of post-petition current liabilities, notes payable to Liberty-Bidco in the amount of $1,300,000, reduced by a discount of $400,000 and a put option of $400,000 related to 92,595 warrants issued to Liberty-Bidco. In accordance with fresh-start accounting, the gain on forgiveness of debt resulting from the bankruptcy proceedings was reflected on the predecessor Company's statement of operations for the period January 1, 1998 to August 12, 1998. In addition, the accumulated deficit of the predecessor Company at August 12, 1998 totaling $3,114,406 was eliminated, and at August 12, 1998, the reorganized Company's financial statements reflect no beginning retained earnings or deficit. Liabilities discharged in bankruptcy totaled $1,472,215. This amount was recorded as an extraordinary gain on debt forgiveness on the predecessor company's final statement of operations for the period January 1, 1998 to August 12, 1998.

     The reorganization value of the reorganized Company was determined in consideration of several factors. Management believes the estimated fair value of the emerging entity before considering liabilities approximates the amount a willing buyer would pay for the assets of the entity immediately after the restructuring. The Company determined that the fair value of the assets at August 12, 1998 approximated carrying value. The excess of post-emergence liabilities over the fair value of the assets, which totaled $148,388, is recorded as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets," which will be amortized as a charge to income over its estimated life of 3 years.

     The effect of the reorganization on the Company's consolidated balance sheet at August 12, 1998, is as follows:




                                                        Pre-Confirmation                         Reorganized
                                                          Balance Sheet                         Balance Sheet
                                                         August 12, 1998      Adjustments      August 12, 1998
                                                       ------------------   ---------------   ----------------
Cash ...............................................      $    144,006                           $   144,006
Accounts receivable ................................             5,183                                 5,183
Inventory ..........................................           777,991                               777,991
Prepaids ...........................................            15,427                                15,427
Fixed assets .......................................           299,323                               299,323
Reorganization value in excess of amounts ..........                              148,888            148,388
Other assets .......................................           174,103                               174,103
                                                          ------------                           -----------
Total Assets .......................................      $  1,416,033                           $ 1,564,421
                                                          ============                           ===========
Accounts payable and accrued expenses ..............      $    247,651                           $   247,651
Line of credit .....................................           900,000                               900,000
Put option on warrants .............................           400,000                               400,000
                                                          ------------                           -----------
Total Liabilities ..................................         1,547,651                             1,547,651
Stockholders' Equity:
Preferred stock ....................................           300,000           (300,000)                 0
Common stock .......................................            40,950            (40,950)                 0
Common stock - Class A .............................                 0             15,220             15,220
Common stock - Class B .............................                 0              1,550              1,550
Paid in capital ....................................         2,641,838         (2,641,838)                 0
Retained earnings ..................................        (3,114,406)         3,114,406                  0
                                                          ------------                           -----------
Total Stockholders' Equity .........................          (131,618)                               16,770
                                                          ------------                           -----------
Total Liabilities and Stockholders' Equity .........      $  1,416,033                           $ 1,564,421
                                                          ============                           ===========


3. PROPERTY AND EQUIPMENT


     The following is a summary of property and equipment at August 12, 1998:

                                     Depreciable
                                         Life
                                    -------------
Computers and equipment .........   5 years          $  88,722
Leasehold improvements ..........     (A)              103,023
Furniture and fixtures ..........   7 years            107,578
                                                     ---------
                                                     $ 299,323
                                                     =========

(A) The lessor of useful life (on average 10 years) or over the lease term.


4. LOAN AGREEMENT


     In April 1998, the Company obtained debtor-in-possession financing from Fremont Financial Corporation which was repaid on August 12, 1998 with a refinancing from Liberty-Bidco. The Liberty-Bidco financing totaled $1,300,000, of which amount $1,053,000 was used to pay off Fremont, $160,000 was used to pay financing costs and attorney fees and the $87,000 balance went to the Company. The maturity date of the loan is January 1, 1999, and the loan bears interest at three percent over prime. The loan contains a prepayment penalty of 20%, and is secured by substantially all the assets of the Company. The loan contains a number of negative covenants of which the principal financial covenants are to maintain a ratio of current assets to current liabilities (as defined by agreement) of 1.25 to 1.00, and minimum net worth (as defined by agreement) of negative $150,000 through September 30, 1998, positive $100,000 through November 30, 1998 and positive $500,000 by December 1, 1998 and beyond.

     In connection with the loan agreement, Liberty-Bidco received warrants to purchase 92,595 shares of the Company's common stock for $.01 per share through August 12, 2003. The warrants contain a put option which can require the Company to repurchase the warrants, or the stock obtained on exercise, for the greater of $400,000 or the market value of the stock. The Company has recorded $400,000 as a liability for the put option and a corresponding discount to the note payable. The put option is not exercisable until January 31, 2000.

     The note discount is being amortized over the term of the debt using the effective interest method and the financing costs are being amortized straight-line over the debt term.


5. COMMITMENTS

     Leases

     In connection with the Bankruptcy Court's approval of the Company's plans of reorganization, all previous future lease commitments were voided by the court, and the Company selectively entered into new lease commitments for the cookstore operations.

     Future minimum lease payments under such noncancelable operating leases are as follows:

                                              Operating
         Year ending December 31,              leases
------------------------------------------   ----------
       1998 ..............................    $174,670
       1999 ..............................     386,926
       2000 ..............................     389,988
       2001 ..............................     393,881
       2002 ..............................     402,073
       Later years, through 2006 .........     617,042

6. INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109.

     The Company had deferred tax assets total $1,735,000, with $1,635,000 representing the tax effects of net operating loss carryforwards and the effect of book depreciation in excess of tax depreciation of approximately $100,000 at August 12, 1998. The Company has a full valuation allowance as a reserve against such deferred tax assets. The net operating loss carryforwards totaling approximately $4,087,000, expire in the years 2009 through 2013. Annual utilization of the net operating loss carryforwards is restricted due to the ownership change in the plan of reorganization.


7. WARRANTS

     On August 20, 1998, the Company granted the following warrants: (i) Bidco received a five year warrant to purchase 92,595 shares of the Common Stock, exercisable at $0.01 per share, in connection with the Loan Agreement: (ii) Bidco also received a five year warrant to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, in connection with the First Amendment to the Loan Agreement: (iii) Greenfield received a five year warrant to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price; (iv) DLM Asset Management, Inc. and Spinnernet Financial Systems, Ltd. received three year warrants to purchase in the aggregate 8,875 shares of Common Stock each exercisable at 165% of the public offering price; and (v) JRP Consulting Corp. and Laux, Holmes & Company received five year warrants to purchase in the aggregate 98,246 shares of Common Stock each exercisable at 165% of the public offering price. The warrants were issued as part of the financing agreements with Bidco and Greenfield.

     Pursuant to the Plan of Reorganization, 52,573 warrants were issued to previous warrant holders, exercisable for $11.57 until January 1, 1999 and $14.40 until October 30, 1999. Also, 29,261 five year warrants were granted to Junior Tranche participants, exercisable at 80% of the public offering price.

8. ACQUISITION OF AROPI


     On August 21, 1998, the Company acquired Aropi, Incorporated, an Atlanta, Georgia based chain retailer of kitchen products. The purchase price was $2,651,725, of which $1,290,317 went to the seller, composed of $790,317 in cash and two convertible promissory notes of $250,000 each. The remaining $1,361,408 was used to pay off certain indebtedness of the seller. Acquisition costs were approximately $75,000. The convertible promissory notes bear interest at the rate of 8% and are mandatorily convertible into Common Stock having a fair market value of $500,000 as of the conversion date. Such shares shall not represent less than 2% of all of the issued and outstanding Common Stock on a fully diluted basis. The convertible promissory notes are mandatorily convertible if the Company completes an offering of its Common Stock prior to August 20, 1999 in which it receives proceeds of at least $5,000,000 and the Company has a specified capital structure as of the conversion date. The fair value of assets and liabilities acquired approximated book value. Goodwill recorded on the acquisition was $1,004,877, and is computed as follows:


       Fair Value of Assets Acquired:
          Cash .......................................    $   101,487
          Accounts receivable ........................         48,932
          Inventory ..................................      1,897,451
          Fixed assets ...............................        352,891
                                                          -----------
                                                            2,400,761
       Fair Value of Liabilities Assumed:
          Accounts payable and accrued expenses ......        678,913
                                                          -----------
        Net Assets Acquired ..........................      1,721,848
       Purchase Price, including acquisition costs and
        repayment of seller's indebtedness ...........      2,726,725
                                                          -----------
          Goodwill ...................................    $ 1,004,877
                                                          ===========

     The goodwill will be amortized over its estimated useful life of ten years.

     Upon the acquisition, the selling shareholder entered into an employment agreement to serve as chief executive officer of the combined company. The employment agreement is for a period of three years for base annual salary of $105,000, $115,500 and $127,050. The selling shareholder will also receive a bonus totalling $125,000, payable at the rate of $10,417 over the first twelve months and has received 5,000 options to purchase common stock for $6.00 per share expiring in August 2000. Additionally, the Company entered into a two-and-a-half year lease for the rental of administrative offices from the seller for base annual rent of $65,000. Upon consummation of the acquisition, the administrative offices of the combined company were moved to this location.


     The acquisition was financed with a second financing from Liberty-Bidco in the amount of $700,000, under an amendment to the original $1,300,000 note, and the balance under a new $2,000,000 loan facility with Greenfield Commercial Credit, L.L.C., $500,000 of which is due on December 31, 1998 and $1,500,000 due on January 29, 1999. The Liberty-Bidco debt matures on January 1, 1999. The interest rate on all the above debt is three percent over prime, except for the $500,000 due on December 31, 1998, which bears interest at the rate of 15% per annum.


9. STOCK OPTION PLAN

     On July 10, 1998, in connection with the Plan of Reorganization, the Company adopted the 1998 Equity Incentive Plan, to issue up to 180,000 options or stock appreciation rights ("SAR's") to participants. No options or SARs have been issued as of August 12, 1998.

                         INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Gaylord Companies, Inc. (Debtor-in-possession)


     We have audited the accompanying consolidated balance sheet of Gaylord Companies, Inc. and subsidiaries (Debtor-in-possession) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gaylord Companies, Inc. (Debtor-in-possession) as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


     As discussed in Note 2, the Company and all of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code on November 14, 1997 emerging from bankruptcy and adopting "fresh start" reporting on August 12, 1998. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show
(a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to liabilities subject to compromise, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.



                                          Feldman Sherb Ehrlich & Co., P.C.
                                          Certified Public Accountants


New York, New York
August 12, 1998

                            GAYLORD COMPANIES, INC.
                            (DEBTOR-IN-POSSESSION)
                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


                                                                  ASSETS
CURRENT ASSETS:
 Cash ................................................................................    $  1,070,503
 Accounts receivable - trade .........................................................          15,118
 Inventories .........................................................................         889,996
 Prepaid expenses and other current assets ...........................................          56,681
                                                                                          ------------
   TOTAL CURRENT ASSETS ..............................................................       2,032,298
PROPERTY AND EQUIPMENT ...............................................................         349,750
OTHER ASSETS .........................................................................           8,700
                                                                                          ------------
                                                                                          $  2,390,748
                                                                                          ============
                                           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Liabilities Not Subject to Compromise:
  Accounts payable and accrued expenses .............................................     $    175,318
 Liabilities Subject to Compromise:
  Accounts payable and accrued expenses .............................................        1,112,858
  Sales and other taxes payable .....................................................           89,357
  Line of credit ....................................................................        1,297,547
  Notes payable .....................................................................          348,675
                                                                                          ------------
                                                                                             3,023,755
 Net liabilities of discontinued operations ..........................................         658,697
                                                                                          ------------
 Total current liabilities ...........................................................       3,682,452
STOCKHOLDERS' DEFICIT:
 Cumulative preferred stock, par value $.01 per share; 1,500,000 shares authorized,
 60,000 shares issued and outstanding ................................................         300,000
Common stock, par value $.01 per share; 10,000,000 shares authorized, 4,095,000 shares
 issued and outstanding ..............................................................          40,950
Additional paid-in-capital ...........................................................       2,641,838
Accumulated deficit ..................................................................      (4,274,492)
                                                                                          ------------
   TOTAL STOCKHOLDERS' DEFICIT .......................................................      (1,291,704)
                                                                                          ------------
                                                                                          $  2,390,748
                                                                                          ============

                See notes to consolidated financial statements.

                            GAYLORD COMPANIES, INC.
                            (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENT OF OPERATIONS





                                                                  Year ended December 31,
                                                             ----------------------------------
                                                                   1997              1996
                                                             ---------------   ----------------
NET SALES ................................................    $  3,724,157       $  3,497,940
COST OF GOODS SOLD, including store occupancy and delivery
 costs ...................................................       3,508,874          2,899,932
                                                                 ---------       ------------
GROSS PROFIT .............................................         215,283            598,008
                                                                 ---------       ------------
OPERATING EXPENSES:
 Selling, general and administrative .....................         838,081            390,123
 Non-cash imputed stock compensation .....................         469,255                 --
 Depreciation and amortization ...........................         107,640             68,334
                                                                 ---------       ------------
                                                                 1,414,976            458,457
                                                                 ---------       ------------
OPERATING INCOME (LOSS) ..................................      (1,199,693)           139,551
                                                                ----------       ------------
OTHER INCOME (EXPENSE):
 Interest expense, net ...................................         (79,710)           (64,817)
 Amortization of debt issue costs and discounts ..........         (74,000)          (149,986)
 Other - net .............................................         (37,977)            37,409
                                                                ----------       ------------
                                                                  (191,687)          (177,394)
                                                                ----------       ------------
      INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES .............................................      (1,391,380)           (37,843)
PROVISION FOR INCOME TAXES ...............................        (400,649)                --
                                                                ----------       ------------
LOSS FROM CONTINUING OPERATIONS ..........................      (1,792,029)           (37,843)
REORGANIZATION - PROFESSIONAL FEES .......................        (234,625)                --
                                                                ----------       ------------
LOSS BEFORE DISCONTINUED OPERATIONS ......................      (2,026,654)           (37,843)
LOSS FROM DISCONTINUED OPERATIONS ........................      (1,224,845)          (949,966)
                                                                ----------       ------------
NET LOSS .................................................      (3,251,499)          (987,809)
 Preferred stock dividends ...............................         (23,789)           (36,000)
                                                                ----------       ------------
NET LOSS TO COMMON SHAREHOLDERS ..........................    $ (3,275,288)      $ (1,023,809)
                                                              ============       ============
BASIC LOSS PER COMMON SHARE:
 Continuing ..............................................    $      (0.53)      $      (0.02)
 Discontinued ............................................           (0.32)             (0.31)
                                                              ------------       ------------
                                                              $      (0.85)      $      (0.33)
                                                              ============       ============
WEIGHTED AVERAGE COMMON SHARES USED ......................       3,870,000          3,103,957
                                                              ============       ============

                See notes to consolidated financial statements.

                            GAYLORD COMPANIES, INC.
                            (DEBTOR-IN-POSSESSION)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)




                                      Preferred Stock          Common Stock
                                   ---------------------  -----------------------
                                    Shares      Amount       Shares      Amount
                                   --------  -----------  -----------  ----------
 BALANCE -- DECEMBER 31, 1995....   60,000    $300,000     2,750,000    $27,500
  Sale of stock to consultant           --          --       300,000      3,000
 Shares issued with note
  payable .......................       --          --       180,000      1,800
 Shares issued for services .           --          --       170,000      1,700
  Conversion of notes, net of
   deferred debt issue costs            --          --       235,000      2,350
    Dividends on preferred
  stock .........................       --          --            --         --
   Amortization of unearned
  stock compensation ............       --          --            --         --
 Net loss .......................       --          --            --         --
                                    ------    --------     ---------    -------

BALANCE -- DECEMBER 31, 1996 ....   60,000     300,000     3,635,000     36,350
  Sale of stock to consultant           --          --       160,000      1,600
 Stock issuance to
  consultant ....................       --          --       300,000      3,000
  Amortization and write off
  of unearned stock
  compensation ..................       --          --            --         --
    Dividends on preferred
  stock .........................       --          --            --         --
 Write off of stock
  receivable ....................       --          --            --         --
 Net loss .......................       --          --            --         --
                                    ------    --------     ---------    -------

BALANCE -- DECEMBER 31, 1997 ....   60,000    $300,000     4,095,000    $40,950
                                    ======    ========     =========    =======

                                                         Unearned                         Retained
                                       Additional          Stock        Receivable        Earnings
                                    Paid-in Capital    Compensation      for Stock       (deficit)          Totals
                                   -----------------  --------------  --------------  ---------------  ---------------
BALANCE -- DECEMBER 31, 1995 ....      $1,600,817       $       --      $       --     $     24,591     $  1,952,908
  Sale of stock to consultant             297,000               --        (168,571)              --          131,429
 Shares issued with note
  payable .......................          94,200               --              --               --           96,000
 Shares issued for services .             112,050         (110,000)             --               --            3,750
  Conversion of notes, net of
   deferred debt issue costs              234,871               --              --               --          237,221
    Dividends on preferred
  stock .........................              --               --              --          (36,000)         (36,000)
   Amortization of unearned
  stock compensation ............              --           13,333              --               --           13,333
 Net loss .......................              --               --              --         (987,809)        (987,809)
                                       ----------       ----------      ----------     ------------     ------------

BALANCE -- DECEMBER 31, 1996 ....       2,338,938          (96,667)       (168,571)        (999,218)       1,410,832
  Sale of stock to consultant             155,900         (143,750)             --               --           13,750
 Stock issuance to
  consultant ....................         147,000               --              --               --          150,000
  Amortization and write off
  of unearned stock
  compensation ..................              --          240,417              --               --          240,417
    Dividends on preferred
  stock .........................              --               --              --          (23,775)         (23,775)
 Write off of stock
  receivable ....................              --               --         168,571               --          168,571
 Net loss .......................              --               --              --       (3,251,499)      (3,251,499)
                                       ----------       ----------      ----------     ------------     ------------

BALANCE -- DECEMBER 31, 1997 ....      $2,641,838       $       --      $       --     $ (4,274,492)    $ (1,291,704)
                                       ==========       ==========      ==========     ============     ============

                See notes to consolidated financial statements.

                   GAYLORD COMPANIES, INC. AND SUBSIDIARIES
                            (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                  Year ended December 31,
                                                                             ----------------------------------
                                                                                   1997               1996
                                                                             ----------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .......................................................     $ (3,251,499)      $  (987,809)
 Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
   Loss from discontinued operations .....................................        1,224,845           949,966
   Reorganization items ..................................................          234,625                --
   Depreciation and amortization .........................................          107,640           193,208
   Non cash imputed compensation expense .................................          469,255            57,012
   Amortization of discount on notes payable .............................           74,000            10,667
   Write off of goodwill .................................................          114,933                --
   Write off of investment ...............................................          125,000                --
   Changes in assets and liabilities:
    Decrease (increase) in accounts receivable ...........................           65,211           (38,232)
    Decrease (increase) in other receivables .............................          177,217            16,490
    Decrease (increase) in inventory .....................................        1,320,244          (399,788)
    Decrease (increase) in prepaid expenses and other assets .............          153,858           (96,668)
    Decrease (increase) in other assets ..................................           18,277            11,136
    Decrease (increase) in deferred income taxes .........................          398,196                --
    Increase (decrease) in accounts payable ..............................       (1,008,331)          551,627
    Increase (decrease) in sales and other taxes payable .................         (101,117)           11,171
    Increase in net liabilities of discontinued operations ...............          489,776                --
                                                                               ------------       -----------
      Net cash provided (used) by continuing operations ..................          612,130           278,780
   Cash used for reorganization items ....................................         (234,625)               --
   Net cash provided by discontinued operations ..........................         (668,377)         (949,966)
                                                                               ------------       -----------
                NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                   (290,872)         (671,186)
                                                                               ------------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ......................................          (34,915)         (204,551)
 Proceeds from sale of property and equipment ............................               --             3,785
                                                                               ------------       -----------
                NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                    (34,915)         (200,766)
                                                                               ------------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock ..................................               --            69,721
 Dividends paid ..........................................................          (23,789)          (36,000)
 Proceeds (repayments) from notes payable ................................         (300,986)          204,000
 Proceeds from bank debt .................................................        1,297,547           395,000
 Repayments of bank debt .................................................         (395,000)         (463,770)
 Proceeds from issuance of convertible notes .............................               --           622,500
 (Increase) decrease in restricted cash ..................................               --           250,000
                                                                               ------------       -----------
                NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                    577,772         1,041,451
                                                                               ------------       -----------
NET INCREASE (DECREASE) IN CASH ..........................................          251,985           169,499
CASH AT BEGINNING OF YEAR ................................................          818,518           649,019
                                                                               ------------       -----------
CASH AT END OF YEAR ......................................................     $  1,070,503       $   818,518
                                                                               ============       ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid during the year for:
   Interest ..............................................................     $    434,170       $   318,612
                                                                               ============       ===========
   Income taxes ..........................................................     $         --       $        --
                                                                               ============       ===========
   Non cash financing and investing activity:
    Conversion of notes payable to common stock ..........................     $         --       $   352,500
                                                                               ============       ===========
    Common stock issued for future services ..............................     $         --       $   112,500
                                                                               ============       ===========
    Receivable for common stock ..........................................     $         --       $   168,571
                                                                               ============       ===========

                See notes to consolidated financial statements.

                   GAYLORD COMPANIES, INC. AND SUBSIDIARIES
                            (DEBTOR-IN-POSSESSION)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

     The financial statements of Gaylord Companies, Inc. (the "Company") include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. The Company is a specialty retailer of quality cookware and serving equipment, with operations in Ohio, Indiana and Kentucky.

     (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the retail method and the FIFO method.

     (d) Property and Equipment

     Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

     Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     (e) Net Earnings (Loss) Per Share

     The Company follows the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which became effective for financial statements with fiscal years ending after December 15, 1997. Basic earnings
(loss) per share is computed based on the weighted average number of common shares outstanding after giving effect to preferred stock dividends.

     (f) Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash, receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

     (g) Stock Based Compensation

     The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," the Company has adopted the pro forma disclosure requirements of Statement No. 123 in fiscal 1996.

     (h) Revenue Recognition

     Revenue is recorded at the point of sale. Returns are estimated and accrued.

     (i) Cash Equivalents

     The Company considers all highly liquid, temporary cash investments with an original maturity of three months or less to be cash equivalents.

2. PLAN OF REORGANIZATION

     On November 14, 1997, the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy code.

     At the outset, the bankruptcy petition was organized to consolidate the cases of the entities that comprised the bookstore operations in distinction from those that comprised the cookstore operations.

     The bookstore operations were disposed of under their own separate plan of reorganization on July 1, 1998 and are being accounted for as discontinued operations.

     On June 24, 1998, the entities comprising the cookstores filed a plan of reorganization, which was confirmed by the Bankruptcy Court on July 10, 1998 and the Company emerged from bankruptcy on August 12, 1998.

     Under the plan, Home Retail Acquisition Corp. ("HRAC") (which is a secured creditor of the cookstores by virtue of the its purchase of a junior participation in the Company's debt from Fremont Financial), will be merged into the Company. On the effective date, all previous equity interests were extinguished and the reorganized company issued a total of 1,522,041 shares of Class A common stock, 154,951 shares of Class B common stock and a total of 174,429 warrants. HRAC will receive a total of 1,383,691 of the newly issued Class A shares, thereby controlling the reorganized entity.

3. DISCONTINUED OPERATIONS

     Shortly after its November 1997 bankruptcy filing, in connection with its plans to return to financial viability, the Company reached a decision to dispose of its bookstore operations.

     In February 1998, certain principal managing shareholders proposed a plan of reorganization for the bookstores whereby they would assume the bookstore business, and proposed a formula for settlement of the liabilities.

     In April 1998, United Magazine Corporation ("Unimag") a major creditor of the bookstores put forth a competing plan, which was ultimately accepted by the creditors and the Bankruptcy Court. The plan was finalized on July 1, 1998, with all assets and liabilities of the bookstore business assumed by Unimag. Under the terms of the plan, certain unimpaired claims, totaling approximately $800,000 were paid by Unimag, impaired claims, totaling approximately $1,700,000, were settled for a pro rata allocation of $110,000, and approximately $187,000 which was due to Unimag, was waived by Unimag.

     Upon sale to Unimag, the Company realized a gain on disposal of $556,473 representing an excess of liabilities over assets assumed of $1,216,893 (with includes the assumption of the $387,547 balance on the Greenfield term loan) and losses through to the disposal date of $660,420.

     The following table presents the composition of the net liabilities of the discontinued business at December 31, 1997.



       Cash ..............................................     $    11,123
       Accounts Receivable -- trade ......................          48,787
       Other Receivables .................................         208,932
       Inventories .......................................         795,055
       Prepaid expenses and other current assets .........         414,762
       Net property and equipment ........................         220,573
       Investment ........................................         125,000
       Goodwill ..........................................         114,933
       Other .............................................           3,801
                                                               -----------
    Total Assets .........................................       1,942,966
                                                               -----------
       Liabilities not subject to compromise:
          Accounts payable and accrued expenses ..........         117,369
       Liabilities subject to compromise
          Accounts payable and accrued expenses ..........       2,484,294
                                                               -----------
            Total Payables ..................... .........       2,601,663
                                                               -----------
    Net liabilities of discontinued business .............     $  (658,697)
                                                               ===========

     The revenues of the discontinued business were $8,790,813 for the year ended December 31, 1997 and $9,804,454 for the year ended December 31, 1996.


4. PROPERTY AND EQUIPMENT


     The following is a summary of property and equipment at December 31, 1997:





                                                       Depreciable
                                                          Life
                                                      ------------
Computers and equipment ...........................     5 years       $ 211,732
Leasehold improvements ............................     10 years        239,776
Furniture and fixtures ............................     7 years         232,861
                                                                      ---------
                                                                        684,369
Accumulated depreciation and amortization .........                     334,619
                                                                      ---------
                                                                      $ 349,750
                                                                      =========

5. LOAN AGREEMENT


     In April 1997, the Company entered into a loan and security agreement (the "Agreement") with Greenfield Commercial Credit, L.L.C. (The "Lender"). Pursuant to the agreement, the Lender established a revolving credit loan facility for the Company in an amount of up to $1,000,000 (the "Revolving Credit Loan") and advanced $350,000 at closing as a term loan (the "Term Loan"). The Term Loan and Revolving Credit Loan are referred to as the "Loans".


     The Revolving Credit Loan bore interest at the prime rate plus eight percent per annum. The Term Loan bore interest at the prime rate plus five and eight-five hundredths percent per annum the loans was due no later than October 20, 1997. The Loans were secured by a lien on substantially all of the Company's assets. The Loans were guaranteed by the Company's Chairman of the Board and Chief Executive Officer and such guarantee is secured by a third mortgage on his principal residence. The proceeds of the loans were used primarily to repay amounts owed to Bank One Columbus, N.A. and for working capital purposes.


     Upon the loans not being repaid on the due date, they went into default. The balance on the revolving credit loan was $910,000 at December 31, 1997 and $387,547 on the term loan (including interest). In April 1998, the Company obtained debtor-in-possession financing form Fremont Financial Corporation which was used to repay the revolving credit loan. The term loan was assumed and settled by Unimag under its plan of reorganization for the bookstores in May 1998.

6. COMMITMENTS


     Leases


     In connection with the Bankruptcy Court's approval of the Company's plans of reorganization, all previous future lease commitments were voided by the court, and the Company selectively entered into new lease commitments for the cookstore operations.


     Future minimum lease payments under such noncancelable operating leases are as follows:




                                                   Operating
Year ending December 31,                            leases
----------------------------------------------   ------------
  1998 .......................................    $ 174,670
  1999 .......................................      386,926
  2000 .......................................      389,988
  2001 .......................................      393,881
  2002 .......................................      402,073
  Later years, through 2006 ..................      617,042

     Total rental expense for operating leases was $703,231 and $487,640 in 1997 and 1996, respectively.

7. INCOME TAX EXPENSE (BENEFIT)

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109.

     The differences between income taxes computed by applying the statutory federal income tax rate (35%) and income tax expense (benefit) in the consolidated financial statements are:




                                                           Years ended December 31,
                                                      -----------------------------------
                                                             1997               1996
                                                      -----------------   ---------------
   Tax benefit computed at statutory rate .........     $  (1,138,000)      $  (346,000)
   Change in valuation allowance ..................           398,196                --
   Effect of permanent differences ................           175,000            29,000
   Other, net .....................................             2,453             3,000
   Tax benefit not recognized .....................           963,000           314,000
                                                        -------------       -----------
                                                        $     400,649       $        --
                                                        =============       ===========


     The Company had deferred tax assets total $1,610,000, with $1,510,000 representing the tax effects of net operating loss carryforwards and the effect of, book depreciation in excess of tax depreciation of approximately $100,000 as of December 31, 1997. The Company has a full valuation allowance as a reserve against such deferred tax assets. The net operating loss carryforwards totaling approximately $3,774,000, expire in the years 2009 through 2013. Annual utilization of the net operating loss carryforwards will be restricted due to the ownership change in the plan of reorganization.


8. STOCKHOLDERS' EQUITY

     The Company completed an Initial Public Offering in November 1995, selling a total of 750,000 shares of common stock for $3.00 per share, and 1,725,000 warrants at $0.10 per warrant. Net proceeds to the Company after underwriter discounts and other expenses were approximately $1.4 million.

     In April 1996, a consultant was issued options to purchase 300,000 shares for $1.00 per share. These were subsequently exercised for cash of $89,000, services valued at $42,429 and a non-interest bearing receivable totaling $168,571. Such receivable has been written off as an expense during 1997, as management deemed such amount to be uncollectible after many attempts to collect.

     In November 1996, a consultant was issued 100,000 shares in exchange for a fifteen month service agreement. Such shares were valued at $1.00 per share (the fair market value), with the resulting charge being amortized over the fifteen month term of the agreement, and the balance written off during 1997.

     During 1996, an aggregate of 70,000 other shares were issued for services to various parties, which were valued at their aggregate fair value of $15,000.


     In February 1997, 150,000 shares were issued to a consultant, which were valued at $1.00 per share, with the resulting charge expensed during 1997.

     In March 1997, a consultant was issued 10,000 options exercisable at $.01 per share, which resulted in a $10,000 expense charge.

     In September 1997, the Company issued 300,000 shares of common stock to a consultant. The Company recorded a charge of $150,000 for the fair value of the stock.


9. INITIAL PUBLIC OFFERING

     The Company completed an Initial Public Offering in November 1995, selling a total of 750,000 shares of common stock for $3.00 per share, and 1,725,000 warrants at $0.10 per warrant. The warrants initially entitled the holder to purchase one share of Company common stock at $3.00 per share through October 30, 2000. At December 31, 1996, the total number of shares issuable upon the exercise of such warrants has been increased to 2,756,917 and the exercise price has been adjusted to $2.53 per share pursuant to anti-dilution provisions. The warrants are redeemable by the Company at $0.05 per warrant, generally, upon the common stock achieving certain price levels. Net proceeds to the Company after underwriter discounts and other expenses were approximately $1.4 million. In connection with the public offering, the underwriter received warrants which allow for the purchase of (after adjustment for anti-dilution provisions) an aggregate 269,103 shares at $3.01 per share at December 31, 1997.


10. CONVERTIBLE NOTES

     In June 1996, the Company issued six month, unsecured, convertible notes with an aggregate face of amount of $622,500, which bear interest at the rate of 5% per annum, and are convertible into common stock at the rate of $1.50 per share. Through December 31, 1996, $352,500 in principal was converted into 235,000 shares of common stock. Another $150,000 in principal was repaid in January 1997, $60,000 was extended through June 1997 at an interest rate of 17.5% and $60,000 was presented for payment in March 1997 and became in default upon not being repaid by the Company on March 27, 1997.

     Costs associated with this financing, consisting of professional fees, aggregated approximately $252,000. Such costs were amortized to expense over the original term, with a pro rata amount of unamortized costs charged to paid in capital upon conversions to stock.


11. NOTE PAYABLE

     In November 1996, the Company borrowed $300,000 under an 18 month note payable bearing interest at 8% per annum. The note is secured by the personal guarantees of certain of the Companies principal shareholders, and will be secured by all the assets of the Company upon the satisfaction of the Company's bank debt and release of the associated security interest. In connection with this borrowing, the Company issued 180,000 shares of common stock to the lender. In accordance with Accounting Principles Board Opinion No. 14, the proceeds were allocated between the debt and equity securities based on their relative fair value, resulting in a note discount of $96,000, which is being amortized to expense over the term of the note. The unamortized balance of the discount is $21,325 at December 31, 1997.

                      ROLLING PIN KITCHEN EMPORIUM, INC.
                              SEPTEMBER 30, 1998
                           CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)



                                         ASSETS
CURRENT ASSETS:
   Cash .............................................................................    $    146,171
   Accounts receivable -- trade .....................................................          70,854
   Inventories ......................................................................       3,008,646
   Prepaid expenses and other current assets ........................................          45,427
                                                                                         ------------
     TOTAL CURRENT ASSETS ...........................................................       3,271,098
PROPERTY AND EQUIPMENT ..............................................................         623,900
             REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO IDEN-
 TIFIABLE ASSETS ....................................................................         145,721
GOODWILL ............................................................................         988,129
OTHER ASSETS ........................................................................         249,134
                                                                                         ------------
                                                                                         $  5,277,982
                                                                                         ============
                             LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accounts payable and accrued expenses ............................................    $  1,586,588
   Notes payable ....................................................................       4,020,000
                                                                                         ------------
      TOTAL CURRENT LIABILITIES .....................................................       5,606,588
PUT OPTION ON WARRANTS ..............................................................         550,000
STOCKHOLDERS' DEFICIT:
   Cumulative preferred stock, par value $.01 per share; 1,000,000 shares authorized,
        320 shares redeemable, convertible and bearing a liquidation preference of
    $1,000 per share (net of discount of $80,000)....................................         240,000
     Common stock, par value $.01 per share, authorized: Class A-20,000,000 shares,
    Class B-155,000; issued and outstanding:
    Class A-1,522,041, Class B-154,951 ..............................................          16,770
   Additional paid-in-capital .......................................................          80,000
   Accumulated earnings (deficit) ...................................................      (1,215,376)
                                                                                         ------------
     TOTAL STOCKHOLDERS' DEFICIT ....................................................        (878,606)
                                                                                         ------------
                                                                                         $  5,277,982
                                                                                         ============



                See notes to consolidated financial statements.

                   ROLLING PIN KITCHEN EMPORIUM, INC.                                 GAYLORD COMPANIES, INC.
                                                                                        (DEBTOR-IN-POSSESSION)
                  CONSOLIDATED STATEMENT OF OPERATIONS                          CONSOLIDATED STATEMENT OF OPERATIONS
                               (UNAUDITED)                                                  (UNAUDITED)
                                                      For the Period              For the Period           For the Nine
                                                 August 12, 1998 through     January 1, 1998 through       Months ended
                                                    September 30, 1998           August 12, 1998        September 30, 1997
                                                -------------------------   -------------------------  -------------------
NET SALES ....................................        $     728,767                $ 1,454,274            $   2,475,892
COST OF GOODS SOLD, including store occupancy
 and delivery costs ..........................              436,628                  1,191,423                2,228,303
                                                      -------------                -----------            -------------
GROSS PROFIT .................................              292,139                    262,851                  247,589
                                                      -------------                -----------            -------------
OPERATING EXPENSES:
 Selling, general and administrative .........            1,076,415                    733,272                1,029,935
 Depreciation and amortization ...............               47,227                     47,382                   80,730
                                                      -------------                -----------            -------------
                                                          1,123,642                    780,654                1,110,665
                                                      -------------                -----------            -------------
OPERATING INCOME (LOSS) ......................             (831,503)                  (517,803)                (863,076)
                                                      -------------                -----------            -------------
OTHER INCOME (EXPENSE):
 Interest expense, net .......................             (184,842)                  (150,190)                (115,534)
                                                                                   -----------            -------------
 Amortization of debt discount ...............             (220,000)
 Franchise fees ..............................               20,969
                                                      -------------
                                                           (383,873)
                                                      -------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS ..................................           (1,215,376)                  (667,993)                (978,610)
   REORGANIZATION ITEM - PROFESSIONAL FEES                       --                   (200,609)                      --
                                                      -------------                -----------            -------------
LOSS BEFORE DISCONTINUED OPERATIONS ..........           (1,215,376)                  (868,602)                (978,610)
LOSS FROM DISCONTINUED OPERATIONS ............                   --                   (660,420)              (1,495,820)
GAIN ON DISPOSAL OF DISCONTINUED
 OPERATIONS ..................................                   --                  1,216,893                       --
                                                      -------------                -----------            -------------
      INCOME (LOSS) BEFORE EXTRAORDINARY
 GAIN ........................................           (1,215,376)                  (312,129)              (2,474,430)
                                                      -------------
    EXTRAORDINARY GAIN ON DEBT DISCHARGE .                       --                  1,472,215                       --
                                                      -------------                -----------            -------------
NET INCOME (LOSS) ............................           (1,215,376)                 1,160,086               (2,474,430)
 Preferred stock dividends ...................                   --                         --                  (27,000)
                                                      -------------                -----------            -------------
      NET INCOME (LOSS) TO COMMON SHARE-
 HOLDERS .....................................        $  (1,215,376)               $ 1,160,086            $  (2,501,430)
                                                      =============                ===========            =============
BASIC LOSS PER COMMON SHARE:
 Continuing ..................................        $       (0.72)               $     (0.22)           $       (0.26)
 Discontinued ................................                   --                    (  0.14)                 (  0.40)
 Extraordinary ...............................                   --                        .38                       --
                                                      $       (0.72)               $     (0.30)           $       (0.66)
                                                      =============                ===========            =============
     WEIGHTED AVERAGE COMMON SHARES USED                  1,676,992                  3,870,000                3,735,000
                                                      =============                ===========            =============


                See notes to consolidated financial statements.

                        ROLLING PIN KITCHEN EMPORIUM, INC.
                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                    (UNAUDITED)
                                                                For the Period
                                                           August 12, 1998 through
                                                              September 30, 1998
                                                          -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .....................................        $ (1,215,376)
   Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities, net of
  effects of acquisition:
  (Gain) loss from discontinued operations .............                  --
  Reorganization items .................................                  --
  Amortization of note discount ........................             220,000
  Extraordinary gain on debt discharge .................                  --
  Depreciation and amortization ........................              47,227
  Non cash imputed compensation expense ................                  --
  Preferred shares issued to settle payables ...........             320,000
  Changes in assets and liabilities:
   Decrease (increase) in accounts receivable ..........             (65,671)
   Decrease (increase) in other receivables ............                  --
   Decrease (increase) in inventory ....................            (333,204)
       Decrease (increase) in prepaid expenses and
     other assets ......................................             (30,000)
   Decrease (increase) in other assets .................             (74,836)
   Decrease (increase) in deferred income taxes ........                  --
   Increase (decrease) in accounts payable .............             799,263
    Increase (decrease) in sales and other taxes pay-
     able ..............................................                  --
   Increase (decrease) in other current liabilities ....                  --
                                                                ------------
           Net cash provided (used) by continuing
      operations .......................................            (332,597)
  Cash used for reorganization items ...................                  --
  Net cash provided by discontinued operations .........                  --
                                                                ------------
                 NET CASH PROVIDED (USED) BY
       CONTINUING OPERATIONS ...........................            (332,597)
                                                                ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash used for acquisition, net of cash acquired .......          (2,125,238)
 Purchase of property and equipment ....................                  --
                                                                ------------
                 NET CASH PROVIDED (USED) BY
       INVESTING ACTIVITIES ............................          (2,125,238)
                                                                ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid ........................................                  --
 Proceeds from notes payable ...........................           2,460,000
 Repayments of bank debt ...............................                  --
                                                                ------------
                 NET CASH PROVIDED (USED) BY
       FINANCING ACTIVITIES ............................           2,460,000
                                                                ------------
NET INCREASE (DECREASE) IN CASH ........................               2,165
CASH AT BEGINNING OF PERIOD ............................             144,006
                                                                ------------
CASH AT END OF PERIOD ..................................        $    146,171
                                                                ============



                                                                     GAYLORD COMPANIES, INC.
                                                                      (DEBTOR-IN-POSSESSION)
                                                               CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                           (UNAUDITED)
                                                                For the Period           For the Nine
                                                           January 1, 1998 through       Months ended
                                                               August 12, 1998        September 30, 1997
                                                          -------------------------  -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .....................................        $   1,160,086           $ (2,474,430)
   Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities, net of
  effects of acquisition:
  (Gain) loss from discontinued operations .............             (556,473)             1,495,820
  Reorganization items .................................              200,609                     --
  Amortization of note discount ........................                   --                     --
  Extraordinary gain on debt discharge .................           (1,472,215)                    --
  Depreciation and amortization ........................               80,730                141,967
  Non cash imputed compensation expense ................                   --                 82,724
  Preferred shares issued to settle payables ...........                   --                     --
  Changes in assets and liabilities:
   Decrease (increase) in accounts receivable ..........                9,935                    305
   Decrease (increase) in other receivables ............                   --                (27,851)
   Decrease (increase) in inventory ....................              112,005                163,347
       Decrease (increase) in prepaid expenses and
     other assets ......................................               41,254               (307,639)
   Decrease (increase) in other assets .................             (165,403)                    --
   Decrease (increase) in deferred income taxes ........                   --                398,196
   Increase (decrease) in accounts payable .............              (27,667)               628,865
    Increase (decrease) in sales and other taxes pay-
     able ..............................................                   --               (106,480)
   Increase (decrease) in other current liabilities ....                   --                246,274
                                                                -------------           ------------
           Net cash provided (used) by continuing
      operations .......................................             (617,139)               241,098
  Cash used for reorganization items ...................             (200,609)                    --
  Net cash provided by discontinued operations .........             (376,610)            (1,495,820)
                                                                -------------           ------------
                 NET CASH PROVIDED (USED) BY
       CONTINUING OPERATIONS ...........................           (1,194,358)            (1,254,722)
                                                                -------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash used for acquisition, net of cash acquired .......                   --                     --
 Purchase of property and equipment ....................                   --                (15,225)
                                                                -------------           ------------
                 NET CASH PROVIDED (USED) BY
       INVESTING ACTIVITIES ............................                   --                (15,225)
                                                                -------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid ........................................                   --                (27,000)
 Proceeds from notes payable ...........................            1,321,235                932,131
 Repayments of bank debt ...............................           (1,053,374)              (434,994)
                                                                -------------           ------------
                 NET CASH PROVIDED (USED) BY
       FINANCING ACTIVITIES ............................              267,861                470,137
                                                                -------------           ------------
NET INCREASE (DECREASE) IN CASH ........................             (926,497)              (799,810)
CASH AT BEGINNING OF PERIOD ............................            1,070,503                818,518
                                                                -------------           ------------
CASH AT END OF PERIOD ..................................        $     144,006           $     18,708
                                                                =============           ============


                See notes to consolidated financial statements.

                      ROLLING PIN KITCHEN EMPORIUM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1998

                                  (UNAUDITED)

     The accompanying financial statements are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial position and results of operations and cash flows. The results of operations for any interim period are not necessarily indicative of results to be achieved for a full fiscal year.


   1. Preferred Stock:

      During the period August 12, 1998 through September 30, 1998, the Company issued 320 shares of preferred stock in exchange for certain liabilities aggregating $320,000. The preferred stock pays no dividends and is redeemable at the Company's option under certain conditions. The preferred stock is convertible into common stock at 80% of the market value of the common stock, but only upon the Company completing a public offering. The Company has recorded a discount totaling $80,000 in connection with this beneficial conversion feature. This discount will be charged as a dividend at the time that the preferred stock first becomes convertible.

     The holders of the Convertible Series A Preferred Stock have the right to receive dividends of 6% per annum, payable in stock or cash at the Company's discretion at the time of conversion. The holders have the right to convert each share of Preferred Stock into Shares of Common Stock (based on $1,000 per share of Preferred Stock) equal to the lesser of (a) 80% of the five day average closing bid price for the Common Stock for the five trading days immediately preceding the shares are converted, or (b) 150% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading day period following the Company's completion of a secondary offering. The holders of the Convertible Series A Preferred Stock have demand registration rights.

     The Corporation reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Shares during the one hundred eighty (180) day period following August 14, 1998. In the event the Corporation exercises such right of redemption up to and including the one hundred twentieth (120th) day following August 14, 1998 it shall pay the stockholder, in U.S. currency, One Hundred Twenty-Five Percent (125%) of the face amount of the Shares being redeemed. In the event the Corporation exercises such right of redemption between the one hundred twenty-first (121st) day and the one hundred eightieth (180th) day following August 14, 1998 it shall pay the stockholder, in U.S. currency, One Hundred Thirty Percent (130%) of the face amount of the Shares being redeemed.

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors
AROPI, Incorporated

     We have audited the balance sheets of AROPI, Incorporated (an S corporation) as of June 30, 1998 and 1997, and the related statements of income, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AROPI, Incorporated as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




/s/ Smith & Radigan
------------------
Atlanta, Georgia
August 24, 1998

                              AROPI, INCORPORATED

                                 BALANCE SHEETS


                                    ASSETS



                                                                               June 30
                                                                --------------------------------------
                                                                        1998                 1997
                                                                --------------------   ---------------
CURRENT ASSETS
 Cash .......................................................       $     17,448        $     24,592
 Accounts receivable, less allowance for doubtful accounts of
   $15,000 in 1998 and $5,616 in 1997 .......................             49,845              78,319
 Prepaid expenses ...........................................              3,650               4,800
 Inventories ................................................          1,665,833           1,422,578
                                                                    --------------      ------------
   TOTAL CURRENT ASSETS .....................................          1,736,776           1,530,289

PROPERTY AND EQUIPMENT
 Fixtures, equipment and leasehold improvements .............        l,599,612             1,582,953
 Less allowance for depreciation ............................         (1,323,195)         (1,167,841)
                                                                    --------------      ------------
                                                                         276,417             415,112
OTHER ASSETS
 Deposits ...................................................                785                 785
  Non-competition agreement, net of accumulated amortization
   of $33,250 in 1998 and $23,750 in 1997 ...................             61,750              71,250
   Loan acquisition cost, net of accumulated amortization of
   $2,906 in 1998 and $224 in 1997 ..........................             15,868              18,550
                                                                    --------------      ------------
                                                                          78,403              90,585
                                                                    --------------      ------------
                                                                    $  2,091,596        $  2,035,986
                                                                    ==============      ============


                      LIABILITIES AND STOCKHOLDERS EQUITY



                                                                     June 30
                                                         -------------------------------
                                                              1998             1997
                                                         --------------   --------------
CURRENT LIABILITIES
 Line of credit ......................................     $   50,000       $   50,000
 Accounts payable ....................................        430,804          211,282
 Accrued expenses ....................................        120,905           93,395
 Current portion of long-term debt ...................        176,313          165,632
                                                           ----------       ----------
   TOTAL CURRENT LIABILITIES .........................        778,022          520,309

LONG-TERM DEBT
 Notes payable - bank ................................        283,903          360,000
 Notes payable - others ..............................         50,000           50,000
 Notes payable - former stockholder ..................        512,912          568,518
                                                           ----------       ----------
                                                              846,815          978,518
 Less current maturities .............................        176,313          165,632
                                                           ----------       ----------
                                                              670,502          812,886

STOCKHOLDERS' EQUITY:
 Common stock - no par value .........................        485,502          485,502
   Authorized - 10,000 shares
   Issued and outstanding - 372 shares
 Preferred stock, non-voting - no par value: .........              0                0
   Authorized - 10,000 shares
   Issued and outstanding - -0- shares
 Additional paid-in capital ..........................         78,600           78,600
 Retained earnings ...................................        578,970          638,689
                                                           ----------       ----------
                                                            1,143,072        1,202,791
 Less: Treasury stock ................................       (500,000)        (500,000)
                                                           ----------       ----------
                                                              643,072          702,791
                                                           ----------       ----------
                                                           $2,091,596       $2,035,986
                                                           ==========       ==========


                       See notes to financial statements.

                              AROPI, INCORPORATED

                             STATEMENTS OF INCOME



                                                              June 30
                                                   -----------------------------
                                                        1998            1997
                                                   -------------   -------------
NET SALES ......................................    $6,310,362      $6,572,905
COST OF SALES ..................................     3,134,668       3,407,466
                                                    ----------      ----------
                                                     3,175,694       3,165,439
OPERATING EXPENSES
 Selling expenses ..............................     1,577,796       1,580,177
 General and administrative expenses ...........     1,522,491       1,607,936
                                                    ----------      ----------
                                                     3,100,287       3,188,113
                                                    ----------      ----------
OPERATING INCOME (LOSS) ........................        75,407         (22,674)
OTHER INCOME (EXPENSE)
 Franchise fees ................................       466,519         587,469
 Franchise expenses ............................      (610,644)       (547,677)
 Other income ..................................        53,999          40,662
 Net loss on disposal of fixed assets ..........           -0-         (14,486)
                                                    ----------      ----------
                                                       (90,126)         65,968
                                                    ----------      ----------
 NET INCOME (LOSS) BEFORE INCOME TAXES .........       (14,719)         43,294
 INCOME TAXES ..................................           -0-           2,952
                                                    ----------      ----------
 NET INCOME (LOSS) .............................    $  (14,719)     $   40,342
                                                    ==========      ==========

                       See notes to financial statements.

                              AROPI, INCORPORATED

                      STATEMENTS OF STOCKHOLDER'S EQUITY



                                                     Common      Paid-In      Retained        Treasury
                                                     Stock       Capital      Earnings          Stock          Total
                                                  -----------   ---------   ------------   --------------   -----------
Stockholder's equity at June 30, 1996 .........    $485,502      $78,600     $ 598,347       $ (500,000)     $ 662,449
Net income for the year ended
 June 30, 1997 ................................         -0-          -0-        40,342              -0-         40,342
                                                   --------      -------     ---------       ----------      ---------
Stockholder's equity at June 30, 1997 .........     485,502       78,600       638,689         (500,000)       702,791
Distributions .................................         -0-          -0-       (45,000)             -0-        (45,000)
Net loss for the year ended
 June 30, 1998 ................................         -0-          -0-       (14,719)             -0-        (14,719)
                                                   --------      -------     ---------       ----------      ---------
Stockholder's equity at June 30, 1998 .........    $485,502      $78,600     $ 578,970       $ (500,000)     $ 643,072
                                                   ========      =======     =========       ==========      =========

                       See notes to financial statements.

                              AROPI, INCORPORATED

                           STATEMENTS OF CASH FLOWS



                                                                           For the Year Ended
                                                                                June 30,
                                                                      -----------------------------
                                                                           1998            1997
                                                                      -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ................................................    $  (14,719)     $   40,342
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization ..................................       167,536         215,763
   Loss on sale of fixed assets ...................................           -0-          14,486
   Decrease (increase) in:
    Accounts receivable ...........................................        28,474          35,595
    Inventory .....................................................      (243,255)        269,911
    Deposits ......................................................           -0-             250
    Prepaid expenses ..............................................         1,150          (4,800)
   Increase (decrease) in:
    Accounts payable and accrued expenses .........................       247,032        (133,048)
                                                                       ----------      ----------
    Total adjustments .............................................       200,937         398,157
                                                                       ----------      ----------
      Net cash provided by operating activities ...................       186,218         438,499
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of corporate fixed assets ...............................       (16,659)        (28,618)
 Receipts from sale of fixed assets ...............................           -0-          14,201
                                                                       ----------      ----------
      Net cash used by investing activities .......................       (16,659)        (14,417)
CASH FLOWS FROM FINANCING ACTIVITIES
 Increase (decrease) in obligations in excess of cash .............           -0-         (13,581)
 Proceeds from long-term borrowing ................................           -0-          75,358
 Repayments of long-term borrowing ................................      (131,703)       (427,979)
 Payment of loan acquisition costs ................................           -0-         (18,774)
 Repayments on line of credit-net .................................           -0-         (50,000)
 Distribution to stockholders .....................................       (45,000)            -0-
                                                                       ----------      ----------
      Net cash used by financing activities .......................      (176,703)       (434,976)
                                                                       ----------      ----------
INCREASE (DECREASE) IN CASH .......................................        (7,144)        (10,894)
CASH BALANCE AT BEGINNING OF YEAR .................................        24,592          35,486
                                                                       ----------      ----------
CASH BALANCE AT END OF YEAR .......................................    $   17,448      $   24,592
                                                                       ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid .....................................................    $   89,065      $  107,638
                                                                       ==========      ==========
Income taxes paid .................................................           -0-      $    2,593
                                                                       ==========      ==========

                       See notes to financial statements.

                              AROPI, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                 June 30, 1998


Note A -- Organization and Summary of Significant Accounting Policies


Organization


     AROPI, Incorporated ("the Company") was incorporated in Iowa in July, 1981. The Company operates thirteen retail stores in the eastern United States under the trade name of Rolling Pin Kitchen Emporium. These stores sell high quality kitchen utensils. There were also twenty-one franchised stores at June 30, 1998.


Income Taxes


     Effective July 1, 1994, the Company elected, with the unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company is not subject to federal and certain state corporate income taxes. Instead, the stockholder includes the Company's taxable income in his individual income tax return. Based on its financial position at July 1, 1994, the Company does not anticipate any significant liability for built-in-gains taxes.

     Income tax expense is recognized in the accompanying financial statements for taxes paid to states in which the Company conducts business that do not recognize S corporation status.


Revenue Recognition and Deferred Franchise Fees


     Revenue from sales of individual franchises is recognized when substantially all significant services to be provided by the Company have been performed. Generally these services include assistance in site selection, financing, advertising, training of personnel and provision of certain inventory and equipment to provide a turnkey operation. Fees received in advance of these services are recorded as deferred franchise fees. In addition to the initial fees for the above services, the Company receives continuing franchise fees based on a percentage of the franchise's gross revenues.


Inventories


     Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method.


Property and Equipment


     Property and equipment are stated at cost. Expenditures for new equipment and replacements or betterments are capitalized while expenditures for normal maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or charged to income.

     Depreciation for leasehold improvements is computed using the straight-line method over a period of ten years. Depreciation for fixtures and equipment is computed using the straight-line method and accelerated methods over the useful lives of the assets which range from three to seven years. Depreciation expense was $155,354 and $206,039 for the years ended June 30, 1998 and 1997, respectively.


Intangible Assets


     The Company is amortizing a non-competition agreement obtained from a former stockholder (Note B) over the ten-year term of the agreement using the straight-line method. Amortization expense was $9,500 for each of the years ended June 30, 1998 and 1997.

     The Company is amortizing loan acquisition costs over a seven-year term. Amortization expense was $2,682 for the year ended June 30, 1998 and $224 for the year ended June 30, 1997.

                              AROPI, INCORPORATED

                                 June 30, 1998

Note A -- Organization and Summary of Significant Accounting Policies
 -- (Continued)

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B -- Line of Credit and Long-Term Debt

     The Company has obtained a credit commitment from a bank in the amount of $250,000 to be used for working capital. At June 30, 1998, $50,000 had been drawn against the line of credit. The line of credit is secured by accounts receivable, fixed assets and inventory and guaranteed by the stockholder. Interest accrues on the working capital line at the prime rate plus one percent. The prime rate was eight and one-half percent at June 30, 1998. The line of credit is cross-collateralized with a note payable to the Small Business Administration, as described below.

     A summary of long-term debt is as follows:



                                                                                June 30,
                                                                        -------------------------
                                                                            1998          1997
                                                                        -----------   -----------
Notes Payable - Banks
   Note payable to the Small Business Administration through a bank as agent. The note is secured by accounts receivable and inventory and guaranteed by the stockholder. Principal and interest pay-
     ments of $7,430, including interest at 8.75%, are due monthly through May 2002. The note is cross-collateralized with the line
     of credit. .....................................................    $283,903      $360,000
                                                                         --------      --------
Notes Payable - Others
     Note payable to an individual bearing interest at 8% and payable
     in 1998. .......................................................      50,000        50,000
                                                                         --------      --------
Notes Payable - Former Stockholders
  Note payable to a former stockholder, bearing interest at 9%, pay-
     able in monthly principal and interest installments of $6,334
     through December 31, 2004. .....................................     372,998       413,435
                                                                           69,045        76,530
   Noncompetition agreement obligation to a former stockholder, evi-
     denced by a note payable, bearing interest at 9%, payable in monthly principal and interest installments of $1,203 through
     December 31, 2004. .............................................      70,869        78,553
                                                                         --------      --------
  Note payable to a former stockholder, bearing interest at 9%, pay-
     able in monthly principal and interest installments of $1,172
     through December 31, 2004. .....................................     512,912       568,518
                                                                         --------      --------
                                                                          846,815       978,518
Less current portion ................................................     176,313       165,632
                                                                         --------      --------
                                                                         $670,502      $812,886
                                                                         ========      ========

                              AROPI, INCORPORATED

                                 June 30, 1998

     Note B -- Line of Credit and Long-Term Debt  -- (Continued)

     Effective December 31, 1994, the Company repurchased one-hundred and seventy-four shares of its common stock, representing all holdings of the Company's stock by that individual, at a cost of $500,000. In connection therewith, the company executed a $500,000 note payable to the former stockholder and secured by the repurchased shares. Pursuant to the repurchase agreement, the repurchased shares will be held in escrow and will be released to the Company on a pro rata basis through December 2004 as payments are made on the note payable.


     Concurrent with the stock repurchase, the Company obtained the former stockholder's agreement not to compete with the Company for a period of ten years ending on December 31, 2004. In consideration for the former stockholder's noncompetition agreement, the Company executed a $95,000 note payable to the former stockholder. Also, concurrent with the stock repurchase, certain existing obligations payable to the former stockholder on or before June 30, 1998 were recast into a nine percent note payable in monthly installments through 2004. These obligations are also secured by the repurchased and escrowed shares.


     The Company incurred interest expense of $87,388 and $111,315 for the years ended June 30, 1998 and 1997, respectively, of which $48,908 and $49,661, respectively, was paid to the former stockholder.


     Future maturities of long-term debt are as follows:



  Year Ending        Former
   June 30,       Stockholder       Others        Total
--------------   -------------   -----------   -----------
     1999           $ 60,823      $115,490      $176,313
     2000             66,526        71,456       137,982
     2001             72,768        77,965       150,733
     2002             79,595        68,992       148,587
     2003             87,060           -0-        87,060
  Thereafter         146,140           -0-       146,140
                    --------      --------      --------
                    $512,912      $333,903      $846,815
                    ========      ========      ========

Note C -- Commitments


     The Company has entered into lease agreements for retail mall space for all of its company owned stores and for three of its franchised stores. The leases for the franchised stores have been assigned or subleased to the franchisees. The Company also leases space for its main office from the stockholder of the Company on a month-to-month basis with the monthly rental varying based on the prime rate. All leases for retail spaces provide for annual base rent plus additional charges for selected services and percentage rent based upon annual sales. The rent expense for office space and Company owned stores was $1,064,075 for the year ended June 30, 1998 and $1,108,633 for the year ended June 30, 1997. Rent paid to the stockholder was $43,650 for the year ended June 30, 1998 and $36,500 for the year ended June 30, 1997.


     The Company's future lease obligations for base rent for its company owned stores is as follows:



 Year Ending June 30,        Stores
----------------------   -------------
         1999             $  644,261
         2000                612,129
         2001                605,033
         2002                567,220
         2003                393,691
      Thereafter             265,787
                          ----------
                          $3,088,121
                          ==========

                              AROPI, INCORPORATED

                                 June 30, 1998

Note D -- Employee Benefit Plans

     The Company sponsors a 401(k) plan which covers all eligible employees who work one thousand hours or more during the year. Under the plan, each participant has the right to defer up to fifteen percent of his or her compensation, not to exceed certain annual limits set by the Internal Revenue Service, by making a voluntary contribution to the plan. The Company's minimum required matching contribution is one-half of the first six percent of compensation deferred by the employee. Additional Company contributions are at the discretion of management. The Company made matching contributions of $16,687 and $19,894 and incurred additional plan expenses of $2,636 and $2,400 for the years ended June 30, 1998 and 1997, respectively.


Note E -- Subsequent Events

     Subsequent to year-end, the stockholder of the Company sold all outstanding shares of stock to a public company. Concurrent with the sale of stock, all outstanding notes payable were repaid.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

                         UNAUDITED PRO-FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro-forma condensed consolidated statements of operations present the pro-forma operating results of Rolling Pin Kitchen Emporium, Inc. (the "Company") and Aropi, Inc. "(Aropi") as if the acquisition of Aropi, which occurred on August 20, 1998 and is accounted for as a purchase business acquisition, had occurred on January 1, 1997. Additionally, the pro forma statements of operations include the operating results of the Company's predecessor, the Gaylord Companies, Inc. for the year ended December 31, 1997 and for the period from January 1, 1998 through to the date of its emergence from bankruptcy on August 12, 1998. Furthermore, the pro forma financial statements include adjustments to reflect the effects of fresh start accounting, which the Company adopted upon its emergence from bankruptcy, as if such accounting had been adopted on January 1, 1997. The financial statements of Aropi, which has a June 30 fiscal year end, have been recast for purposes of these pro formas to place them on common basis with those of the Company.

     The unaudited pro-forma condensed consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together from January 1, 1997 and fresh start accounting been adopted as of that date, nor may they be indicative of future operations. These unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the respective companies.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

      UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     NINE MONTHS ENDED SEPTEMBER 30, 1998





                                                     Rolling Pin            The Gaylord
                                               Kitchen Emporium, Inc.     Companies, Inc.
                                                  (August 12, 1998       (January 1, 1998
                                                         to                     to
                                                 September 30, 1998)     August 12, 1998)
                                              ------------------------  ------------------
NET SALES ..................................        $    728,767          $    1,454,274
COST OF GOODS SOLD .........................             436,628               1,191,423
                                                    ------------          --------------
GROSS PROFIT ...............................             292,139                 262,851
                                                    ------------          --------------
OPERATING EXPENSES:
 Selling, general and administrative .......           1,076,415                 733,272
 Depreciation and amortization .............              47,227                  47,382

                                                       1,123,642                 780,654
                                                    ------------          --------------
OPERATING INCOME (LOSS) ....................            (831,503)               (517,803)
                                                    ------------          --------------
OTHER INCOME (EXPENSE):
 Interest expense, net .....................            (184,842)               (150,190)
 Amortization of debt issue costs and
  discounts ................................            (220,000)                     --
 Franchise fees ............................              20,969                      --
 Franchise expenses ........................                  --                      --
                                                    ------------          --------------
                                                        (383,873)               (150,190)
                                                    ------------          --------------
LOSS FROM CONTINUING
 OPERATIONS ................................          (1,215,376)               (667,993)
REORGANIZATION -- PROFESSIONAL
 FEES ......................................                  --                (200,609)
                                                    ------------          --------------
LOSS BEFORE DISCONTINUED
 OPERATIONS ................................        $ (1,215,376)         $     (868,602)
                                                    ============          ==============
NET LOSS PER SHARE .........................        $      (0.72)
                                                    ============
WEIGHTED AVERAGE SHARES ....................           1,676,985
                                                    ============

                                                   Aropi, Inc.
                                                (January 1, 1998
                                                                      Pro-Forma Adjustments
                                                       to           --------------------------
                                                August 20, 1998)         Dr.           Cr.           Total
                                              --------------------  -------------  -----------  ---------------
NET SALES ..................................     $  3,250,304         $             $            $  5,433,345
COST OF GOODS SOLD .........................        1,497,606                                       3,125,657
                                                 --------------                                  ------------
GROSS PROFIT ...............................        1,752,698                                       2,307,688
                                                 --------------                                  ------------
OPERATING EXPENSES:
 Selling, general and administrative .......        1,819,357                                       3,629,044
 Depreciation and amortization .............           66,956(1)        38,000
                                                             (2)        68,000                        267,565
                                                 ---------------                                 ------------
                                                    1,886,313                                       3,896,609
                                                 --------------                                  ------------
OPERATING INCOME (LOSS) ....................         (133,615)                                     (1,588,921)
                                                 --------------                                  ------------
OTHER INCOME (EXPENSE):
 Interest expense, net .....................          (41,133)(3)      195,000                       (571,165)
 Amortization of debt issue costs and
  discounts ................................               -- (4)      330,000                       (560,000)
 Franchise fees ............................          203,979                                         224,948
 Franchise expenses ........................         (610,644)                                       (610,644)
                                                 --------------                                  ------------
                                                     (447,798)                                     (1,516,861)
                                                 --------------                                  ------------
LOSS FROM CONTINUING
 OPERATIONS ................................         (581,413)                                     (3,105,782)
REORGANIZATION -- PROFESSIONAL
 FEES ......................................               --                 (5)     200,609              --
                                                 --------------                                  ------------
LOSS BEFORE DISCONTINUED
 OPERATIONS ................................     $   (581,413)                                   $ (3,105,782)
                                                 ==============                                  ============
NET LOSS PER SHARE .........................                                                     $      (1.85)
                                                                                                 ============
WEIGHTED AVERAGE SHARES ....................                                                        1,676,985
                                                                                                 ============


                  See notes to pro-forma financial statements.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

      UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





                                                         The Gaylord
                                                       Companies, Inc.      Aropi, Inc.
                                                         (historical)       (historical)
                                                      -----------------  -----------------
NET SALES ..........................................    $   3,724,157       $ 6,397,922
COST OF GOODS SOLD .................................        3,508,874        3,231,302
                                                        -------------       -----------
GROSS PROFIT .......................................          215,283        3,166,620
                                                        -------------       -----------
OPERATING EXPENSES:
 Selling, general and administrative ...............          838,081        3,153,074
 Non-cash imputed stock compensation ...............          469,255               --
 Depreciation and amortization .....................          107,640                 (1)
                                                                                    --(2)
                                                                            ------------
                                                            1,414,976        3,153,074
                                                        -------------       ------------
OPERATING INCOME (LOSS) ............................       (1,199,693)          13,546
                                                        -------------       ------------
OTHER INCOME (EXPENSE):
 Interest expense, net .............................          (79,710)              --(3)
 Amortization of debt issue costs and discounts ....          (74,000)              --(4)
 Franchise fees ....................................               --          502,423
 Franchise expenses ................................               --         (542,787)
 Other - net .......................................          (37,977)          45,534
                                                        -------------       ------------
                                                             (191,687)           5,170
                                                        -------------       ------------
INCOME (LOSS) BEFORE INCOME TAXES ..................       (1,391,380)          18,716
 PROVISION FOR INCOME TAXES ........................         (400,649)              --
                                                        -------------       ------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS .......................................       (1,792,029)          18,716
        REORGANIZATION - PROFESSIONAL FEES                   (234,625)              --
                                                        -------------       ------------
INCOME (LOSS) BEFORE DISCONTINUED
  OPERATIONS .......................................       (2,026,654)          18,716
  PREFERRED STOCK DIVIDENDS .........................          (23,789)              --
                                                        -------------       ------------
          INCOME (LOSS) FROM CONTINUING
          OPERATIONS TO TO COMMON SHARE-
          HOLDERS ..................................    $  (2,050,443)      $   18,716
                                                        =============       ============
 NET LOSS PER SHARE ................................
 WEIGHTED AVERAGE SHARES ...........................

                                                        Pro-Forma Adjustments
                                                      --------------------------
                                                           Dr.           Cr.            Total
                                                      -------------  -----------  -----------------
NET SALES ..........................................    $             $             $  10,122,079
COST OF GOODS SOLD .................................                                    6,740,176
                                                                                    -------------
GROSS PROFIT .......................................                                    3,381,903
                                                                                    -------------
OPERATING EXPENSES:
 Selling, general and administrative ...............                                    3,991,155
 Non-cash imputed stock compensation ...............                                      469,255
 Depreciation and amortization .....................      50,000
                                                         100,000                          257,640
                                                                                    -------------
                                                                                        4,718,050
                                                                                    -------------
OPERATING INCOME (LOSS) ............................                                   (1,336,147)
                                                                                    -------------
OTHER INCOME (EXPENSE):
 Interest expense, net .............................     312,000                         (391,710)
 Amortization of debt issue costs and discounts ....     710,000                         (784,000)
 Franchise fees ....................................                                      502,423
 Franchise expenses ................................                                     (542,787)
 Other - net .......................................                                        7,557
                                                                                    -------------
                                                                                       (1,208,517)
                                                                                    -------------
INCOME (LOSS) BEFORE INCOME TAXES ..................                                   (2,544,664)
 PROVISION FOR INCOME TAXES ........................                                     (400,649)
                                                                                    -------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS .......................................                         --        (2,945,313)
        REORGANIZATION - PROFESSIONAL FEES                      (5)     234,625                --
                                                                                    -------------
INCOME (LOSS) BEFORE DISCONTINUED
  OPERATIONS .......................................                                   (2,945,313)
  PREFERRED STOCK DIVIDENDS .........................                                     (23,789)
                                                                                    -------------
          INCOME (LOSS) FROM CONTINUING
          OPERATIONS TO TO COMMON SHARE-
          HOLDERS ..................................                                $  (2,969,102)
                                                                                    =============
 NET LOSS PER SHARE ................................                                $       (1.77)
 WEIGHTED AVERAGE SHARES ...........................                                =============
 WEIGHTED AVERAGE SHARES ...........................                                    1,676,985
                                                                                    =============


                  See notes to pro-forma financial statements.

                      ROLLING PIN KITCHEN EMPORIUM, INC.

                    NOTES TO UNAUDITED PRO-FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


     On August 21, 1998, the Company acquired Aropi, Inc., an Atlanta, Georgia based chain retailer of kitchen products, in a purchase business acquisition. The purchase price was $2,651,725, of which $1,290,317 went to the seller, composed of $790,317 in cash and two convertible promissory notes of $250,000 each. The remaining $1,361,408 was used to pay off certain indebtedness of the seller. Acquisition costs were approximately $75,000. The fair value of assets acquired was approximately $2,400,000 and the fair value of liabilities assumed was approximately $679,000. Goodwill recorded on the acquisition was $1,004,877, and is amortized over ten years.


     The acquisition was financed with a second financing from Liberty-Bidco in the amount of $700,000, under an amendment to the original $1,300,000 note, and the balance under a new $2,000,000 loan facility with Greenfield Financial Corp., $500,000 of which is due on December 31, 1998 and $1,500,000 due on January 29, 1999. The Liberty-Bidco debt matures on January 1, 1999. All the above debt bears interest and three percentage points over prime.

     The following pro-forma adjustments are included in the accompanying unaudited pro-forma condensed consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998:

        (1) To record amortization of the reorganization value in excess of amounts allocable to identifiable assets over a 3 year term for the respective periods.

        (2) To record amortization of the goodwill resulting from the Aropi acquisition over a 10 year term for the respective periods.

        (3) To record interest expense on the approximately $2,600,000 of additional debt arising from the acquisition for the respective periods.

        (4) To amortize the $550,000 debt discount and $160,000 in financing fees recorded on the initial Liberty-Bidco financing.

        (5) To eliminate reorganization related expenses.

                   [Photographs of various store locations]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       The Company has not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date hereof.



                     -----------------------------------
                               TABLE OF CONTENTS

                                  PROSPECTUS




                                                Page
                                             ---------
Summary ..................................        3
Risk Factors .............................        7
The Company ..............................       13
Use of Proceeds ..........................       14
Dividend Policy ..........................       14
Capitalization ...........................       15
Dilution .................................       16
Price Range of Common Stock ..............       17
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ............................       18
Business .................................       26
Management ...............................       31
Certain Relationships and Related Party
   Transactions ..........................       36
Principal Stockholders ...................       38
Description of Securities ................       39
Shares Eligible for Future Sale ..........       42
Underwriting .............................       43
Legal Matters ............................       44
Experts ..................................       44
Additional Information ...................       44
Index to Financial Statements ............      F-1


                     -----------------------------------
       Until ------------ , 1998, (25 days after the date of this Prospectus) all dealers that buy, sell or trade these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               1,500,000 Shares









                                  Rolling Pin
                            Kitchen Emporium, Inc.



  [GRAPHIC OMITTED]

                                  Common Stock



                   ----------------------------------------
                                   PROSPECTUS
                   ----------------------------------------
                            Nutmeg Securities, Ltd.

                               495 Post Road East
                               Westport, CT 06880
                            Telephone: 203-226-1857
                               Fax: 203-226-5343





                           ----------------- , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, indemnifies, and advances expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses). The indemnification provided by the Company is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any person seeking indemnification by the Company is deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

     If the Delaware General Corporation Law is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any amendment, repeal or modification of such provision shall be prospective only and shall not adversely affect any right or protection of any of our directors existing at the time of such amendment, repeal or modification.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.


     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


         Filing Fee -- Securities and Exchange Commission .........       4,074
            Nasdaq Listing Fee ....................................       7,800
            Fees and Expenses of Accountants ......................      75,000
            Fees and Expenses of Counsel ..........................     250,000
            Printing Expenses .....................................      80,000
            Miscellaneous Expenses ................................      33,126
                                                                        -------
         Total ....................................................    $450,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


     Set forth below is certain information concerning all sales of securities by the Company within the past three years that were not registered under the Securities Act:

(i) Reorganization.


     Pursuant to the Plan of Reorganization, on August 12, 1998 the Company issued: (i) 1,522,041 shares of Common Stock, of which 1,383,691 shares were issued to the shareholders of HRAC and 138,350 were issued to other creditors with unsecured claims against the Predecessor Entity; (ii) 85,777 shares of Class B Common Stock to the holders of the Predecessor Entity's common stock;
(iii) 69,174 shares of Class B Common Stock to the holders of the Predecessor Entity's preferred stock; (iv) 52,573 New Warrants; (v) 92,595 Bidco Warrants; and (vi) 29,261 Individual Warrants. These shares and warrants were issued pursuant to Section 1145(a) of the Bankruptcy Code which exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if: (i) the securities are offered and sold under a plan of reorganization; (ii) the securities offered are these of the debtor or an affiliate of the debtor participating in a joint plan or of a successor to the debtor under the plan; and (iii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor, or principally in such exchange and partly for cash or property. The Company believes that it satisfied all of the requirements of
Section 1145(a) and as a result the securities and warrants issued pursuant to the Plan of Reorganization were exempt from registration under the Securities Act and state securities laws.

(ii) Private Placement.


     On August 14, 1998, certain debt instruments issued to Tom Pittarese and Christine Pittarese Guardians FBO Jennifer Pittarese under DTD June 18, 1998, Mark Quinn, Mike Snow and the Delacroix Foundation, Ltd. in a private placement while the Predecessor Entity was in bankruptcy were converted into 320 shares of Convertible Series A Preferred Stock of the Company that are immediately convertible into shares of Common Stock. Each share of the Convertible Series A Preferred Stock may be converted into shares of the Company's Common Stock (based on $1,000 per share of Preferred Stock) equal to the lessor of (a) 80% of the five day average closing bid price for the Common Stock for the five trading days immediately preceding the date the shares are converted, or (b) 150% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading day period following the Company's completion of a secondary offering. The Company did not receive compensation pursuant to the conversion of the debt instruments into the shares of Convertible Series A Preferred Stock. The holders of the Convertible Series A Preferred Stock have piggyback registration rights. As a result, the Company will redeem the 275 shares of Convertible Series A Preferred Stock held by the Delacroix Foundation, Ltd. at the time of the Offering for a redemption premium of 25% over the $1,000 par value of such shares. The offer and sale of the securities were exempt from registration under the Securities Act in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

(iii) Warrants.

     In August, 1998, the Company granted the following warrants; (i) Bidco received a warrant to purchase 92,595 shares of Common Stock, exercisable at $0.01 per share, in connection with the Loan Agreement; (ii) Bidco also received a warrant to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price, in connection with the First Amendment;
(iii) Greenfield received a warrant to purchase 40,602 shares of Common Stock, exercisable at 165% of the public offering price in connection with the Loan and Security Agreement; (iv) JRP Consulting Corp. ("JRP") received a warrant to purchase 23,737 shares of Common Stock and a second warrant to purchase 25,386 shares of Common Stock each exercisable at 165% of the public offering price;
(v) DLM Asset Management and Spinnernet Financial Services, Ltd. received warrants to purchase an aggregate of 8,875 shares of Common Stock, exercisable at 165% of the public offering price; and (vi) Laux, Holmes & Company ("Laux") received a warrant to purchase 23,737 shares of Common Stock and a second warrant to purchase 25,386 shares of Common Stock each exercisable at 165% of the public offering price. These warrants were issued as part of the financing arrangements with Bidco and Greenfield and, as such, did not involve additional compensation to the Company. In November 1998, the Company granted Laux and JRP warrants to purchase an aggregate of 6,000 shares of Common Stock, exercisable at 165% of the public offering price, as consideration for the termination of the redemption provisions in the warrants that each of those entities received in August 1998. The Company did not receive any compensation for such warrants. The offer and sale of the securities were exempt from registration under the Securities Act in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

ITEM 27. EXHIBITS.

EXHIBIT

  ** 1.1        Form of Underwriting Agreement.
 *** 2.1        Stock Purchase Agreement, dated as of August 20, 1998, among Home Retail Holdings, Inc., Glenn
                Kaas and Aropi, Incorporated.
  ** 2.2        Amended Plan of Reorganization of Gaylord Companies, Inc., The Cookstore, Inc., and The Cookstore
                Worthington, Inc., dated June 24, 1998.
  ** 2.3        Disclosure Statement to the Amended Plan of Reorganization.
 *** 3.1        Amended and Restated Certificate of Incorporation of the Company.
 *** 3.2        Amended and Restated Bylaws of the Company.
   * 4.1        Specimen of Stock Certificate.
  ** 4.2        Form of Underwriters' Warrant.
  ** 4.3        Bidco Warrant, dated August 12, 1998.
 *** 4.4        New Bidco Warrant, dated August 20, 1998.
 *** 4.5        Greenfield Warrant dated August 20, 1998.
   * 4.6        Form of Redeemable Warrant Agreement, dated November __, 1998, by and between Rolling Pin
                Kitchen Emporium, Inc. and Continental Stock Transfer & Title.
 *** 4.7        Form of Individual Warrants.
  ** 4.8        Warrant, dated August 20, 1998, issued to JRP Consulting Corp. for the purchase of 23,737 shares of
                Common Stock.
  ** 4.9        Warrant, dated August 20, 1998, issued to JRP Consulting Corp. for the purchase of 25,386 shares of
                Common Stock.
  ** 4.10       Warrant, dated August 20, 1998, issued to Laux, Holmes & Company for the purchase of 23,737 shares of Common Stock.
  ** 4.11       Warrant, dated August 20, 1998, issued to Laux, Holmes & Company for the purchase of 25,386 shares of Common Stock.
   * 4.12       Amendment to Common Stock Warrant, dated August 20, 1998.
   * 4.13       Form of Second Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between
                Home Retail Holdings, Inc. and Liberty Bidco Investment Corporation.
   * 4.14       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and JRP Consulting Corp.
   * 4.15       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and JRP Consulting Corp.
   * 4.16       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Laux, Holmes & Company.
   * 4.17       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Laux, Holmes & Company.

EXHIBIT

   * 4.18       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Liberty Bidco Investment Corporation.
   * 4.19       Form of Amendment to Common Stock Warrant, dated as of November 25, 1998, between Home Retail Holdings, Inc.
                and Greenfield Commercial Credit, L.L.C.
   * 4.20       Form of Warrant to be issued to JRP Consulting Corp. for the purchase of 3,000 shares of Common
                Stock.
   * 4.21       Form of Warrant to be issued to Laux, Holmes & Company for the purchase of 3,000 shares of
                Common Stock.
     4.22       Form of Warrant to be issued to DLM Asset Management for the purchase of 4,375 shares of
                Common Stock.
     4.23       Form of Warrant to be issued to Spinnernet Financial Services, Ltd. for the purchase of 4,500 shares of
                Common Stock.
   *  5.1       Opinion of Brown & Wood LLP, as to the legality of the securities being registered.
 *** 10.1       Form of 1998 Equity Incentive Plan.
 *** 10.2       Business Loan Agreement With Covenants, dated August 12, 1998, among Home Retail Holdings, Inc.,
                The Cookstore Worthington, Inc. and Liberty Bidco Investment Corporation.
 *** 10.3       First Amendment to Loan Agreement, dated August 20, 1998, among Liberty Bidco Investment
                Corporation, Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc., and
                Aropi, Incorporated.
 *** 10.4       Loan and Security Agreement, dated August 20, 1998, among Greenfield Commercial Credit, L.L.C.,
                Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc., and Aropi,
                Incorporated.
 *** 10.5       Employment Agreement, entered into as of August 20, 1998, between Home Retail Holdings, Inc. and
                Glenn Kaas.
   * 10.6       Second Amendment to Business Loan Agreement with Covenants, dated November 1, 1998, by and among Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc. and Liberty
                Bidco Investment Corporation. and Glenn Kaas.
   * 10.7       Promissory Note, dated September 30, 1998 by Rolling Pin Kitchen Emporium, Inc. to Gabledon, Ltd.
                in the amount of $300,000.
   * 10.8       Promissory Note, dated September 30, 1998 by Rolling Pin Kitchen Emporium, Inc. to Baraja, Inc. in
                the amount of $200,000.
     10.9       First Amendment to Loan and Security Agreement, dated as of November 25, 1998, by and among
                Rolling Pin Kitchen Emporium, Inc., Guarantors listed on the signature page and Greenfield Commercial
                Credit, L.L.C.
 *** 21         List of Subsidiaries.
     23.1       Consent of Feldman Sherb Ehrlich & Co., P.C., as certified public accountants.
     23.2       Consent of Smith & Radigan, as certified public accountants.
   * 23.3       Consent of Counsel (filed under Exhibit 5.1).
 *** 24         Power of Attorney (included in signature page).
     27.1       Financial Data Schedule (December 31, 1997).
     27.2       Financial Data Schedule (September 30, 1998).

------------

  * Previously filed on December 1, 1998.
 ** Previously filed on November 4, 1998.
*** Previously filed on September 16, 1998.

ITEM 28. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (iii) Include any additional or changed material information on the plan of distribution.

     (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant also hereby undertakes that, for determining any liability under the Securities Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on December 4, 1998.


                                     ROLLING PIN KITCHEN EMPORIUM, INC.



                                     By: /s/ JOHN D. CRITSER
                                         -------------------------------------
                                         President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.





                     Name                                         Title                           Date
---------------------------------------------   ----------------------------------------   ------------------
     /s/ JOHN D. CRITSER                        President, Chief Executive Officer and     December 4, 1998
-------------------------------                    Director
      John D. Critser


    /s/ GERALD M.  CZARNECKI                    Chairman of the Board and Director         December 4, 1998
-------------------------------
       Gerald M. Czarnecki


      /s/ GREG E. DUKOFF                        Secretary, Interim Chief Financial         December 4, 1998
-------------------------------                    Officer and Director
        Greg E. Dukoff                             (Principal Accounting Officer)


  /s/ DAVID E. DANOVITCH                        Director                                   December 4, 1998
-------------------------------
      David E. Danovitch


  /s/ DANIEL T. GUILFOILE                       Director                                   December 4, 1998
-------------------------------
      Daniel T. Guilfoile


  /s/ GEORGE P. LUCACI                          Director                                   December 4, 1998
-------------------------------
     George P. Lucaci



 /s/ THOMAS L. TUTTLE                           Director                                   December 4, 1998
-------------------------------
     Thomas L. Tuttle






                                 EXHIBIT INDEX

Exhibit
Number           Description
----------      ----------------------------------------------------------------------------------------------------

  ** 1.1        Form of Underwriting Agreement.
 *** 2.1        Stock Purchase Agreement, dated as of August 20, 1998, among Home Retail Holdings, Inc., Glenn
                Kaas and Aropi, Incorporated.
  ** 2.2        Amended Plan of Reorganization of Gaylord Companies, Inc., The Cookstore, Inc., and The Cookstore
                Worthington, Inc., dated June 24, 1998.
  ** 2.3        Disclosure Statement to the Amended Plan of Reorganization.
 *** 3.1        Amended and Restated Certificate of Incorporation of the Company.
 *** 3.2        Amended and Restated Bylaws of the Company.
   * 4.1        Specimen of Stock Certificate.
  ** 4.2        Form of Underwriters' Warrant.
  ** 4.3        Bidco Warrant, dated August 12, 1998.
 *** 4.4        New Bidco Warrant, dated August 20, 1998.
 *** 4.5        Greenfield Warrant dated August 20, 1998.
   * 4.6        Form of Redeemable Warrant Agreement, dated November __, 1998, by and between Rolling Pin
                Kitchen Emporium, Inc. and Continental Stock Transfer & Title.
 *** 4.7        Form of Individual Warrants.
  ** 4.8        Warrant, dated August 20, 1998, issued to JRP Consulting Corp. for the purchase of 23,737 shares of
                Common Stock.
  ** 4.9        Warrant, dated August 20, 1998, issued to JRP Consulting Corp. for the purchase of 25,386 shares of
                Common Stock.
  ** 4.10       Warrant, dated August 20, 1998, issued to Laux, Holmes & Company for the purchase of 23,737 shares of Common Stock.
  ** 4.11       Warrant, dated August 20, 1998, issued to Laux, Holmes & Company for the purchase of 25,386 shares of Common Stock.
   * 4.12       Amendment to Common Stock Warrant, dated August 20, 1998.
   * 4.13       Form of Second Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between
                Home Retail Holdings, Inc. and Liberty Bidco Investment Corporation.
   * 4.14       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and JRP Consulting Corp.
   * 4.15       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and JRP Consulting Corp.
   * 4.16       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Laux, Holmes & Company.
   * 4.17       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Laux, Holmes & Company.
   * 4.18       Form of Amendment to Common Stock Purchase Warrant, dated as of November 25, 1998, between Home
                Retail Holdings, Inc. and Liberty Bidco Investment Corporation.
   * 4.19       Form of Amendment to Common Stock Warrant, dated as of November 25, 1998, between Home Retail Holdings, Inc.
                and Greenfield Commercial Credit, L.L.C.
   * 4.20       Form of Warrant to be issued to JRP Consulting Corp. for the purchase of 3,000 shares of Common
                Stock.
   * 4.21       Form of Warrant to be issued to Laux, Holmes & Company for the purchase of 3,000 shares of
                Common Stock.
     4.22       Form of Warrant to be issued to DLM Asset Management for the purchase of 4,375 shares of
                Common Stock.
     4.23       Form of Warrant to be issued to Spinnernet Financial Services, Ltd. for the purchase of 4,500 shares of
                Common Stock.
   *  5.1       Opinion of Brown & Wood LLP, as to the legality of the securities being registered.
 *** 10.1       Form of 1998 Equity Incentive Plan.
 *** 10.2       Business Loan Agreement With Covenants, dated August 12, 1998, among Home Retail Holdings, Inc.,
                The Cookstore Worthington, Inc. and Liberty Bidco Investment Corporation.
 *** 10.3       First Amendment to Loan Agreement, dated August 20, 1998, among Liberty Bidco Investment
                Corporation, Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc., and
                Aropi, Incorporated.
 *** 10.4       Loan and Security Agreement, dated August 20, 1998, among Greenfield Commercial Credit, L.L.C.,
                Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc., and Aropi,
                Incorporated.
 *** 10.5       Employment Agreement, entered into as of August 20, 1998, between Home Retail Holdings, Inc. and
                Glenn Kaas.
   * 10.6       Second Amendment to Business Loan Agreement with Covenants, dated November 1, 1998, by and among Home Retail Holdings, Inc., The Cookstore, Inc., The Cookstore Worthington, Inc. and Liberty
                Bidco Investment Corporation. and Glenn Kaas.
   * 10.7       Promissory Note, dated September 30, 1998 by Rolling Pin Kitchen Emporium, Inc. to Gabledon, Ltd.
                in the amount of $300,000.
   * 10.8       Promissory Note, dated September 30, 1998 by Rolling Pin Kitchen Emporium, Inc. to Baraja, Inc. in
                the amount of $200,000.
     10.9       First Amendment to Loan and Security Agreement, dated as of November 25, 1998, by and among
                Rolling Pin Kitchen Emporium, Inc., Guarantors listed on the signature page and Greenfield
                Commercial Credit, L.L.C.
 *** 21         List of Subsidiaries.
     23.1       Consent of Feldman Sherb Ehrlich & Co., P.C., as certified public accountants.
     23.2       Consent of Smith & Radigan, as certified public accountants.
    *23.3       Consent of Counsel (filed under Exhibit 5.1).
 *** 24         Power of Attorney (included in signature page).
     27.1       Financial Data Schedule (December 31, 1997).
     27.2       Financial Data Schedule (September 30, 1998).

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  * Previously filed on December 1, 1998.
 ** Previously filed on November 4, 1998.
*** Previously filed on September 16, 1998.